Exhibit 2.1

CONTRIBUTION AND EXCHANGE AGREEMENT

BY AND AMONG

SPECIAL DIVERSIFIED OPPORTUNITIES INC.,

STANDARD GENERAL MASTER FUND L.P.,

P STANDARD GENERAL LTD.

AND

STANDARD GENERAL FOCUS FUND L.P.

DATED AS OF NOVEMBER 25, 2016

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EXHIBIT A	Contributed Shares
EXHIBIT B	Interim Amended Charter
EXHIBIT C	Final Amended Charter
EXHIBIT D	Registration Rights Agreement

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CONTRIBUTION AND EXCHANGE AGREEMENT

THIS CONTRIBUTION AND EXCHANGE AGREEMENT, dated as of November 25, 2016 (this “Agreement”), is made by and among Special Diversified Opportunities Inc., a Delaware corporation (the “Company”), Standard General Master Fund L.P., a Cayman Islands limited partnership (“SG Master Fund”), P Standard General Ltd., a British Virgin Islands company (“PSG”) and Standard General Focus Fund L.P., a Delaware limited partnership (“SG Focus Fund” and, together with SG Master Fund and PSG, the “SG Parties” and each, a “SG Party”).

W I T N E S S E T H:

WHEREAS, each SG Party is the beneficial owner of, or has the contractual right to acquire beneficial ownership of prior to the Closing (as defined herein), certain shares of voting common stock, par value $0.01 par value per share (the “Turning Point Common Stock”) of Turning Point Brands, Inc., a Delaware corporation (“Turning Point”), including the number of shares of Turning Point Common Stock set forth opposite such SG Party’s name under the heading “Contributed Shares” on Exhibit A attached hereto (such SG Party’s “Contributed Shares”);

WHEREAS, the SG Parties have certain rights to cause the voting, investment and disposition (“Disposition Rights”) of certain shares of Turning Point Common Stock that are not Contributed Shares and are held by one or more third parties (“Additional Persons”), including the number of shares of Turning Point Common Stock set forth under the heading “Additional Shares” on Exhibit A attached hereto (the “Additional Shares”);

WHEREAS, the SG Parties and the Company desire for each SG Party to contribute its Contributed Shares, and cause certain Additional Shares subject to Disposition Rights to be contributed, to the Company in exchange for newly-issued shares of Class A Common Stock (as defined herein) at the Closing, upon the terms and subject to the conditions of this Agreement (the “Exchange”);

WHEREAS, the board of directors of the Company (the “Board of Directors”), acting upon the unanimous recommendation of the special committee (the “Special Committee”) formed to evaluate the Transaction (as defined herein), has determined that it is advisable and in the best interests of the Company and its stockholders to (i) immediately prior to the Closing, amend and restate the certificate of incorporation of the Company in substantially the form attached hereto as Exhibit B (the “Interim Amended Charter”), to provide for, among other things, (x) the reclassification (the “Reclassification”) of every ten (10) shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) into one (1) share of new class of common stock, par value $0.01 per share, designated as “Class A Common Stock” (the “Class A Common Stock”) and (y) the authorization for issuance of an additional class of common stock, par value $0.01 per share, designated as “Class B Common Stock” (the “Class B Common Stock”) (the “Interim Amendment”), (ii) at the Closing, consummate the Exchange, (iii) immediately following the Closing, distribute a dividend of one share of Class B Common Stock for each outstanding share of Class A Common Stock (the record date for such dividend to occur immediately following the completion of the Exchange) (the “Dividend”) and (iv) following the distribution of the Dividend, amend and restate the certificate of incorporation of the Company in substantially the form attached hereto as Exhibit C (such form, the “Final Amended Charter”, and such amendment and restatement, the “Final Amendment”, and, together with the Interim Amendment, the Exchange, the Dividend and the other transactions contemplated by this Agreement, the “Transaction”);

WHEREAS, the Board of Directors, acting upon the unanimous recommendation of the Special Committee, has (a) determined that this Agreement and the Transaction are advisable and in the best interest of the Company and its stockholders, (b) declared it to be advisable for the Company to enter into this Agreement and to consummate the Transaction, (c) duly approved this Agreement and the Transaction, which approval has not been rescinded or modified, (d) determined, pursuant to the Section 382 Rights Agreement, that the Transaction constitutes an “Exempt Transaction” and that the SG Parties constitute “Exempt Persons” with respect to the Transaction and (e) determined to recommend approval of the Interim Amendment and the Final Amendment to the Company’s stockholders and submit the Interim Amendment and the Final Amendment to the Company’s stockholders for consideration in accordance with this Agreement;

WHEREAS, as a condition and inducement to the SG Parties entering into this Agreement and incurring the obligations set forth herein, the Company and the SG Parties are entering into a Registration Rights Agreement in the form attached hereto as Exhibit D (as amended or modified from time to time, the “Registration Rights Agreement”) pursuant to which the SG Parties will, effective upon the Closing, have certain registration rights in respect to the shares of Class A Common Stock and Class B Common Stock owned by them; and

WHEREAS, for U.S. federal income Tax purposes, it is intended that the Exchange qualify as a transfer described in Section 351(a) of the Code and the Treasury regulations promulgated thereunder.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I

The Contribution and Exchange

Section 1.1           The Exchange; Exchange Ratio .

(a)          Subject to the terms and conditions set forth herein, at the Closing, each SG Party shall (i) contribute, convey, assign, transfer and deliver to the Company its Contributed Shares and (ii) cause to be contributed, conveyed, assigned, transferred and delivered to the Company the Additional Shares subject to such SG Party’s Disposition Rights, in exchange for the issuance by the Company to such SG Party (or, in the case of Additional Shares, the applicable Additional Person) of a number of fully paid and non-assessable shares of Class A Common Stock obtained by multiplying (x) the number of Contributed Shares to be contributed by such SG Party (or the number of Additional Shares contributed by the applicable Additional Person, as applicable) by (y) the Exchange Ratio. The “Exchange Ratio” shall be equal to the lesser of (a) the 30-Day Trailing Turning Point VWAP divided by the Pro Forma Book Value Per Share of the Company or (b) the 30-Day Trailing Turning Point VWAP divided by the 30-Day Trailing Company VWAP. The number of Contributed Shares may be increased, but not decreased, by each SG Party pursuant to Section 1.3(a)(i). The number of Additional Shares may be increased or decreased by each SG Party pursuant to Section 1.3(a)(i), provided that the number of Additional Shares may be decreased pursuant to Section 1.3 (a)(i) only to the extent that the number of Contributed Shares is increased by an equal amount.

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(b)         Any fraction of a share of Class A Common Stock issuable by the Company in the Exchange shall instead be rounded up to the nearest whole share if such fraction is equal to or greater than .5 and rounded down to the nearest whole share if such fraction is less than .5.

Section 1.2           Closing. Subject to the terms and conditions of this Agreement, the closing of the Exchange (the “Closing”) shall take place at 10:00 a.m., New York City time, on the second Business Day after satisfaction or (to the extent permitted by applicable Law) waiver of all of the conditions set forth in Article V (other than delivery of items to be delivered at the Closing and other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or (to the extent permitted by applicable Law) waiver of such conditions at the Closing) at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York, 10022, unless another time, date or place is agreed to in writing by the parties hereto. The date on which the Closing occurs is referred to herein as the “Closing Date.”

Section 1.3           Transactions to be Effected at the Closing.

(a)          At the Closing, each of the SG Parties shall:

(i)           deliver to the Company a certificate duly executed by an authorized officer of such SG Party (each, a “Closing Contribution Certificate”), setting forth (i) the number, if any, of additional shares of Turning Point Common Stock to be contributed by such SG Party in the Exchange, such shares to be deemed to be Contributed Shares for all purposes under this Agreement following delivery of the applicable Closing Contribution Certificate, and (ii) the number of Additional Shares subject to such SG Party’s Disposition Rights that such Applicable SG Party will cause to be contributed in the Exchange and the identity of each applicable Additional Person;

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(ii)          request that Turning Point instruct its designated transfer agent to credit the aggregate number of such SG Party’s Contributed Shares (and the aggregate number of any Additional Shares subject to such SG Party’s Disposition Rights that such SG Party will cause to be contributed in the Exchange) to the Company’s balance account with such transfer agent, with such accompanying instruments and documentation (including stock certificates, properly endorsed or accompanied by duly executed stock powers, as applicable) as may be required by such transfer agent to effect the transfer of such Contributed Shares and Additional Shares; and

(iii)         deliver to the Company each of the documents, certificates and items required to be delivered by such SG Party pursuant to Section 5.2.

(b)          At the Closing, the Company shall:

(i)           instruct its designated transfer agent to credit to each SG Party’s balance account with such transfer agent (or to any Additional Person’s balance account with such transfer agent, as applicable) a number of newly-issued, fully paid and non-assessable shares of Class A Common Stock equal to (subject to Section 1.1(b)) the product of (x) the number of Contributed Shares contributed to the Company by such SG Party at the Closing (or the number of Additional Shares contributed to the Company by any Additional Person at the Closing, as applicable), multiplied by (y) the Exchange Ratio, with such accompanying documentation as may be required by such transfer agent to effect the transfer of such shares of Class A Common Stock; and

(ii)          deliver to the SG Parties each of the documents, certificates and items required to be delivered by the Company pursuant to Section 5.3.

Section 1.4           The Dividend. Immediately following the Closing, the Company shall distribute the Dividend (which dividend shall have a record date immediately following the completion of the Exchange).

Section 1.5           Tax Treatment. For U.S. federal income Tax purposes, it is intended that the Exchange qualify as a transfer described in Section 351(a) of the Code and the Treasury regulations promulgated thereunder.

Section 1.6           Transfer Taxes. The Company shall be solely responsible for the timely payment of any sales, use, VAT, property transfer, documentary, stamp, registration, recording or similar Taxes and fees (“Transfer Taxes”) arising out of or in connection with or attributable to the Exchange. The Company and the SG Parties shall use reasonable efforts and cooperate in good faith to exempt the Exchange from any such Transfer Taxes. The Company shall prepare and timely file all Tax Returns required to be filed in respect of any such Transfer Taxes; provided, however, that in the event any such Tax Return requires execution by the SG Parties, the Company shall prepare and deliver to the SG Parties a copy of such Tax Return at least five Business Days before the due date thereof, and the SG Parties shall promptly execute such Tax Return and deliver it to the Company, which shall cause it to be filed.

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Article II

Representations and Warranties of the SG Parties

Each SG Party, severally, and not jointly or jointly and severally, represents and warrants to the Company that all of the statements contained in this Article II are true and correct as of the date of this Agreement, or if made as of a specified date, as of such date.

Section 2.1           Ownership of the Contributed Shares.

(a)          As of the date of this Agreement, such SG Party is the beneficial owner, or has the contractual right to acquire beneficial ownership prior to the Closing, of the Contributed Shares set forth opposite such SG Party’s name on Exhibit A, and, as of the Closing, such SG Party shall be the beneficial owner of such Contributed Shares. Such SG Party has as of the date of this Agreement, and will have as of the Closing, good and marketable title to the Contributed Shares owned by it as of such date, free and clear of all Liens other than Permitted Liens. The Contributed Shares to be delivered by such SG Party at the Closing shall be delivered by such SG Party to the Company free and clear of all Liens other than the Permitted Liens. With respect to any Additional Shares subject to such SG Party’s Disposition Rights, as of the Closing, the applicable Additional Person will have, as of the Closing, good and marketable title to such Additional Shares, free and clear of all Liens other than Permitted Liens. The Additional Shares to be delivered at the Closing shall be delivered by or on behalf of the applicable Additional Person to the Company free and clear of all Liens other than the Permitted Liens.

(b)          Such SG Party, and each Additional Person with respect to any Additional Shares subject to such SG Party’s Disposition Rights, is not a party to any Contract (i) restricting the purchase or transfer of, (ii) relating to the voting of, (iii) requiring the repurchase, redemption or disposition of, or (iv) containing any right of first refusal with respect to the Contributed Shares (or Additional Shares, as applicable) beneficially owned by it, in each case other than any Contract setting forth such SG Party’s Disposition Rights.

Section 2.2           Organization and Authority. Such SG Party is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction of its formation and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transaction. The execution, delivery and performance of this Agreement and the consummation by the SG Parties of the Transaction have been duly and validly authorized by all necessary corporate, partnership, limited liability company or other applicable action of such SG Party, and such SG Party has taken all other actions required by applicable Law and its Organizational Documents to consummate the Transaction. This Agreement has been duly and validly executed and delivered by such SG Party and, assuming due authorization, execution and delivery by the other parties hereto, is a legal, valid and binding obligation of such SG Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting the rights and remedies of creditors generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at Law).

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Section 2.3           No Conflict; Required Filings or Consents.

(a)          No Conflict. The execution, delivery and performance of this Agreement by such SG Party do not, and the consummation by such SG Party of the Transaction and compliance by such SG Party with the provisions of this Agreement will not, conflict with, result in any violation, breach of or default under (with or without notice or lapse of time, or both), require any consent, waiver or approval under, give rise to any right of termination, cancellation or acceleration of any right, obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets (including intangible assets) of such SG Party or any restriction on the conduct of any of the businesses or operations of such SG Party under (i) any of the Organizational Documents of such SG Party, (ii) any Contract to which such SG Party or its Contributed Shares are bound, (iii) any Contract to which any Additional Person or any Additional Shares subject to such SG Party’s Disposition Rights are bound or (iv) any SG Party Permit or, subject to the governmental filings and other matters referred to in Section 2.3(b), any Law applicable to such SG Party or its properties or assets, except in the case of clauses (ii)-(iv) as would not reasonably be likely to be, individually or in the aggregate, materially adverse to the ability of such SG Party to consummate the Transaction.

(b)          Required Filings or Consents. No consent, approval, Order or authorization or permit of, action by, or in respect of, or registration, declaration or filing with, or notification to any Governmental Authority is required to be made, obtained, performed or given by or with respect to such SG Party in connection with the execution, delivery and performance of this Agreement by such SG Party or the consummation by such SG Party of the Transaction, except for (i) compliance with, and filings under, the HSR Act, and any applicable filings or notifications under any other Competition Laws, (ii) such reports under, or other applicable requirements of, the Exchange Act and the Securities Act as may be required in connection with this Agreement and the Transaction and (iii) such consents, approvals, Orders, authorizations, permits, actions, registrations, declarations, filings or notifications, the failure of which to be made, obtained, performed or given as have not had and would not reasonably be likely to have, individually or in the aggregate, a material adverse effect on the ability of such SG Party to consummate the Transaction.

Section 2.4           Accredited Investor; Acquisition for Own Account.

(a)          Accredited Investor. Such SG Party (and each Additional Person with respect to any Additional Shares subject to such SG Party’s Disposition Rights) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement, has the ability to bear the economic risks of the investment and is an “accredited investor” as defined in Rule 501 (without regard to Rule 501(a)(4)) of Regulation D, promulgated under the Securities Act.

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(b)          Acquisition for Own Account. The shares of Class A Common Stock to be issued to such SG Party (and to any Additional Person with respect to any Additional Shares subject to such SG Party’s Disposition Rights) in the Transaction are being acquired for such SG Party’s (or such Additional Person’s, as applicable) own account and with no intention of distributing or reselling such shares of Class A Common Stock or any part thereof in any transaction that would be in violation of the securities Laws of the United States and any state of the United States, without prejudice, however, to the rights of such SG Party (or such Additional Person, as applicable) at all times to sell or otherwise dispose of all or any part of such shares of Class A Common Stock in a transaction that does not violate the Securities Act, under an effective registration statement under the Securities Act or under an exemption from such registration available under the Securities Act, and in compliance with other applicable state and federal securities Laws.

Section 2.5           Brokers and Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission that will be payable by the Company or its Subsidiaries in connection with the Transaction based upon arrangements made by or on behalf of such SG Party.

Section 2.6           Information Supplied. None of the information supplied or to be supplied by or on behalf of such SG Party specifically for inclusion in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement will, when it or any amendment or supplement is mailed to the Company’s stockholders and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing provisions of this Section 2.6, no representation or warranty is made by such SG Party with respect to information or statements made or incorporated by reference in the Proxy Statement or Form S-4 that (i) was not supplied by or on behalf of such SG Party specifically for inclusion or reference therein or (ii) relates to Turning Point.

Article III

Representations and Warranties of the Company

Except as set forth in the Company Disclosure Schedule, the Company represents and warrants to the SG Parties that all of the statements contained in this Article III are true and correct as of the date of this Agreement, or if made as of a specified date, as of such date.

Section 3.1           Organization .

(a)          Organization, Standing and Corporate Power. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction in which it is incorporated, and has all requisite corporate power and authority and all requisite approvals from any Governmental Authorities necessary to own, lease and operate its properties and assets and to carry on its business as currently conducted. The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature or conduct of its business or the ownership, leasing or operation of its properties and assets makes such qualification, licensing or good standing necessary, in each case in all but de minimis respects.

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(b)          Organizational Documents. The Company has delivered or made available to the SG Parties, prior to the execution of this Agreement, true, correct and complete copies of the Organizational Documents of the Company and each of its Subsidiaries, and each such instrument is in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of its Organizational Documents.

(c)          Subsidiaries. Except as set forth in Section 3.1(c) of the Company Disclosure Schedule, the Company does not have any direct or indirect Subsidiaries. All the outstanding shares of capital stock of, or other equity interest in, the Subsidiaries of the Company have been validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, in each case, (i) free and clear of all Liens (other than restrictions under applicable securities Laws), (ii) free of pre-emptive rights and (iii) free and clear of any other restriction on the right to vote or sell the same, except as may be provided as a matter of Law.

Section 3.2           Capital Structure of the Company. The Company represents and warrants that:

(a)          As of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 20,920,648 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”). As of the close of business on November 25, 2016, (i) 21,444,267 shares of Company Common Stock were issued and 21,037,640 shares of Company Common Stock were outstanding, (ii) no shares of Company Preferred Stock were issued and outstanding, (iii) 406,627 shares of Company Common Stock were held by the Company in its treasury, and (iv) no shares of Company Preferred Stock were held by the Company in its treasury. All of the outstanding shares of Company Common Stock have been duly authorized. All of the shares of Class A Common Stock to be issued in the Transaction have been duly authorized and will be, when issued in accordance with the terms hereof, validly issued, fully paid, non-assessable and free of pre-emptive rights. As of the date of this Agreement, except as set forth above or as disclosed in Section 3.2(a) of the Company Disclosure Schedule, there are no (A) shares of capital stock of the Company authorized, issued or outstanding, (B) existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, Contracts or binding commitments of any character, relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, any obligation of the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or to grant, extend or enter into any such option, warrant, call, subscription or other right, Contract or binding commitment or (C) outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of the Company or any of its Subsidiaries or Affiliates or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

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(b)          There are no contractual obligations for the Company or any of its Subsidiaries to file a registration statement under the Securities Act or which otherwise relate to the registration of any securities of the Company or its Subsidiaries under the Securities Act.

(c)          No bonds, debentures, notes or other evidences of Indebtedness or other obligations of the Company having the right to vote (or which bonds, debentures, notes or other evidences of Indebtedness or other obligations are convertible into or exercisable for Company Common Stock having the right to vote) on any matters on which stockholders may vote (“Company Voting Debt”) are issued or outstanding.

(d)          Except for the Transaction, there are no securities, options, warrants, calls, rights, commitments, Contracts or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which either of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, Company Voting Debt or other voting securities of the Company or any of its Subsidiaries, or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, Contract or undertaking.

(e)          Except for the Transaction, neither the Company nor any of its Subsidiaries is a party to any Contract (i) restricting the purchase or transfer of, (ii) relating to the voting of, (iii) requiring the repurchase, redemption or disposition of, or (iv) containing any right of first refusal with respect to, any capital stock of the Company or any of its Subsidiaries.

(f)           Other than the Subsidiaries listed in Section 3.1(c) of the Company Disclosure Schedule, the Company does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to make any loan to, or any equity or other investment in (in the form of a capital contribution or otherwise), any of its Subsidiaries or any other Person.

Section 3.3           Authority; No Conflict.

(a)          Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of the Company Stockholder Approval, to consummate the Transaction. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the Transaction, have been duly and validly authorized by all necessary corporate action on the part of the Company. The Company has taken all other actions required by applicable Law and its Organizational Documents, and no other corporate proceedings on the part of the Company are necessary, to authorize this Agreement or to consummate the Transaction, in each case, subject to receipt of the Company Stockholder Approval. This Agreement has been duly and validly executed and delivered by the Company. Assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting the rights and remedies of creditors generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at Law).

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(b)          Requisite Corporate Approval. The Board of Directors (acting upon the unanimous recommendation of the Special Committee) has (i) determined that this Agreement and the Transaction are advisable and in the best interests of the Company and its stockholders (other than the SG Parties), (ii) declared it to be advisable for the Company to enter into this Agreement and the Registration Rights Agreement and to consummate the Transaction, (iii) duly approved this Agreement, the Registration Rights Agreement and the Transaction, which approval has not been rescinded or modified (iv) determined, pursuant to the Section 382 Rights Agreement, that the Transaction constitutes an “Exempt Transaction” and that the SG Parties constitute “Exempt Persons” with respect to the Transaction and (v) determined to recommend approval of the Interim Amendment and the Final Amendment to the Company’s stockholders and submit the Interim Amendment and the Final Amendment to the Company’s stockholders for consideration in accordance with this Agreement.

(c)          Opinion of Financial Advisor. The Special Committee has received the opinion of its financial advisor, EP Securities LLC, to the effect that, as of the date of such opinion and based upon and subject to the assumptions made, matters considered and qualifications and limitations set forth in such opinion, the Exchange Ratio is fair to the Company from a financial point of view. The Company will provide the SG Parties with an informational copy of EP Securities LLC’s written opinion promptly following the execution of this Agreement, it being understood that none of the SG Parties shall have the right to rely on such opinion.

(d)          Voting Requirements. The (i) approval of the Interim Amendment by the holders of a majority of the issued and outstanding shares of Company Common Stock (the “Company Stockholder Approval”) and (ii) approval of the Final Amendment by the holders of at least two-thirds of the voting power of the then outstanding Voting Stock (as defined in the Interim Amended Charter) (the “Final Amendment Approval”) are the only votes of the holders of any class or series of capital stock of the Company that are required in connection with the Company’s execution, delivery or performance of this Agreement and consummation of the Transaction.

(e)          No Conflict. The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Transaction and compliance by the Company with the provisions of this Agreement will not, conflict with, result in any violation, breach of or default under (with or without notice or lapse of time, or both), require any consent, waiver or approval under, give rise to any right of termination, cancellation or acceleration of any right, obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets (including intangible assets) of the Company or any of its Subsidiaries or any restriction on the conduct of any of the businesses or operations of the Company or any of its Subsidiaries under (i) any of the Organizational Documents of the Company or any of its Subsidiaries, (ii) any Contract to which the Company, any of its Subsidiaries or any of their respective properties or assets are bound or (iii) any Company Permit or, subject to the governmental filings and other matters referred to in Section 3.3(f), any Law applicable to the Company or any of its Subsidiaries or their respective properties or assets, except in the case of clauses (ii) and (iii) as have not had and would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect.

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(f)           Required Filings or Consents. No consent, approval, Order or authorization or permit of, action by, or in respect of, or registration, declaration or filing with, or notification to any Governmental Authority is required to be made, obtained, performed or given by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the Transaction, except for (i) compliance with, and filings under, the HSR Act, and any applicable filings or notifications under any other Competition Laws, (ii) the filing with the SEC of (x) the Proxy Statement and (y) the registration statement on Form S-4 to be filed with the SEC by the Company in connection with the Transaction (the “Form S-4”), (iii) the information statement (as defined in Rule 14c-1 promulgated under the Exchange Act) to be filed with the SEC by the Company relating to the Final Amendment and the Final Amendment Approval (the “Information Statement”), (iv) such reports under, or other applicable requirements of, the Exchange Act and the Securities Act and the rules of the OTC Markets Group as may be required in connection with this Agreement or the Transaction and (v) such consents, approvals, Orders, authorizations, permits, actions, registrations, declarations, filings or notifications, the failure of which to be made, obtained, performed or given as have not had and would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect.

(g)          Anti-takeover. No takeover, anti-takeover, business combination, control share acquisition or similar Law (including the restrictions contained in Section 203 of the Delaware General Corporation Law) applies to the execution, delivery and performance of this Agreement by the Company or the consummation of the Transaction.

Section 3.4           Company SEC Reports; Information Supplied; No Undisclosed Liabilities.

(a)          Company SEC Reports.

(i)           Each report, registration statement, certification and definitive proxy statement which was required to be filed or furnished by the Company with the SEC since January 1, 2015 (the “Company SEC Reports”) did not at the time it was filed or furnished (and if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii)          As of the date of this Agreement, to the Knowledge of the Company, there are no unresolved SEC comments with respect to the Company SEC Reports.

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(iii)         The financial statements of the Company contained in the Company SEC Reports (A) were prepared in accordance with GAAP, applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), (B) fairly present, in all material respects, the financial position and consolidated results of operations and cash flows, as the case may be, of the Company and its Subsidiaries as of their respective dates or for the respective periods set forth therein, except that the unaudited interim financial statements were, are or will be subject to normal adjustments as will not be material to the Company and its Subsidiaries, taken as a whole, and (C) complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto.

(b)          Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company specifically for inclusion in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement will, when it or any amendment or supplement is mailed to the Company’s stockholders and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing provisions of this Section 3.4(b), no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Form S-4 or the Proxy Statement that was not supplied by or on behalf of the Company specifically for inclusion or reference therein.

(c)          No Undisclosed Liabilities. The Company and its Subsidiaries do not have any liabilities or obligations (accrued, absolute, contingent or otherwise), other than liabilities or obligations (i) that are reflected on, reserved against or disclosed in the notes to the Company’s consolidated balance sheet included in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2016, (ii) that are disclosed in Section 3.4(c) of the Company Disclosure Schedule or (iii) that are not material to the Company and its Subsidiaries taken as a whole.

Section 3.5           Absence of Certain Changes or Events. Since June 30, 2016, (i) the Company and its Subsidiaries have conducted their business in the ordinary course consistent with past practice, (ii) there has not been an event, occurrence, effect, change or circumstance that has had or would reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect, and (iii) the Company and its Subsidiaries have not taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 4.1, except in the case of the foregoing clauses (i) and (iii) for discussions and negotiations through the date hereof related to this Agreement and other potential strategic alliances and business acquisition transactions.

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Section 3.6           Accredited Investor; Acquisition for Own Account.

(a)          Accredited Investor. The Company has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement, has the ability to bear the economic risks of the investment and is an “accredited investor” as defined in Rule 501 (without regard to Rule 501(a)(4)) of Regulation D, promulgated under the Securities Act.

(b)          Acquisition for Own Account. The Contributed Shares and Additional Shares are being acquired for the Company’s own account and with no intention of distributing or reselling such Contributed Shares or Additional Shares or any part thereof in any transaction that would be in violation of the securities Laws of the United States and any state of the United States, without prejudice, however, to the rights of the Company at all times to sell or otherwise dispose of all or any part of such Contributed Shares or Additional Shares in a transaction that does not violate the Securities Act, under an effective registration statement under the Securities Act or under an exemption from such registration available under the Securities Act, and in compliance with other applicable state and federal securities Laws.

Section 3.7           OTCQB Listing. The Company Common Stock is currently eligible to be traded on the OTCQB marketplace and the Company is in compliance with Section 2.3 of the OTCQB listing standards. Except as set forth in Section 3.7 of the Company Disclosure Schedule, there is no Action pending or, to the Knowledge of the Company, threatened against the Company by the OTCQB or FINRA with respect to any intention by such entity to prohibit or terminate the listing of such securities thereon.

Section 3.8           Investment Company. Neither the Company nor any of its Subsidiaries is or, assuming (A) the Contributed Shares and the Additional Shares collectively represent at least more than fifty and one-tenth percent (50.1%) of the issued and outstanding shares of Turning Point Common Stock as of the Closing and (B) that Turning Point is not itself an “investment company” as defined under the Investment Company Act of 1940, following the consummation of the Transaction, will be an “investment company” as defined under the Investment Company Act of 1940, and neither the Company nor any of its Subsidiaries sponsors any Person that is such an investment company.

Section 3.9           Legal Proceedings; Orders. Except as set forth on Schedule 3.9, there are no, and since January 1, 2015 there have been no, lawsuits, proceedings or other Actions pending or threatened against the Company or its Subsidiaries. Neither the Company nor any or its Subsidiaries is subject to any judgment, decree or order of a Governmental Authority or in breach or violation of any such judgment, decree or order. There are no civil, criminal or administrative actions, suits, investigations or other Actions pending or threatened against the Company or any of its Subsidiaries that could prevent it from consummating the Transaction contemplated hereby or which would otherwise be material to the Company or its Subsidiaries.

Section 3.10         Brokers and Advisors. Except for fees and expenses payable to EP Securities LLC, which fees and expenses shall remain the obligation of the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transaction that will be payable by the Company or its Subsidiaries based upon arrangements made by or on behalf of the Company or its Subsidiaries.

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Section 3.11         Tax Matters.

(a)          The Company and each of its Subsidiaries have timely filed (taking into account any extension of time within which to file) all U.S. federal income Tax Returns and other material Tax Returns required to be filed by any of them, and all such Tax Returns are complete and accurate in all material respects;

(b)          the Company and each of its Subsidiaries have paid or caused to be paid all Taxes that are required to be paid by any of them, except with respect to matters contested in good faith and for which adequate reserves have been established on the financial statements of the Company and each of its Subsidiaries, respectively, in accordance with GAAP;

(c)          all Taxes required to be withheld by the Company or any of its Subsidiaries have been duly and timely withheld and such withheld Taxes have been either duly and timely paid to the proper Governmental Authority or properly set aside in accounts for such purposes;

(d)          there are no audits, examinations, investigations, proceedings or other Actions pending or threatened in writing in respect of U.S. federal income or other material Tax matters of the Company or any of its Subsidiaries;

(e)          none of the Company or any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law) occurring during the two-year period ending on the date hereof;

(f)           neither the Company nor any of its Subsidiaries has engaged in any “listed transaction” within the meaning of Section 6011 of the Code and the Treasury regulations promulgated thereunder;

(g)          neither the Company nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which was the Company) or any combined or affiliated group or unitary group of taxpayers, (B) has any liability for the Taxes of any Person (other than the Company or any of its present or former Subsidiaries) under Treasury regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), under any other provision of Law imposing joint liability for Taxes or members of a consolidated, affiliated, combined or unitary group, or under any tax sharing agreement, tax indemnity agreement, or any other similar agreement or (C) has made an election under Section 108(i) of the Code;

(h)          neither the Company nor any of its Subsidiaries has knowledge of any facts, agreements, plans or other circumstances or has taken or agreed to take any action that would reasonably be expected to prevent or impede the Exchange from qualifying as a transfer described in Section 351(a) of the Code and the Treasury regulations promulgated thereunder.

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Section 3.12         Employee Benefit Plans; Employees.

(a)          Except as set forth in Section 3.12(a) of the Company Disclosure Schedule, each Plan complies in all material respects with the applicable requirements of ERISA, the Code and other applicable Laws and has been maintained, administrated and operated in all material respects in accordance with its terms and all applicable Laws (including ERISA and the Code). There are no pending or, or to the Knowledge of the Company, threatened claims with respect to any Plan other than routine claims for benefits. None of the Plans is presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, the Department of Labor or any other Governmental Authority. Except as set forth in Section 3.12(a) of the Disclosure Schedule, the Company has no liabilities under any Plan.

(b)          The Company and its Subsidiaries are not and have never been required to contribute to any Multiemployer Plan or other Plan subject to Title IV of ERISA, Section 302 of ERISA, or Section 412 or 4971 of the Code. The Company and its Subsidiaries do not have any liability, including on behalf of any ERISA Affiliate of the Company, with respect to any Multiemployer Plan or any employee pension plan subject to Title IV of ERISA, Section 302 of ERISA, or Section 412 or 4971 of the Code.

(c)          Except as set forth in Section 3.12(c) of the Company Disclosure Schedule, no Plan provides for post-employment health or welfare benefits, other than coverage mandated by applicable Law.

(d)          Except as set forth in Section 3.12(d) of the Company Disclosure Schedule, none of the execution and delivery of this Agreement, the Company Stockholder Approval, or the consummation of the Transaction (either alone or in combination with another event) will: (i) trigger any increase in severance pay upon any termination of employment; (ii) cause any payment, compensation or benefit to become due, or increase in the amount of any payment, compensation or benefit due, to any current or former employee, director, or consultant of the Company or any of its Subsidiaries or any beneficiary thereof; (iii) result in the acceleration of the time of payment or vesting or mandate any funding (through a grantor trust or otherwise) of any compensation or benefits; (iv) result in any material obligation pursuant to any of the Plans; (v) result in any limitation or restriction on the right of the Company or any of its Subsidiaries to merge, amend or terminate any of the Plans; or (vi) result in the payment of any amount that, individually or in combination with any other such payment, would constitute an “excess parachute payment,” as defined in Section 280G(b)(1) of the Code. No person is entitled to receive any additional payment (including any tax gross-up or other payment) from the Company or any of its Subsidiaries as a result of the imposition of the excise taxes required by Section 4999 of the Code or any taxes required by Section 409A of the Code.

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(e)          The Company has one employee. There are no material disputes pending or, to the Knowledge of the Company, threatened between the Company or any of its Subsidiaries and any of their respective current or former employees, consultants, independent contractors or applicants for employment. The Company and its Subsidiaries are in material compliance with, and have no material liability with respect to, any applicable Laws respecting employment, employment practices, labor relations, employment discrimination, health and safety, terms and conditions of employment, classification of employees, employment of foreign nationals, or wages and hours (“Employment Matters”), and, except as set forth in Section 3.12(e) of the Disclosure Schedule, there is no Action pending or, to the Knowledge of the Company, threatened in writing by any Governmental Authority against the Company or any of its Subsidiaries in respect to any Employment Matters.

Section 3.13         Compliance with Laws; Permits; Environmental Matters.

(a)          The Company and its Subsidiaries are, and since January 1, 2011 have been, in compliance with all applicable Laws and are not under investigation with respect to any violation of any applicable Law. Since January 1, 2011, neither the Company nor any of its Subsidiaries has received any communication from any Governmental Authority or any other Person alleging that the Company or any of its Subsidiaries is in violation of, is not in compliance with or has liability under any applicable Law. There are no Actions pending or threatened against or affecting the Company or any of its Subsidiaries, and there are no outstanding orders, judgments, consent decrees, injunctions, determinations or awards against or affecting the Company or any of the Subsidiaries arising under any applicable Law

(b)          Except as set forth in Section 3.13(b) of the Company Disclosure Letter, (i) the Company and its Subsidiaries hold all of the Company Permits and are, and since January 1, 2011 have been, in compliance with the Company Permits, (ii) the Company Permits are valid and in full force and effect, (iii) neither the Company nor any of its Subsidiaries is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, any of the Company Permits and (iv) none of the Company Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the Transaction. Section 3.13(b) of the Company Disclosure Letter sets forth a list of each Company Permit and the issuing Governmental Authority.

(c)          No Release of Hazardous Substances has occurred at, on, above, under or from any properties currently or formerly owned, leased, operated or used by the Company, any of its Subsidiaries or any predecessors in interest that requires remedial action by the Company or any of its Subsidiaries or would reasonably be expected to result in liability to the Company or any of its Subsidiaries under any Environmental Law. The Company has made available to the SG Parties copies of all environmental assessments, investigations and studies in the possession, custody or control of the Company or any of its Subsidiaries, relating to properties or assets currently or formerly owned, leased, operated or used by the Company or any of its Subsidiaries.

Section 3.14         Affiliate Transactions. Except (a) as set forth in Section 3.14 of the Company Disclosure Letter and (b) Contracts between or among the Company and any of its wholly-owned Subsidiaries, neither the Company nor any of its Subsidiaries is party to any Contract or any other transaction with (i) any present or former employee, officer, director or equityholder of the Company or any of its Subsidiaries nor any immediate family members (including spouses) of any of the foregoing or (ii) any Affiliate of the Company or any holder of Company Common Stock (each, an “Affiliate Transaction”).

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Section 3.15         Material Contracts.

(a)          Section 3.15 of the Company Disclosure Letter contains a list of all Contracts material to the Company and its Subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party or any of their respective properties, assets or rights is bound.

(b)          Each Contract disclosed or required to be disclosed in Section 3.15 of the Company Disclosure Letter (each, a “Material Contract”) is a valid and binding agreement of the Company or a Subsidiary of the Company (as applicable) and is in full force and effect, and none of the Company, any Subsidiary of the Company or any other party thereto is in default or breach under (or is alleged to be in default or breach in any material respect under) the terms of, or has provided or received any notice of any intention to terminate, any such Material Contract, and no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default thereunder or result in a termination thereof or would cause or permit the acceleration of or other changes of or to any right or obligation or the loss of any benefit thereunder. Complete copies of each Material Contract (including all modifications and amendments thereto and waivers thereunder) have been made available to the SG Parties.

Article IV

Covenants

Section 4.1           Conduct of the Company’s Business. The Company agrees that, during the period from the date of this Agreement until the earlier of the Closing and the termination of this Agreement pursuant to its terms, except as (a) otherwise expressly permitted or required under or by this Agreement, (b) set forth in Section 4.1 of the Company Disclosure Schedule, (c) consented to by the SG Parties in writing (which consent shall not be unreasonably withheld, conditioned or delayed) or (d) required by any Law, the Company shall, and shall cause its Subsidiaries to, operate in the ordinary course of business consistent with past practice and shall not, and shall cause its Subsidiaries not to, take any action or fail to take any action, that if taken or failed to be taken during the period from the date of this Agreement until the earlier of the Closing and the termination of this Agreement pursuant to its terms, would (or which would be reasonably expected to) delay or impede the consummation of the Transaction. Without limiting the generality of the foregoing, except as otherwise expressly permitted or required by this Agreement or as consented to by the SG Parties in writing (which consent shall not be unreasonably withheld, conditioned or delayed), neither the Company nor any of its Subsidiaries shall:

(a)          adopt or propose any change to its Organizational Documents;

(b)          issue, pledge, dispose of, transfer or sell any capital stock, notes, bonds or other securities (or any option, warrant or other right to acquire the same), redeem, purchase or otherwise acquire any of the foregoing or effect any recapitalization, stock split, reclassification or like change in capitalization;

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(c)          (A) acquire, directly or indirectly, any business or equity interests of any other Person, (B) merge or consolidate with any other Person or (C) acquire, directly or indirectly, or lease, sell, assign, divest, transfer or otherwise dispose of any assets, properties or rights that would be material to the Company and its Subsidiaries, taken as a whole;

(d)          make any loans, advances, guarantees or capital contributions to or investments in any person;

(e)          create, incur, assume or guarantee any Indebtedness, or issue or sell any debt securities or warrants or other rights to acquire any debt security;

(f)           change any material method of accounting or accounting practice or policy used by the Company or any of its Subsidiaries, other than such changes as are required by GAAP or applicable Law;

(g)          make or authorize any payment of, or commitment for, capital expenditures;

(h)          (A) cancel, forgive, pay, discharge, satisfy, compromise, or settle any material Action, debt or obligation or (B) initiate any material Action;

(i)           enter into, amend, modify, terminate or waive any material right under any material Contract or Affiliate Transaction;

(j)           take any action if, as a result of such action, any representation or warranty of the Company hereunder would become untrue or inaccurate in any respect at, or as of any time prior to, the Closing;

(k)          declare or pay dividends or make distributions or other transfers;

(l)           except as required by applicable Law or the terms of any existing Plan or Contract, (A) increase in any manner the compensation or benefits of, or pay any bonus to, any employee of the Company or any of its Subsidiaries; (B) accelerate the vesting or payment of, or fund or in any other way secure the payment of, any compensation or benefits under any Plan or (C) adopt, enter into, terminate, amend, extend or renew any Plan;

(m)         make or change any material Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, amend any material Tax Return or file any claim for a material Tax refund, enter into any material closing agreement, settle any material Tax claim, audit or assessment or surrender any right to claim a material Tax refund, offset or other reduction in Tax Liability; or

(n)         agree or commit, in writing or otherwise, to do any of the foregoing.

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Notwithstanding the foregoing, the Company may continue to pursue various strategic alliance and business acquisition transactions in the ordinary course of business, consistent with past practice.

Section 4.2           Voting of Turning Point Common Stock by the SG Parties. Each SG Party agrees that, during the period from the date of this Agreement until the earlier of the Closing or the termination of this Agreement pursuant to its terms, except as consented to by the Company in writing (which consent shall not be unreasonably withheld, conditioned or delayed) or required by any Law, such SG Party shall not vote any shares, execute and deliver any written consent in lieu of any vote, or enter into any agreement to vote or execute and deliver a consent with respect to, any Contributed Shares or Additional Shares subject to such SG Party’s Disposition Rights in favor of any proposal to do any of the following:

(a)          amend or otherwise change the Organizational Documents of Turning Point that would, directly or indirectly:

(i)          make any change in the authorized or issued capital stock or other equity interests of Turning Point; or

(ii)         split, combine or reclassify any of the capital stock or other equity interests of Turning Point;

(b)          take any action that would, directly or indirectly, result in the sale (by merger, consolidation, sale of stock or assets, joint venture, license out, or other business combination) of all or substantially all of the assets of Turning Point;

(c)          take any action that would, directly or indirectly, result in the merger or consolidation of Turning Point or its Subsidiaries with any Person;

(d)          approve or adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, bankruptcy, merger or other reorganization of Turning Point; or

(e)          enter into or modify in any material respect any agreement with respect to the voting of the capital stock of Turning Point.

Notwithstanding anything in this Agreement to the contrary, (a) no SG Party makes any agreement or understanding herein in any capacity other than in its capacity as a beneficial owner of shares of Turning Point Common Stock, and (b) nothing herein shall be construed to limit or affect any action or inaction by any Affiliate, officer, director or direct or indirect equityholder of any SG Party acting in his or her capacity as a director of Turning Point or any Subsidiary thereof.

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Section 4.3           Company Stockholder Approval; Preparation of Form S-4 and Proxy Statement .

(a)          The Company shall, as promptly as practicable following the date on which the Form S-4 has been filed with the SEC, and, as soon as practicable following the effectiveness of the Form S-4, duly establish a record date for, call, give notice of, convene and hold a meeting of the Company’s stockholders (the “Company Stockholder Meeting”) for the purpose of voting upon the approval of the Interim Amendment. The Company shall solicit from the Company Stockholders proxies in favor of the Interim Amendment in accordance with Delaware Law, shall submit the Interim Amendment for a vote of the Company Stockholders at the Company Stockholder Meeting and shall use its best efforts to secure the Company Stockholder Approval at the Company Stockholder Meeting. The notice of such Company Stockholder Meeting shall state that a resolution to adopt the Interim Amendment shall be considered at the Company Stockholder Meeting. Subject to the provisions of Section 4.4(b), neither the Board of Directors nor the Special Committee shall fail to make, withhold, withdraw, amend or modify in a manner adverse to the SG Parties its recommendation to the Company’s stockholders for approval of the Interim Amendment.

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(b)          The Company shall prepare, and the Company shall file with the SEC as promptly as practicable, the proxy statement (the “Proxy Statement”) for use in connection with the solicitation of proxies from the Company’s stockholders for use at the Company Stockholder Meeting and the Form S-4, in which the Proxy Statement shall be included as a prospectus in connection with the registration under the Securities Act of the shares of Class A Common Stock and Class B Common Stock to be issued to Company’s stockholders (other than the SG Parties) in connection with the Transaction; provided, that prior to filing the Proxy Statement and Form S-4, the Company will provide drafts thereof to the SG Parties and their counsel, will give the SG Parties and their counsel reasonable time to review and comment thereon and will include any reasonable comments made by the SG Parties and their counsel in the Proxy Statement and Form S-4. Subject to the provisions of Section 4.4(b), the Proxy Statement shall include the Board of Directors’ recommendation to the Company’s stockholders for approval of the Interim Amendment. Each SG Party shall fully cooperate with the Company in the preparation of the Proxy Statement and Form S-4 and shall, upon request, furnish the Company with all information concerning it and its Affiliates as the Company may deem reasonably necessary or advisable in connection with the preparation of the Proxy Statement and Form S-4; provided, that in the event Turning Point does not provide such information to the SG Parties or instructs the SG Parties that information Turning Point has provided to the SG Parties may not be disclosed in the Proxy Statement or Form S-4, (a) to the extent that, to the Knowledge of the SG Parties, such information is not being made available for inclusion in the Proxy Statement or Form S-4, as the case may be, the SG Parties shall inform the Company thereof, and (b) the failure to provide such information of Turning Point shall not constitute a breach of this Section 4.3(b) by the SG Parties. The Company shall use its reasonable best efforts to cause the Form S-4 to be declared effective under the Securities Act as promptly as practicable after such filing (including by responding to comments of the SEC) and, prior to the effective date of the Form S-4, the Company shall take all action reasonably required to be taken under applicable securities laws in connection with the issuance of Class A Common Stock and Class B Common Stock. As promptly as practicable after the Form S-4 shall have become effective, the Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders (but in no event later than five Business Days following clearance of the effectiveness of the Form S-4). The Company shall not file with the SEC the Proxy Statement, the Form S-4 or any amendment or supplement thereto, and, to the extent permitted by Law, correspond or otherwise communicate in any material respect with the SEC or its staff with respect to the Proxy Statement and Form S-4 without providing the SG Parties and their counsel a reasonable opportunity to review and comment thereon or participate therein. The Company shall use its reasonable best efforts to take all actions required under any applicable federal or state securities or “blue sky” Laws and the rules of the OTC Markets Group in connection with the issuance of shares of Company Common Stock in the Transaction and the Company will pay all filing fees incident thereto. The Company shall (i) as promptly as practicable after receipt thereof, provide the SG Parties and their counsel with copies of any written comments, and advise the SG Parties and their counsel of any oral comments, with respect to the Proxy Statement or the Form S-4 (or any amendment or supplement thereto) received from the SEC or its staff, (ii) include in the Company’s written response to such comments any comments reasonably proposed by the SG Parties and their counsel, and (iii) provide the SG Parties and their counsel a reasonable opportunity to participate in any discussions or meetings with the SEC. The Company shall advise the SG Parties, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for an amendment or revisions to the Proxy Statement or the Form S-4 or any receipt of a request by the SEC or its staff for additional information in connection therewith. If at any time prior to the Company Stockholder Meeting the Company discovers any information relating to the Company, its Subsidiaries or any of its or their respective partners, members, stockholders, directors, or officers, which should be set forth in an amendment or supplement to either the Proxy Statement or the Form S-4 so that the Proxy Statement or the Form S-4, as the case may be, would not include a misstatement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company shall promptly (i) notify the SG Parties and (ii) prepare and file with the SEC an appropriate amendment or supplement to the Proxy Statement or Form S-4, as the case may be, describing such information and, to the extent required by applicable Law or the SEC or its staff, disseminate such information to the Company’s stockholders. The Company shall cause the Proxy Statement and the Form S-4 to comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. The Company shall notify the SG Parties promptly of the time when the Form S-4 has become effective, and of the issuance of any stop order or suspension of the qualification of the shares of Class A Common Stock or Class B Common Stock issuable in connection with the Transaction.

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Section 4.4           No Solicitation.

(a)          The Company shall immediately cease, and shall cause its Subsidiaries and Representatives to immediately cease, any discussions or negotiations with any Person that may be ongoing with respect to an Alternative Transaction, or any proposal that could be expected to lead to an Alternative Transaction, and shall request to have returned promptly any Confidential Information (as defined in the Confidentiality Agreement) that has been provided in any such discussion or negotiations. The Company shall not, shall not authorize or permit any of its Affiliates or any of its or their officers, directors or employees to, and shall use its reasonable best efforts to cause any investment banker, financial advisor, attorney, accountant or other representative (a “Representative”) retained by it or any of its Affiliates not to, directly or indirectly through another person, (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or knowingly take any other action designed to facilitate, any inquiries regarding, or the making of, any proposal the consummation of which would constitute or would reasonably be expected to lead to an Alternative Transaction or (ii) participate in any discussions or negotiations, or cooperate in any way with any person (or group of persons), with respect to any inquiries regarding, or the making of, any proposal the consummation of which would constitute or would reasonably be expected to lead to an Alternative Transaction, except to notify such person (or group of persons) as to the existence of the provisions of this Section 4.4; provided, however, that if and only if, at any time prior to receipt of the Company Stockholder Approval, the Board of Directors receives any such proposal that does not result from a material breach of this Section 4.4, subject to compliance with Section 4.4(c), the Company and its Representatives may (A) furnish information with respect to the Company and its Subsidiaries to the person (or group of persons) making such proposal and its Representatives (provided that all such information has previously been provided to the SG Parties or is provided to the SG Parties prior to or substantially concurrent with the time it is provided to such person) pursuant to a customary confidentiality agreement containing terms as to confidentiality generally no less restrictive than the terms of the Confidentiality Agreement, and (B) participate in discussions or negotiations regarding such proposal with the person (or group of persons)  making such proposal (and its Representatives and financing sources).  For purposes of this Agreement, “Alternative Transaction” means any of (i) a transaction or series of transactions pursuant to which any person or group of persons other than the SG Parties and its Affiliates (such person or group of persons, a “Third Party”), acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 15% of the outstanding shares of Company Common Stock or securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 15% or more of the voting power of the Company, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, consolidation, share exchange or similar transaction pursuant to which any Third Party acquires or would acquire, directly or indirectly, assets or businesses of the Company or any of its Subsidiaries representing 15% or more of the revenues, net income or assets (in each case on a consolidated basis) of the Company and its Subsidiaries taken as a whole, (iii) any transaction pursuant to which any Third Party acquires or would acquire, directly or indirectly, control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company and any entity surviving any merger or combination including any of them) of the Company or any of its Subsidiaries representing 15% or more of the revenues, net income or assets (in each case on a consolidated basis) of the Company and its Subsidiaries taken as a whole, or (iv) any disposition of assets to a Third Party representing 15% or more of the revenues, net income or assets (in each case on a consolidated basis) of the Company and its Subsidiaries, taken as a whole.

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(b)          Except as permitted by this Section 4.4(b), neither the Board of Directors nor any committee thereof shall (i) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, or fail to make, the approval or recommendation by such Board of Directors or such committee of the Interim Amendment, (ii) approve or recommend, or propose publicly to approve or recommend, any Alternative Transaction (any action in clause (i) or this clause (ii) being referred to as a “Recommendation Change”), provided, that nothing herein shall restrict or otherwise limit the Company from making accurate disclosure to its stockholders of factual information regarding the business, financial condition or results of operations of the Company or, so long as the Company provides the SG Parties with reasonable advance notice and a copy of the proposed disclosure, the fact that a proposal the consummation of which would constitute an Alternative Transaction has been made, the identity of the party making such proposal or the terms of such proposal (and such disclosure shall not be deemed to be a Recommendation Change), so long as the disclosure through which such factual information is conveyed is not contrary to or inconsistent with the recommendation of the Interim Amendment made by the Board of Directors; or (iii) cause or permit the Company or any of its Affiliates to enter into any letter of intent, agreement in principle, acquisition agreement or other agreement related to any Alternative Transaction or requiring, or reasonably likely to cause, the Company to terminate, delay or fail to consummate, or that would otherwise impede, interfere with or be inconsistent with, the consummation of the Interim Amendment, the Transaction or any other transaction contemplated by this Agreement (other than a confidentiality agreement referred to in Section 4.4(a)). Notwithstanding the foregoing, in the event that prior to receipt of the Company Stockholder Approval, the Board of Directors determines in good faith (and after consultation with outside counsel and a financial advisor of nationally recognized reputation, which shall include EP Securities LLC) that it has received a Superior Proposal, the Board of Directors may (subject to this and the following sentences) effect a Recommendation Change with respect to such Superior Proposal and terminate this Agreement in accordance with, and subject to, Section 6.1(f), but only prior to receipt of the Company Stockholder Approval and at a time that is after the fifth Business Day following the SG Parties’ receipt of written notice from the Company advising the SG Parties that the Board of Directors has received a Superior Proposal specifying the terms and conditions of such Superior Proposal, identifying the person making such Superior Proposal and stating that it intends to make a Recommendation Change; provided that in the event of a subsequent modification to the terms and conditions of such Superior Proposal, the Board of Directors may only effect a Recommendation Change after the third Business Day following the SG Parties’ receipt of written notice from the Company advising the SG Parties of the modification to such terms and conditions; and provided further that during such five or three Business Day notice period, as applicable, the Company engages (to the extent requested by the SG Parties) in good faith negotiations with the SG Parties to amend this Agreement in such a manner that the proposal to enter into an Alternative Transaction no longer constitutes a Superior Proposal.  For purposes of this Agreement, a “Superior Proposal” means any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a Third Party to enter into an Alternative Transaction (with all references to 15% in the definition of Alternative Transaction being treated as references to 50% for these purposes) that (A) did not result from a breach of Section 4.4(a), (B) is on terms that the Board of Directors determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation, which shall include EP Securities LLC) to be superior from a financial point of view to the Company’s stockholders to the transactions contemplated by this Agreement (including any changes to this Agreement that may be proposed by the SG Parties in response to such proposal to enter into an Alternative Transaction and the identity of the person making such proposal to enter into an Alternative Transaction), taking into account all relevant factors, including any break-up fees, expense reimbursement provisions, the form of consideration offered and the ability of the person making such proposal to obtain financing for such Alternative Transaction, and (C) is reasonably likely to be completed in a timely manner, taking into account all financial, regulatory, legal and other aspects of such proposal.  In addition, notwithstanding anything in this Agreement to the contrary, at any time prior to receipt of the Company Stockholder Approval, if the Board of Directors determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation, which shall include EP Securities LLC) that the failure to do so would be inconsistent with its fiduciary duties under applicable Law, the Board of Directors may effect a Recommendation Change in response to an Intervening Event, but only at a time that is after the fifth Business Day following the SG Parties’ receipt of written notice from the Company advising the SG Parties of all information with respect to any such Intervening Event and stating that it intends to make a Recommendation Change and providing its rationale therefor, provided that during such five Business Day notice period the Company engages (to the extent requested by the SG Parties) in good faith negotiations with the SG Parties to amend this Agreement in such a manner that obviates the need for the Board of Directors to effect a Recommendation Change in response to such Intervening Event.  The term “Intervening Event” shall mean a material event or change in circumstance that arises or occurs after the date of this Agreement that, prior to the date of this Agreement, was neither known nor foreseeable by the Board of Directors; provided, however, that in no event shall the receipt, existence or terms of an Alternative Transaction or any matter relating thereto or consequence thereof constitute an Intervening Event.

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(c)          In addition to the obligations of the Company set forth in Sections 4.4(a) and 4.4(b), the Company shall promptly, and in any event within 24 hours of receipt thereof, advise the SG Parties orally and in writing of any request for information or of any proposal relating to an Alternative Transaction, the terms and conditions of such request or proposal (including any changes thereto) and the identity of the person making such request or proposal.  The Company shall (i) keep the SG Parties informed of the status and details (including amendments or proposed amendments) of any such request or proposal on a current basis and (ii) provide to the SG Parties as soon as practicable after receipt or delivery thereof copies of all correspondence and other written materials exchanged between the Company or its Subsidiaries or any of their Representatives, on the one hand, and any person making such request or proposal, on the other hand, in each case that describes in any material respect any of the terms or conditions of any such request or proposal.

(d)          Nothing contained in this Section 4.4 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act pending disclosure of its position thereunder; provided, however, that any such disclosure or statement that constitutes or contains a Recommendation Change shall be subject to the provisions of Section 4.4(b).

(e)          Unless the Company has validly terminated this agreement pursuant to Section 6.1(f), no Recommendation Change shall relieve the Company from its obligations to submit the approval and adoption of the Interim Amendment to a vote of its shareholders at the Company Stockholder Meeting.

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Section 4.5           Final Amendment Approval; Post-Closing Filings; Public Announcements.

(a)          Following the distribution of the Dividend, and subject to receipt by the Company from the SG Parties of a written consent to adopt and approve the Final Amendment (the “Final Amendment Written Consent”), which shall constitute the Final Amendment Approval, the Company shall promptly file the preliminary Information Statement with the SEC and shall use its reasonable best efforts to (i) cause the Information Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder, (ii) include any reasonable comments made by the SG Parties and their counsel in the Information Statement, (iii) cause the preliminary Information Statement to be cleared by the SEC as promptly as practicable after its filing with the SEC, (iv) file the definitive Information Statement with the SEC and cause the definitive Information Statement to be mailed (or otherwise electronically provided) to the Company stockholders as soon as permitted under the Exchange Act and (v) adopt the Final Amendment as soon as permitted under the Exchange Act by filing such Final Amendment with the Secretary of State of the State of Delaware.

(b)          The Company shall file a Form 8-K with the SEC no later than four Business Days following the Closing that complies with Items 2.01(f), 5.06 and 9.01 of Form 8-K. Such Form 8-K shall be in form and substance reasonably acceptable to the SG Parties and their counsel prior to the Closing.

(c)          Subject to Section 4.5(a) and Section 4.5(b), each party hereto agrees that it shall not, and shall cause its Affiliates and representatives not to, issue or cause the publication of any press release or other public statement or any written communications with respect to this Agreement or the Transaction without the prior written consent of the other parties hereto, not to be unreasonably withheld; provided, however, that nothing herein will prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such disclosure (a) is required (i) by applicable Law, (ii) in connection with any Action related to the Transaction or (iii) to comply with the disclosure requirements of the SEC, in which case the party making such determination will use its reasonable best efforts to allow the other parties hereto reasonable time to comment on such release or announcement in advance of its issuance or (b) contains only information that has already been included in a prior public statement made in accordance with this Section 4.5 and such party has provided the other parties hereto with advance notice of such press release or public announcement; provided, further, that, subject to the receipt of customary confidentiality undertakings, the SG Parties may issue or provide any communication or statements to any of their respective equityholders (and to any direct or indirect equityholders and limited partners thereof) and/or Affiliates with respect to this Agreement and the transactions contemplated by this Agreement.

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Section 4.6           Reasonable Best Efforts; Antitrust Filings.

(a)          Each party hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties to this Agreement in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transaction. In furtherance and not in limitation of the foregoing, the Company and the SG Parties shall as promptly as practicable after the date of this Agreement (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transaction and all other necessary filings, forms, declarations, notifications, registrations and notices with other Governmental Authorities under any other Competition Laws relating to the Transaction, (ii) use their reasonable best efforts to obtain all other necessary actions, waivers, consents, licenses or permits, as applicable, authorizations, Orders and approvals from Governmental Authorities and the making of all other necessary registrations and filings (including filings with Governmental Authorities, if any), (iii) execute, deliver and perform any such additional instruments reasonably necessary to consummate the Transaction and to fully carry out the purposes of this Agreement and (iv) use their reasonable best efforts to provide all such information concerning such party, its Subsidiaries and its Subsidiaries’ officers, directors, employees and partners as may be reasonably requested in connection with any of the matters set forth in this Section 4.6(a).

(b)          Each party hereto shall use its reasonable best efforts to respond at the earliest practicable date to any requests for additional information made by the Federal Trade Commission, the United States Department of Justice or any other Governmental Authorities, and act in good faith and reasonably cooperate with the other parties hereto in connection with any investigation of any Governmental Authority. Each party hereto shall use its reasonable best efforts to furnish to each other all information required for any filing, form, declaration, notification, registration and notice. The parties will consult and cooperate with one another in connection with any information or proposals submitted in connection with proceedings under or relating to any Competition Law.

(c)          Notwithstanding the foregoing, in no event shall a party hereto be required to (a) commence or threaten to commence litigation, (b) agree to hold, separate, divest, license or cause a third party to purchase, any of the assets or businesses of such party or its Affiliates or Subsidiaries, or (c) otherwise agree to any restrictions on the businesses of such party or its Affiliates or Subsidiaries in connection with avoiding or eliminating any restrictions to the consummation of the Transaction under any Competition Law.

Section 4.7           Fees and Expenses. Except as set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the Transaction shall be paid by the party incurring such fees or expenses. Notwithstanding the foregoing, (i) following the date hereof, the Company shall promptly pay or reimburse any Turning Point Expenses as and when requested, and (ii) in the event the Transaction is consummated, the Company shall promptly pay or reimburse the SG Parties for any SG Party Expenses that have not been previously paid or reimbursed by the Company and that are either (x) Turning Point Expenses or (y) fees and expenses of counsel and any related fees, expenses and disbursements.

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Section 4.8           Stockholder Litigation. The Company shall keep the SG Parties reasonably informed with respect to the defense or settlement of any stockholder Action against it and its directors relating to the Transaction; provided, however, that the Company shall not be required to provide any information in any manner that would result in the loss of protection of legal privilege, attorney-client work product or similar privilege or protection. The Company shall give the SG Parties the opportunity to consult with it regarding the defense or settlement of any such stockholder Action and shall not settle any such Action without the SG Parties’ prior written consent (such consent not to be unreasonably withheld or delayed).

Section 4.9           Listing of Company Common Stock. The Company shall use its reasonable best efforts to cause the Class A Common Stock to be issued in the Transaction to be approved for trading on the OTCQB prior to the Closing.

Section 4.10         Turning Point Registration Rights . The SG Parties shall use their reasonable best efforts to cause their rights with respect to the Contributed Shares and any rights with respect to the Additional Shares subject to any Disposition Rights under the Registration Rights Agreement, dated May 10, 2016, by and among Turning Point and the stockholders named therein, to be transferred to the Company at the Closing.

Section 4.11         Access to Information; Confidentiality.

(a)          From the date hereof until the Closing, the Company shall (i) give the SG Parties and their respective Representatives full access to the offices, properties, books and records of the Company and its Subsidiaries, (ii) furnish to the SG Parties and their Representatives such financial and operating data and other information relating to the Company and its Subsidiaries as such Persons may reasonably request and (iii) instruct its Representatives and Affiliates thereof to cooperate with the SG Parties in their investigation of the Company and its Subsidiaries. No investigation by any SG Party or other information received by any SG Party shall operate as a waiver or otherwise affect any representation, warranty, covenant or agreement given or made by the Company in this Agreement.

(b)          From and after the Closing, the Company shall promptly afford the SG Parties and their respective Representatives reasonable access to the books and records, information, employees and auditors of the Company and its Subsidiaries to the extent necessary or useful for any SG Party or Affiliate thereof in connection with any audit, investigation, dispute or Action.

(c)          Anything to the contrary in Sections 4.11(a) or 4.11(b) notwithstanding, (i) access rights pursuant to Sections 4.11(a) or 4.11(b) shall be exercised in such manner as not to interfere unreasonably with the conduct of the Company’s business and (ii) the Company may withhold any document (or portions thereof) or information (A) that is subject to the terms of a non-disclosure agreement with a third party, (B) that may constitute privileged attorney-client communications or attorney work product and the transfer of which, or the provision of access to which, as reasonably determined by such party’s counsel, constitutes a waiver of any such privilege or (C) if the provision of access to such document (or portion thereof) or information, as determined by such party’s counsel, would reasonably be expected to conflict with applicable Laws; provided, that the Company shall use its reasonable best efforts to provide such information in a manner that is not inconsistent with the foregoing.

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(d)          All information provided to the SG Parties pursuant to this Section 4.11 prior to the Closing shall be held by the SG Parties as Confidential Information (as defined in the Confidentiality Agreement) and shall be subject to the Confidentiality Agreement, the terms of which are incorporated herein by reference.

Section 4.12         Certificate of Elimination. Prior to the Closing, the Company shall execute and file with the Secretary of State of the State of Delaware a certificate of elimination to eliminate the Series A Convertible Preferred Stock of the Company pursuant to and in accordance with Section 151(g) of the Delaware General Corporation Law.

Section 4.13         Board of Directors. Prior to the Closing, in accordance with Article VII of the certificate of incorporation of the Corporation, the Board of Directors shall, by the affirmative vote of at least two-thirds of the Board of Directors, duly adopt resolutions to (i) increase the size of the Board of Directors by one director and (ii) appoint a designee of the SG Parties as a “Class I Director” (as such term is used in the certificate of incorporation of the Corporation) to fill the resulting vacancy on the Board of Directors, effective as of the Closing.

Section 4.14         No Other Representations and Warranties.

(a)          Except for the representations and warranties contained in Article II or the Registration Rights Agreement, the Company acknowledges and agrees that none of the SG Parties or any other Person on behalf of any of the SG Parties makes, nor has the Company relied upon or otherwise been induced by, any other express or implied representation or warranty with respect to any of the SG Parties or with respect to any other information provided to or made available to the Company in connection with the Transaction. Subject to Sections 2.6 and 4.3(b), none of the SG Parties nor any other Person will have or be subject to any liability or other obligation to the Company or any other Person resulting from the distribution to the Company, or the Company’s use of, any such information, including any information, documents, projections, forecasts or other material made available to the Company in data rooms or management presentations in expectation of the Transaction, unless any such information is expressly included in a representation or warranty contained in Article II.

(b)          Except for the representations and warranties contained in Article III or the Registration Rights Agreement, each SG Party acknowledges and agrees that neither the Company nor any other Person on behalf of the Company makes, nor has such SG Party relied upon or otherwise been induced by, any other express or implied representation or warranty with respect to the Company or with respect to any other information provided to or made available to such SG Party in connection with the Transaction. Subject to Sections 3.4(b) and 4.3(b), neither the Company nor any other Person will have or be subject to any liability or obligation to such SG Party or any other Person resulting from the distribution to the Company, or the Company’s use of, any such information, including any information, documents, projections, forecasts or other material made available to such SG Party in data rooms or management presentations in expectation of the Transaction, unless any such information is expressly included in a representation or warranty contained in Article III or in an applicable section of the Company Disclosure Schedule.

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Article V

Conditions Precedent

Section 5.1           Conditions to Each Party’s Obligation to Effect the Transaction. The respective obligations of each party to effect the Transaction is subject to the satisfaction or waiver (to the extent permitted by applicable Law) at or prior to the Closing of the following conditions:

(a)          Company Stockholder Approval; Interim Amendment. (i) The Company Stockholder Approval shall have been obtained and (ii) the Interim Amended Charter shall have been approved and adopted by the Company, effective as of the Closing Date, by filing with the Secretary of State of the State of Delaware.

(b)          Governmental Consents and Approvals. All filings with, and all consents, approvals and authorizations of, any Governmental Authority required to be made or obtained by the SG Parties, the Company or any of their respective Subsidiaries to consummate the Transaction shall have been made or obtained, and no such consent, approval or authorization shall have been revoked.

(c)          No Injunctions or Restraints. No Order, Law or other legal restraint or prohibition, entered, enacted, promulgated, enforced or issued by any court or other Governmental Authority of competent jurisdiction shall be in effect which prohibits, makes illegal or enjoins the consummation of the Transaction.

(d)          Antitrust Waiting Periods. If applicable, the waiting periods (and any extensions thereof) under the HSR Act shall have been terminated or shall have expired. The waiting periods (and any extensions thereof) applicable to the Transaction under any other applicable Competition Laws shall have been terminated or shall have expired.

(e)          Form S-4. The Form S-4 shall have become effective under the Securities Act prior to the mailing of the Proxy Statement by the Company to its stockholders, and no stop order or proceedings seeking a stop order shall be threatened by the SEC or shall have been initiated by the SEC.

Section 5.2           Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Transaction are further subject to satisfaction or waiver at or prior to the Closing of the following conditions:

(a)          Representations and Warranties. The representations and warranties set forth in Article II (without giving effect to any “materiality” qualifiers contained therein) shall be true and correct on the date of this Agreement and as of the Closing Date as though made on the Closing Date (except that the accuracy of representations and warranties that by their terms speak as of some other date will be determined as of such date), except where the failure of any of such representations and warranties of the SG Parties to be so true and correct would not reasonably be likely to have, individually or in the aggregate, a material adverse effect on the ability of the SG Parties to consummate the Transaction.

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(b)          Performance of Obligations of the SG Parties. Each SG Party shall have performed, or complied with, in all material respects, all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

(c)          No Turning Point Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event, change, effect or circumstance that has had, or is reasonably likely to have, a Turning Point Material Adverse Effect.

(d)          Officer’s Certificate. The Company shall have received an officer’s certificate duly executed by a duly authorized officer of each SG Party to the effect that the conditions set forth in Section 5.2(a) and Section 5.2(b), in each case with respect to such SG Party, have been satisfied.

(e)          Ownership of Turning Point Common Stock. The aggregate number of Contributed Shares and Additional Shares represents at least fifty and one-tenth percent (50.1%) of the issued and outstanding shares of Turning Point Common Stock as of the Closing.

(f)           Registration Rights Agreement. The SG Parties shall have delivered the Registration Rights Agreement, duly executed by the SG Parties, to the Company.

(g)          Instructions to Transfer Agent and Confirmation by Transfer Agent. The SG parties shall have delivered evidence reasonably satisfactory to the Company that Turning Point shall have instructed its transfer agent to credit the aggregate number of the Contributed Shares (and the aggregate number of any Additional Shares to be contributed in the Exchange) to the Company’s balance account with such transfer agent.

Section 5.3           Additional Conditions to Obligations of the SG Parties. The obligations of the SG Parties to effect the Transaction are further subject to satisfaction or waiver at or prior to the Closing of the following conditions:

(a)          Representations and Warranties. The representations and warranties set forth in Article III (other than in Sections 3.1, 3.2, 3.3 and 3.10) (without giving effect to any “materiality” or “Company Material Adverse Effect” qualifiers contained therein) shall be true and correct on the date of this Agreement and as of the Closing Date as though made on the Closing Date (except that the accuracy of representations and warranties that by their terms speak as of some other date will be determined as of such date), except where the failure of any of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The representations and warranties set forth in in Sections 3.1, 3.2, 3.3 and 3.10 (without giving effect to any “materiality” or “Company Material Adverse Effect” qualifiers contained therein) shall be true and correct in all material respects on the date of this Agreement and as of the Closing Date as though made on the Closing Date (except that the accuracy of representations and warranties that by their terms speak as of some other date will be determined as of such date).

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(b)          Performance of Obligations of the Company. The Company shall have performed, or complied with, in all material respects, all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

(c)          No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event, change, effect or circumstance that has had, or is reasonably likely to have, a Company Material Adverse Effect.

(d)          Officer’s Certificate. The SG Parties shall have received an officer’s certificate duly executed by each of the Chief Executive Officer and Chief Financial Officer of the Company to the effect that the conditions set forth in Sections 5.3(a), 5.3(b) and 5.3(c) have been satisfied.

(e)          Declaration of Dividend. The Board of Directors shall have adopted a resolution declaring the Dividend (the record date for such dividend occurring immediately following the completion of the Exchange).

(f)           Listing of Company Common Stock. The Class A Common Stock to be issued to the SG Parties in the Transaction shall have been approved for trading on the OTCQB.

(g)          Registration Rights Agreement. The Company shall have delivered the Registration Rights Agreement, duly executed by the Company, to the SG Parties.

(h)          Change in Control Severance Agreements. All outstanding Change in Control Severance Agreements to which the Company or any Subsidiary is a party or by which it is bound shall be amended to delete Section 4 thereof (and any other provision that entitles any Person to receive any additional payment (including any tax gross-up or other payment) from the Company or any of its Subsidiaries as a result of the imposition of the excise taxes required by Section 4999 of the Code).

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Article VI

Termination

Section 6.1           Termination. This Agreement may be terminated at any time prior to the Closing by action taken or authorized by the board of directors (or other similar governing body) of the terminating party or parties:

(a)          by mutual written consent of the Company (acting upon the unanimous recommendation of the Special Committee) and the SG Parties, if the board of directors (or similar governing body) of each so determines;

(b)          by written notice of either the Company or the SG Parties:

(i)          if the Transaction shall not have been consummated by June 30, 2017 (the “Outside Date”);provided, however, that such date shall be extended to September 30, 2017 if the S-4 has not been declared effective by the SEC or the Proxy Statement has not been approved for mailing by the staff of the SEC on or before April 1, 2017; further provided that the right to terminate this Agreement under this Section 6.1(b)(i) shall not be available to a party whose breach of this Agreement caused the Closing not to occur;

(ii)         if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action (including the failure to have taken an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which Order or other action is final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 6.1(b)(ii) shall not be available to a party which has not complied with its obligations under Section 4.6; or

(iii)        if the Company Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at a Company Stockholder Meeting duly convened therefor or at any adjournment or postponement thereof;

(c)          by the Company (acting upon the recommendation of the Special Committee) upon (i) the occurrence of an event that would cause the condition in Section 5.2(c) not to be satisfied or (ii) a breach or violation of any representation, warranty, covenant or agreement on the part of the SG Parties set forth in this Agreement, which, in the case of clause (ii), such breach or violation would result in the failure to satisfy the conditions set forth in Section 5.2(a) or Section 5.2(b) and in any such case, such breach or violation shall be incapable of being cured by the Closing, or such breach or violation is not cured within thirty days following receipt of written notice by the SG Party or Parties, as applicable, of such breach or violation (or such longer period during which the applicable SG Party or Parties use their respective reasonable best efforts to cure);

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(d)          by the SG Parties upon (i) the occurrence of an event that would cause the condition in Section 5.3(c) not to be satisfied or (ii) a breach or violation of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which, in the case of clause (ii), such breach or violation would result in the failure to satisfy the conditions set forth in Section 5.3(a) or Section 5.3(b) and in any such case, such breach or violation shall be incapable of being cured by the Closing, or such breach or violation is not cured within thirty days following receipt of written notice by the Company of such breach or violation (or such longer period during which the Company uses its reasonable best efforts to cure);

(e)          by the SG Parties, at any time prior to the Company Stockholder Meeting, if a Triggering Event shall have occurred;

(f)          by the Company, at any time prior to the receipt of the Company Stockholder Approval, if the Board of Directors shall have effected, or determined to effect substantially concurrently with a termination pursuant to this Section 6.1(f), a Recommendation Change with respect to a Superior Proposal, but only if the Company shall have complied in all respects with its obligations under Section 4.4 with respect to such Superior Proposal and shall have approved, and substantially concurrently with the termination pursuant to this Section 6.1(f) shall have entered into, a definitive agreement with respect to such Superior Proposal (a “Specified Agreement”); provided, however, that such termination pursuant to this Section 6.1(f) shall not be effective unless prior to or concurrently with such termination the Company pays the SG Party Expense Reimbursement to the SG Parties pursuant to Section 6.2(b) and enters into the Specified Agreement;

(g)          by the Company if, prior to or concurrently with such termination pursuant to this Section 6.1(g), the Company pays the Company Termination Fee to the SG Parties pursuant to Section 6.2(c); or

(h)          by the SG Parties if, prior to or concurrently with such termination pursuant to this Section 6.1(h), the SG Parties pay the SG Party Termination Fee to the Company pursuant to Section 6.2(c).

Section 6.2           Effect of Termination.

(a)          In the event of termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties, except (i) for the provisions of Section 4.5, Section 4.7, this Section 6.2 and Article VII, each of which shall survive termination of this Agreement and (ii) that nothing herein shall relieve any party from liability for any willful and material breach of any covenant or agreement of such party contained herein or any willful and material breach of any representation or warranty of such party contained herein. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms. For purposes of this Section 6.2, a “willful and material breach” shall mean a material breach of this Agreement that is a consequence of an act undertaken by the breaching party with the knowledge that the taking of such act would, or would be reasonably expected to, cause a material breach of this Agreement.

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(b)          If this Agreement is terminated (i) pursuant to Section 6.1(b)(iii), (ii) by the SG Parties pursuant to Section 6.1(e), (iii) by the Company pursuant to Section 6.1(f), (iv) by the SG Parties pursuant to Section 6.1(d) and at or prior to the time of such breach by the Company referred to in Section 6.1(d), there shall have been publicly made directly to the stockholders of the Company generally or shall otherwise have become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make, an offer or proposal for a transaction that would constitute an Alternative Transaction (a “Qualifying Transaction”), which shall not have been withdrawn on or prior to the time of such breach or (v) by the SG Parties or the Company pursuant to Section 6.1(b)(i) because the Transaction has not been consummated at or prior to the Outside Date (as it may be extended) and at or prior to the time of such termination there shall have been made to the Company, or shall have been made directly to the stockholders of the Company generally or shall otherwise have become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make, an offer or proposal for a transaction that would constitute a Qualifying Transaction (whether or not such offer or proposal will have been withdrawn prior to the Outside Date (as it may be extended)), in each case set forth above, and, in the case of clauses (b)(iv) and (b)(v), if within twelve months of termination of this Agreement (A) the Company or any of its Subsidiaries enters into a definitive agreement with any Third Party with respect to a Qualifying Transaction or (B) any Qualifying Transaction is consummated, then the Company shall, not later than (x) in the case of clauses (b)(i), (b)(ii) and (b)(iii), the date of termination of this Agreement and (y) in the case of clauses (b)(iv) and (b)(v), one Business Day after the earlier of the date the agreement referred to in clause (A) is entered into or the Qualifying Transaction referred to in clause (B) is consummated, pay or reimburse the SG Parties for the SG Party Expenses (the “SG Party Expense Reimbursement”); provided that for the purpose of the definition of Qualifying Transaction, the term Alternative Transaction shall have the meaning assigned to such term in Section 4.4, except that all references to “15%” shall be deemed replaced with “50%”.

(c)          If this Agreement is terminated by the Company pursuant to Section 6.1(g), then the Company shall, not later than the date of such termination, pay the SG Parties a termination fee of $1,000,000 and an amount equal to the SG Party Expense Reimbursement (collectively, the “Company Termination Fee”). If this Agreement is terminated by the SG Parties pursuant to Section 6.1(h), then the SG Parties shall, not later than the date of such termination, pay the Company a termination fee of $1,250,000 and pay or reimburse the Company for an amount equal to the Company Expenses (collectively, the “SG Party Termination Fee”).

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(d)          Any SG Party Expense Reimbursement payable under Section 6.2(b) or Company Termination Fee or SG Party Termination Fee payable under Section 6.2(c) shall be due in immediately available funds promptly after such payment obligation becomes payable.  The Company and the SG Parties acknowledge that the agreements contained in Section 6.2 are an integral part of the Transaction and this Agreement and the amounts due under this Section 6.2 constitute liquidated damages and not a penalty. If any party fails to promptly pay any amounts due under this Section 6.2, such party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment.

Article VII

General Provisions

Section 7.1           Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing. This Section 7.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing.

Section 7.2           Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (receipt confirmed) or sent by a nationally recognized overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)          if to the Company, to:

Special Diversified Opportunities Inc.

1521 Concord Pike, Suite 301

Wilmington, DE 19803

Fax No: 302-504-4780

Attention: Kevin J. Bratton

with copies (which shall not constitute notice hereunder) to:

Young Conaway Stargatt & Taylor, LLP

Rodney Square, 1000 North King Street

Wilmington, DE 19801

Fax No: 302-576-3460

Attention: James P. Hughes, Jr.

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(b)          if to any SG Party, to:

c/o Standard General L.P.

767 5th Ave, 12th Floor

New York, NY 10153

Fax No: 212-257-4709

Attention: Gail Steiner, General Counsel

with a copy (which shall not constitute notice hereunder) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Fax: 212-909-6836

Attention: Jonathan E. Levitsky

Section 7.3           Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“30-Day Trailing Turning Point VWAP” means, as of the Closing Date, the trailing 30-calendar day volume-weighted average trading price of one share of Turning Point Common Stock as reported by Bloomberg L.P. and displayed under the heading “Bloomberg VWAP” on Bloomberg page “TPB US <Equity> AQR” in respect of the period from the open of trading thirty calendar days prior the Closing Date until the close of trading on the Business Day immediately prior to the Closing Date (or any other recognized quotation source mutually agreed to by the SG Parties and the Company if such page is not available or is manifestly erroneous).

“30-Day Trailing Company VWAP” means, as of the Closing Date, the product of (i) ten (10), multiplied by (ii) the trailing 30-calendar day volume weighted average trading price of one share of Company Common Stock as reported by Bloomberg L.P. and displayed under the heading “Bloomberg VWAP” on Bloomberg page “SDOI US <Equity> AQR” in respect of the period from the open of trading thirty calendar days prior to the Closing Date until the close of trading on the Business Day immediately prior to the Closing Date (or any other recognized quotation source mutually agreed to by the SG Parties and the Company if such page is not available or is manifestly erroneous).

“Action” means any action, claim, charge, complaint, inquiry, investigation, examination, hearing, petition, suit, arbitration, mediation or other proceeding, in each case before any Governmental Authority, whether civil, criminal, administrative or otherwise, in Law or in equity.

“Additional Persons” has the meaning set forth in the Recitals.

“Additional Shares” has the meaning set forth in the Recitals.

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“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise; provided, however, that for the purposes of this Agreement, and for the avoidance of doubt neither the Company nor Turning Point shall be deemed to be an Affiliate of any of the SG Parties or any of their Affiliates.

“Affiliate Transaction” has the meaning set forth in Section 3.14.

“Agreement” has the meaning set forth in the Preamble.

“Alternative Transaction” has the meaning set forth in Section 4.4(a).

“Board of Directors” has the meaning set forth in the Recitals.

“Business Day” means any day that is not (i) a Saturday, (ii) a Sunday or (iii) any other day on which commercial banks are authorized or required by law to be closed in the City of New York.

“Class A Common Stock” has the meaning set forth in the Recitals.

“Class B Common Stock” has the meaning set forth in the Recitals.

“Closing” has the meaning set forth in Section 1.2.

“Closing Contribution Certificate” has the meaning set forth in Section 1.3(a)(i).

“Closing Date” has the meaning set forth in Section 1.2.

“Code” means Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Common Stock” has the meaning set forth in the Recitals.

“Company Disclosure Schedule” means the Disclosure Schedule prepared by the Company and delivered to the SG Parties on or prior to the date of this Agreement.

“Company Termination Fee” has the meaning set forth in Section 6.2(c).

“Company Expenses” means all fees and expenses incurred by the Company and its Affiliates or on their behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters related to the Transaction (including any litigation relating thereto), including all out-of-pocket fees, expenses and disbursements of lawyers, accountants, consultants and other advisors retained by the Company and its Affiliates in connection therewith or related thereto.

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“Company Material Adverse Effect” means any event, circumstance, change, development or effect that, individually or in the aggregate with all other events, circumstances, changes, developments or effects, (a) is, or would be reasonably likely to be, materially adverse to the assets, business, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a “Company Material Adverse Effect”: any event, circumstance, change, development or effect to the extent arising out of or resulting from (A) changes in the market price or trading volume of Company Common Stock (it being understood that the factors giving rise to or contributing to any such change that are not otherwise excluded from the definition of “Company Material Adverse Effect” may be deemed to constitute, or be taken into account in determining whether there has been or would be reasonably likely to have been, a Company Material Adverse Effect), (B) changes in the United States or global economy or capital, financial, banking, credit or securities markets generally, (C) any act of war or armed hostilities or the occurrence of acts of terrorism or sabotage in each case, in the United States, (D) the announcement of this Agreement or the Transaction, (E) changes in applicable Law or in the interpretation thereof, (F) changes in GAAP (or in the interpretation thereof) or accounting principles, practices or policies that the Company or its Subsidiaries are required to adopt or (G) any failure of the Company to meet financial projections or forecasts (it being understood that the factors giving rise to or contributing to any such failure that are not otherwise excluded from the definition of “Company Material Adverse Effect” may be deemed to constitute, or be taken into account in determining whether there has been or would be reasonably likely to have been, a Company Material Adverse Effect); provided, however, that such matters in the case of clauses (B), (C), (E) and (F) shall be taken into account in determining whether there has been or will be a “Company Material Adverse Effect” to the extent, but only to the extent, of any disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other participants operating in the same industries and the geographic markets of the Company and its Subsidiaries, or (b) would have, or be reasonably likely to have, a material adverse effect on the ability of the Company to perform its obligations under this Agreement or to consummate the Transaction.

“Company Permit” means all authorizations, permits, licenses, certificates, easements, concessions, franchises, variances, exemptions, consents, registrations, approvals and clearances of all Governmental Authorities and third Persons which are required for the Company and its Subsidiaries to own, lease, and operate their respective properties and other assets and to carry on their respective businesses as they are now being conducted.

“Company Preferred Stock” has the meaning set forth in Section 3.2(a).

“Company SEC Reports” has the meaning set forth in Section 3.4(a)(i).

“Company Stockholder Approval” has the meaning set forth in Section 3.3(d).

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“Company Stockholder Meeting” has the meaning set forth in Section 3.3(d).

“Company Voting Debt” has the meaning set forth in Section 3.2(c).

“Competition Laws” means the HSR Act, the Sherman Antitrust Act of 1890, as amended, the Clayton Act of 1914, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign statutes, rules, regulations, Orders, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

“Confidentiality Agreement” means the confidentiality agreement, dated September 28, 2016, entered into between the Company and Standard General L.P.

“Contract” means any binding agreement, arrangement, contract, subcontract, settlement agreement, commitment, lease, sublease, instrument, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, license or sublicense, whether written or oral.

“Contributed Shares” has the meaning set forth in the Recitals.

“Disposition Rights” has the meaning set forth in the Recitals.

“Dividend” has the meaning set forth in the Recitals.

“DTC” means the Depository Trust Company.

“Employment Matters” has the meaning set forth in Section 3.12(f).

“Environmental Law” means any Law regulating or relating to the protection of human health, safety, natural resources or the environment, including Laws relating to the use, generation, management, handling, transport, treatment, disposal, storage, release or threatened release of, or exposure to, hazardous substances or materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Exchange” has the meaning set forth in the Recitals.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Ratio” has the meaning set forth in Section 1.1(a).

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“Final Amended Charter” has the meaning set forth in the Recitals.

“Final Amendment” has the meaning set forth in the Recitals.

“Final Amendment Approval” has the meaning set forth in Section 3.3(d).

“Final Amendment Written Consent” has the meaning set forth in Section 4.5(a).

“Form S-4” has the meaning set forth in Section 3.3(f).

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Fully-Diluted Class A Common Stock Amount” means the sum of (a) the aggregate number of shares of Class A Common Stock outstanding following the Interim Amendment and immediately prior to the Exchange plus (b) the aggregate number of shares of Class A Common Stock underlying In the Money Company Stock Options and restricted stock units of the Company, whether or not vested, that are outstanding following the Interim Amendment and immediately prior to the Exchange, as adjusted to the extent appropriate to reflect the Reclassification.

“GAAP” means the United States generally accepted accounting principles.

“Governmental Authority” means any United States federal, national, state, foreign, provincial, local or other government or any governmental, regulatory, administrative or self-regulatory authority, agency, bureau, board, commission, court, judicial or arbitral body, department, political subdivision, tribunal or other instrumentality thereof.

“Hazardous Substance” means any substance or material defined, identified or regulated as toxic or hazardous or as a pollutant or contaminant or words of similar meaning or effect under any Environmental Law, including asbestos, asbestos-containing materials, polychlorinated biphenyls, radioactive materials, petroleum and petroleum products.

“HSR Act” means the Hart Scott Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

“In the Money Company Stock Option” means an option to acquire any shares of Class A Common Stock having an exercise price per share less than the Pro Forma Book Value Per Share.

“Indebtedness” means, with respect to any Person, without duplication, any of the following: (a) any indebtedness for borrowed money, (b) any obligations evidenced by bonds, debentures, notes or other similar instruments, (c) any obligations to pay the deferred purchase price of property or services, except trade accounts payable and other liabilities that would be reflected as current liabilities on a balance sheet prepared in accordance with GAAP arising in the ordinary course of business, (d) any obligations as lessee under capitalized leases, (e) any indebtedness created or arising under any conditional sale or other title retention agreement with respect to acquired property, (f) any reimbursement, payment or similar obligations, contingent or otherwise, under acceptance credit, letters of credit or similar facilities, (g) interest rate swap agreements and (h) any binding obligation of such Person (or its Subsidiaries) to guarantee any of the types of payments described in the foregoing clauses on behalf of any other Person.

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“Information Statement” has the meaning set forth in Section 3.3(f).

“Interim Amended Charter” has the meaning set forth in the Recitals.

“Interim Amendment” has the meaning set forth in the Recitals.

“Intervening Event” has the meaning set forth in Section 4.4(b).

“Knowledge” means (i) with respect to the Company, the actual knowledge, after due inquiry, of Kevin Bratton and (ii) with respect to the SG Parties, the actual knowledge of David Glazek.

“Law” means any statute or law (including common law), constitution, code, ordinance, rule, treaty or regulation and any Order.

“Liens” means with respect to any asset (including any security), any mortgage, claim, lien, pledge, charge, security interest, proxy, power of attorney, voting trust or agreement, or encumbrance of any kind in respect of such asset.

“Material Contract” has the meaning set forth in Section 3.15(b).

“Multiemployer Plan” has the meaning set forth in the definition of “Plans”.

“Order” means any award, injunction, judgment, decree, order, ruling, subpoena, assessment, writ or verdict or other decision issued, promulgated or entered by or with any Governmental Authority of competent jurisdiction.

“Organizational Documents” means, with respect to any Person, the certificate of incorporation and by-laws or similar organizational documents of such Person, as amended and currently in effect.

“OTCQB” means the OTCQB marketplace operated by the OTC Market Group.

“Outside Date” has the meaning set forth in Section 6.1(b)(i).

“Permitted Liens” means any Liens created by (a) the Organizational Documents of Turning Point or (b) applicable state and federal securities Laws.

“Person” means an association, a corporation, an individual, a partnership, a limited liability company, a trust or any other entity or organization, including a Governmental Authority.

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“Plans” means any of the following that the Company or any of its Subsidiaries maintains, sponsors or contributes to or has any obligation to maintain, sponsor or contribute to: any “employee benefit plan” within the meaning of Section 3(3) of ERISA, “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA or Section 3(37) of ERISA (“Multiemployer Plan”), any pension, profit sharing, savings, retirement, deferred compensation, severance, bonus, incentive compensation, employee stock purchase, stock option, phantom stock or other equity-based compensation, change in control, retention, disability, death benefit, group insurance, hospitalization, medical, dental, life, Code Section 125 “cafeteria” or “flexible” benefit plan, program, policy, practice, agreement or arrangement, any employment agreements or any other employee benefit plan, program, policy, practice, agreement or arrangement.

“Pro Forma Book Value Per Share” means the quotient obtained by dividing (i) Company’s stockholders’ equity at the time of the Closing calculated in accordance with GAAP, less (x) all unpaid Company Expenses, less (y) any amounts payable or reimbursable by the Company pursuant to Section 4.7, plus (z) the sum of the cash exercise prices that would be payable upon exercise in full of all In the Money Options (whether or not vested) held by all holders following the Interim Amendment and immediately prior to the Exchange, by (ii) the Fully-Diluted Class A Common Stock Amount, provided, that in the case of the foregoing clauses (i)(x) and (i)(y), no such amounts shall be deducted to the extent such amounts have already been accrued as a liability on the Company’s balance sheet at the time of Closing as calculated in accordance with GAAP.

“Proxy Statement” has the meaning set forth in Section 4.3(b).

“PSG” has the meaning set forth in the Preamble.

“Qualifying Transaction” has the meaning set forth in Section 6.2(b).

“Reclassification” has the meaning set forth in the Recitals.

“Recommendation Change” has the meaning set forth in Section 4.4(b).

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Release” means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including without limitation, the moving of any materials through, into or upon, any land, soil, surface water, groundwater or air, or otherwise entering into the indoor or outdoor environment.

“Representative” has the meaning set forth in Section 4.4(a)

“Section 382 Rights Agreement” means the Section 382 Rights Agreement, dated as of April 28, 2016, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent.

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“SG Focus Fund” has the meaning set forth in the Preamble.

“SG Master Fund” has the meaning set forth in the Preamble.

“SG Party” has the meaning set forth in the Preamble.

“SG Party Expense Reimbursement” has the meaning set forth in Section 6.2(b).

“SG Party Expenses” means all fees and expenses incurred by the SG Parties and their Affiliates or on their behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters related to the Transaction (including any litigation relating thereto), including all out-of-pocket fees, expenses and disbursements of lawyers, accountants, consultants and other advisors retained by the SG Parties and their Affiliates in connection therewith or related thereto and any such fees and expenses (“Turning Point Expenses”) of Turning Point and its Subsidiaries.

“SG Party Permit” means, with respect to any SG Party, all authorizations, permits, licenses, certificates, easements, concessions, franchises, variances, exemptions, consents, registrations, approvals and clearances of all Governmental Authorities and third Persons which are required for such SG Party to own, lease, and operate its properties and other assets and to carry on its businesses as they are now being conducted.

“SG Party Termination Fee” has the meaning set forth in Section 6.2(c).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Special Committee” has the meaning set forth in the Recitals.

“Specified Agreement” has the meaning set forth in Section 6.1(f).

“Subsidiary” means, with respect to any specified Person, any entity of which the Person (either alone or through or together with any other Subsidiary of such specified Person) directly or indirectly (a) owns more than 50% of the voting stock or other interests the holders of which are generally entitled to vote for the election of the board of directors or other applicable governing body of such entity or (b) controls the direction or management of such Person.

“Superior Proposal” has the meaning set forth in Section 4.4(b).

“Tax Return” means any report, return (including information return), claim for refund, election, estimated tax filing, declaration or similar filing supplied or required to be supplied to any Governmental Authority with respect to Taxes, including any election, notification, appendix, schedule or attachment thereto, and including any amendments thereof.

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“Taxes” means any and all domestic or foreign, federal, state, local or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including taxes on or with respect to income, franchise, windfall or other profits, gross receipts, occupation, severance, alternative minimum, disability, estimated, property, escheat or unclaimed property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, and taxes in the nature of excise, withholding, ad valorem, stamp, transfer, value-added, gains tax and license, registration and documentation fees, and other taxes, fees, levies, duties, tariffs, imposts, assessments, obligations and charges of the same or a similar nature to any of the foregoing.

“Third Party” has the meaning set forth in Section 4.4(b).

“Transaction” has the meaning set forth in the Recitals.

“Transfer Taxes” has the meaning set forth in Section 1.6.

“Transaction Documents” means this Agreement, including all Schedules and Exhibits hereto, the Company Disclosure Schedule, the Registration Rights Agreement and all other agreements, certificates, instruments, documents and writings executed and delivered by the Company or the SG Parties in connection with the Transaction.

“Triggering Event” shall be deemed to have occurred if: (A) the Board of Directors or any committee thereof shall have made a Recommendation Change; (B) the Company shall have failed to include in the Proxy Statement the recommendation of the Board of Directors that the Interim Amendment be approved and adopted; (c) the Board of Directors fails to reaffirm publicly its recommendation that the Interim Amendment be approved and adopted, within five Business Days (or, if earlier, prior to the date of the Company Stockholder Meeting) after the SG Parties request in writing that such recommendation be reaffirmed publicly; (d) a tender or exchange offer relating to shares of the Company’s Common Stock shall have been commenced and the Company shall not have sent to its securityholders, within ten Business Days after the commencement of such tender or exchange offer (or, if earlier, prior to the Company Stockholder Meeting), a statement disclosing that the Company recommends rejection of such tender or exchange offer and reaffirming its recommendation that the Interim Amendment be approved and adopted; (e) an Alternative Transaction is publicly announced, and the Company fails to issue a press release that reaffirms its recommendation that the Interim Amendment be approved and adopted, within five Business Days (or, if earlier, prior to the Stockholders’ Meeting) after such Alternative Transaction is publicly announced; or (f) the Company or any Representative threreof shall have breached any of the provisions set forth in Section 4.4 in any material respect.

“Turning Point” has the meaning set forth in the Recitals.

“Turning Point Common Stock” has the meaning set forth in the Recitals.

“Turning Point Expenses” has the meaning set forth in the definition of “SG Party Expenses”.

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“Turning Point Material Adverse Effect” means any event, circumstance, change, development or effect that, individually or in the aggregate with all other events, circumstances, changes, developments or effects, is, or would be reasonably likely to be, materially adverse to the assets, business, results of operations or condition (financial or otherwise) of Turning Point and its Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, an “Turning Point Material Adverse Effect”: any event, circumstance, change, development or effect to the extent arising out of or resulting from (A) changes in the market price or trading volume of Turning Point Common Stock (it being understood that the factors giving rise to or contributing to any such change that are not otherwise excluded from the definition of “Turning Point Material Adverse Effect” may be deemed to constitute, or be taken into account in determining whether there has been or would be reasonably likely to have been, an Turning Point Material Adverse Effect), (B) changes in the United States or global economy or capital, financial, banking, credit or securities markets generally, (C) any act of war or armed hostilities or the occurrence of acts of terrorism or sabotage, in each case in the United States, (D) the announcement of this Agreement or the Transaction, (E) changes in applicable Law or in the interpretation thereof, (F) changes in GAAP (or in the interpretation thereof) or accounting principles, practices or policies that Turning Point or its Subsidiaries are required to adopt or (G) any failure of Turning Point to meet financial projections or forecasts (it being understood that the factors giving rise to or contributing to any such failure that are not otherwise excluded from the definition of “Turning Point Material Adverse Effect” may be deemed to constitute, or be taken into account in determining whether there has been or would be reasonably likely to have been, an Turning Point Material Adverse Effect); provided, however, that such matters in the case of clauses (B), (C), (E), and (F) shall be taken into account in determining whether there has been or will be a “Turning Point Material Adverse Effect” to the extent, but only to the extent, of any disproportionate impact on Turning Point and its Subsidiaries, taken as a whole, relative to other participants operating in the same industries and the geographic markets of Turning Point and its Subsidiaries.

Section 7.4           Interpretation. Unless otherwise expressly provided, for the purposes of this Agreement, the following rules of interpretation shall apply:

(a)          The article and section headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation hereof.

(b)          When a reference is made in this Agreement to an article or a section, paragraph, exhibit or schedule, such reference shall be to an article or a section, paragraph, exhibit or schedule hereof unless otherwise clearly indicated to the contrary.

(c)          Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

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(d)          The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(e)          The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(f)           The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(g)          A reference to “$,” “U.S. dollars” or “dollars” shall mean the legal tender of the United States.

(h)          A reference to any period of days shall be deemed to be to the relevant number of calendar days, unless otherwise specified.

(i)           All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(j)           Unless otherwise defined, a reference to any accounting term shall have the meaning as defined under GAAP.

(k)          The parties have participated jointly in the negotiation and drafting of this Agreement (including the Disclosure Schedules and Exhibits hereto). In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions hereof.

(l)           Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes and shall also be deemed to include all rules and regulations promulgated thereunder, and references to all attachments thereto and instruments incorporated therein.

Section 7.5           Counterparts. This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original, and all of which together will be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. For purposes of this Agreement, facsimile signatures or signatures by other electronic form of transfer shall be deemed originals, and the parties agree to exchange original signatures as promptly as possible.

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Section 7.6           Entire Agreement; Third-Party Beneficiaries. This Agreement and the other Transaction Documents (including the Confidentiality Agreement and the documents and instruments referred to herein) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and this Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder. Without limiting the foregoing, the representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 7.7           Governing Law. This Agreement and any claim, controversy or dispute arising under or related thereto, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties, whether arising in Law or in equity, in contract, tort or otherwise, shall be governed by, and construed and interpreted in accordance with, the Laws of the State of Delaware, without regard to its rules regarding conflicts of Law to the extent that the application of the Laws of another jurisdiction would be required thereby.

Section 7.8           Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 7.9           Consent to Jurisdiction. Each of the parties hereto hereby irrevocably agrees that any legal action or proceeding with respect to this Agreement or the Transaction, or for recognition and enforcement of any judgment in respect of this Agreement, the Transaction and obligations arising hereunder brought by any other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or the Transaction in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement or the Transaction, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with Section 7.2, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement or the Transaction or the subject matter hereof, may not be enforced in or by such courts.

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Section 7.10         Effect of Disclosure. The disclosure of any matter in the Company Disclosure Schedule shall expressly not be deemed to constitute an admission by the Company or to otherwise imply, that any such matter is material for the purpose of this Agreement.

Section 7.11         Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law or public policy by a court of competent jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transaction is fulfilled to the extent possible.

Section 7.12         Waiver and Amendment; Remedies Cumulative. Subject to applicable Law, (a) any provision of this Agreement or any inaccuracies in the representations and warranties of any of the parties or compliance with any of the agreements or conditions contained in this Agreement may be waived or (b) the time for the performance of any of the obligations or other acts of the parties here may be extended at any time prior to Closing. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the party against whom waiver is sought; provided, that any extension or waiver given in compliance with this Section 7.12 or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Subject to applicable Law, any of the provisions of this Agreement may be amended at any time by the mutual written agreement of the Company (following recommendation of the Special Committee) and the SG Parties. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 7.13         Waiver of Jury Trial. EACH OF THE SG PARTIES AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION OR THE ACTIONS OF THE SG PARTIES AND THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

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Section 7.14         Specific Performance. The parties agree that irreparable damage would occur and that the SG Parties and the Company would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the SG Parties or the Company. It is accordingly agreed that the SG Parties and the Company shall be entitled to an injunction or injunctions to prevent breaches and/or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at Law or in equity.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Company and the SG Parties have caused this Agreement to be executed under seal by their respective officers thereunto duly authorized, all as of the date first written above.

SPECIAL DIVERSIFIED OPPORTUNITIES INC.

By:	/s/ Kevin J. Bratton
	Name:	Kevin J. Bratton
	Title:	Vice President - Finance and Chief Financial Officer

STANDARD GENERAL MASTER FUND L.P.

By:	Standard General L.P., its investment manager

By:	/s/ Joseph Mause
	Name:	Joseph Mause
	Title:	Chief Financial Officer

P STANDARD GENERAL LTD.

By:	Standard General L.P., its investment manager

By:	/s/ Joseph Mause
	Name:	Joseph Mause
	Title:	Chief Financial Officer

STANDARD GENERAL FOCUS FUND

By:	Standard General L.P., its investment manager

By:	/s/ Joseph Mause
	Name:	Joseph Mause
	Title:	Chief Financial Officer

[Signature Page to Contribution and Exchange Agreement]

Exhibit A

Contributed Shares

SG Party	Contributed Shares

Standard General Master Fund L.P.	6,653,966

P Standard General Ltd.	2,228,943

Standard General Focus Fund L.P.	209,464

Additional Shares

SG Party	Additional Shares Subject to SG Party’s Disposition Rights

Standard General Master Fund L.P.	500,000

P Standard General Ltd.	0

Standard General Focus Fund L.P.	0

Exhibit B – Interim Amended Charter

FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

STANDARD DIVERSIFIED OPPORTUNITIES INC.

ARTICLE I.

NAME

The name of the Corporation is Standard Diversified Opportunities Inc.

ARTICLE II.

REGISTERED OFFICE

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE III.

PURPOSES

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV.

CAPITAL STOCK

The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 830,000,000 shares, divided into classes as follows:

500,000,000 shares shall be shares of Preferred Stock, with a par value of $.01 per share (the “Preferred Stock”);

300,000,000 shares shall be shares of Class A Common Stock, with a par value of $.01 per share (the “Class A Common Stock”); and

30,000,000 shares shall be shares of Class B Common Stock, with a par value of $.01 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”).

Immediately upon the effectiveness of the filing of this Fifth Amended and Restated Certificate of Incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware (the “Effective Time”), every ten (10) shares of the Corporation’s common stock, par value $0.01 per share, issued and outstanding or held as treasury stock immediately prior to the Effective Time (the “Old Common Stock”), shall, automatically and without further action by any stockholder, be reclassified as, and shall become, one (1) fully paid and nonassessable share of Class A Common Stock (the “Reclassification”). Notwithstanding the foregoing, no fractional shares of Class A Common Stock shall be issued as a result of the Reclassification. If the Reclassification would otherwise result in the issuance of any fractional share, the Corporation shall issue one whole share of Class A Common Stock in lieu of such fractional share. Each stock certificate that immediately prior to the Effective Time represented shares of the Old Common Stock shall, from and after the Effective Time, be deemed to represent the shares of Class A Common Stock into which such shares shall have been reclassified upon the Effective Time, subject to the elimination of fractional share interests as described above, without the need for surrender or exchange thereof.

The following is a statement of the designations and the rights, powers and privileges, and the qualifications, limitations or restrictions thereof, in respect of each class of capital stock of the Corporation.

PART A. PREFERRED STOCK1

1.           DESIGNATION AND RIGHTS. Subject to the provisions of this Article IV and any limitations prescribed by law, the Board of Directors of the Corporation (the “Board of Directors”) is hereby empowered: (a) by resolution or resolutions, to cause the Corporation to issue from time to time, in one or more series, up to 17,500,000 shares of Preferred Stock, and (b) by filing a certificate of designation pursuant to the applicable law of the state of Delaware (“Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers (including voting powers), preferences, terms, conditions, privileges and other rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof.

1 Note to Draft: Certificate of Elimination for Series A Preferred to be filed prior to the Effective Time.

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2.           VOTE TO INCREASE OR DECREASE AUTHORIZED SHARES. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law, and without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless any such vote is required pursuant to the terms of any Certificate of Designation.

PART B. COMMON STOCK

1.           DESIGNATION AND AMOUNT. The designation of this class of capital stock shall be “Class A Common Stock,” par value $.01 per share, and “Class B Common Stock,” par value $.01 per share. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law. Notwithstanding the foregoing, except as otherwise provided in Article IV, Part B, Section 5, the Corporation shall not issue additional shares of Class B Common Stock (or securities (including options, warrants, or other rights) convertible into, or exercisable or exchangeable for shares of Class B Common Stock) after the Dividend Date.

2.           EQUAL STATUS. Except as expressly set forth in this Restated Certificate or required by applicable law, shares of Class A Common Stock and Class B Common Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution or winding up of the Corporation), share ratably and be identical in all respects and as to all matters.

3.           VOTING RIGHTS. Except as otherwise provided in this Restated Certificate or required by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall (a) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote or for the written consent of the stockholders of the Corporation, (b) be entitled to notice of any stockholders’ meeting in accordance with the By-laws of the Corporation and (c) be entitled to vote upon such matters and in such manner as may be provided in this Restated Certificate or required by applicable law. Except as otherwise expressly provided in this Restated Certificate or required by applicable law, each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder and each holder of Class B Common Stock shall have the right to ten (10) votes per share of Class B Common Stock held of record by such holder.

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4.           DIVIDEND RIGHTS. Dividends may be declared by the Board of Directors and paid on the Common Stock from funds legally available therefor as and when determined by the Board of Directors in its sole discretion, subject to the requirements of applicable law and the provisions of this Restated Certificate. Shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any such dividends; provided, however, that in the event a dividend is paid in the form of shares of Common Stock, or securities (including options, warrants, or other rights) convertible into, or exercisable or exchangeable for Common Stock, then such dividend shall be paid only in shares of Class A Common Stock (or securities (including options, warrants, or other rights) convertible into, or exercisable or exchangeable for shares of Class A Common Stock), with holders of shares of Class A Common Stock and Class B Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock (or securities (including options, warrants or other rights) convertible into, or exercisable or exchangeable for an identical number of shares of Class A Common Stock). Notwithstanding the foregoing, the Board of Directors may pay or make a disparate dividend or distribution per share of Class A Common Stock or Class B Common Stock (whether in the amount of such dividend or distribution payable per share, the form in which such dividend or distribution is payable, the timing of the payment, or otherwise) if such disparate dividend or distribution is approved in advance by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Class A Common Stock and a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.

5.           SUBDIVISIONS, COMBINATIONS OR RECLASSIFICATIONS. Shares of Class A Common Stock or Class B Common Stock may not be subdivided, combined or reclassified unless the shares of the other class of Common Stock are concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock and Class B Common Stock on the record date for such subdivision, combination or reclassification; provided, however, that shares of one such class may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved in advance by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Class A Common Stock and a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.

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6.           LIQUIDATION, DISSOLUTION OR WINDING UP. Subject to the preferential or other rights, if any, of the holders of any Preferred Stock, in the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of Class A Common Stock and Class B Common Stock will be entitled to receive ratably all assets or funds of the Corporation available for distribution to its stockholders, irrespective of class, unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Class A Common Stock and a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.

7.           MERGER OR CONSOLIDATION. In the case of any distribution or payment in respect of the shares of Class A Common Stock or Class B Common Stock upon the consolidation or merger of the Corporation with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a consolidation or merger, such distribution or payment shall be made ratably on a per share basis among the holders of the Class A Common Stock and Class B Common Stock as a single class; provided, however, that shares of one such class may receive different or disproportionate distributions or payments in connection with such merger, consolidation or other transaction if (i) the only difference in the per share distribution to the holders of the Class A Common Stock and Class B Common Stock is that any securities distributed to the holder of a share Class B Common Stock have ten times the voting power of any securities distributed to the holder of a share of Class A Common Stock, or (ii) such merger, consolidation or other transaction is approved by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Class A Common Stock and a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.

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8.           CONVERSION OF CLASS B COMMON STOCK.

8A.        VOLUNTARY CONVERSION. Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the Corporation. Before any holder of Class B Common Stock shall be entitled to voluntarily convert any shares of such Class B Common Stock, such holder shall surrender the certificate or certificates therefor (if any), duly endorsed (or in the case of lost, stolen, or destroyed certificate(s), shall notify the Corporation that the certificate(s) have been lost, stolen, or destroyed), at the principal corporate office of the Corporation or of any transfer agent for the Class B Common Stock, and shall give written notice to the Corporation at its principal corporate office, that the stockholder elects to convert the same and shall state therein the name(s) (i) in which the certificate(s) representing the shares of Class A Common Stock into which the shares of Class B Common Stock are so converted are to be issued or (ii) in which such shares are to be registered in book entry if such shares are uncertificated. The Corporation shall, as soon as practicable thereafter, (x) issue and deliver at such office to such holder of Class B Common Stock, or to the nominee or nominees of such holder, a certificate or certificates representing the number of shares of Class A Common Stock to which such holder shall be entitled, provided, however, that the Corporation shall not be obligated to issue certificate(s) evidencing the shares of Class A Common Stock issuable upon such voluntary conversion unless the certificate(s) evidencing such shares of Class B Common Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificate(s) have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such lost, stolen or destroyed certificate(s), or (y) if such shares are uncertificated, register such shares in book-entry form. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class B Common Stock to be converted following or contemporaneously with the written notice of such holder’s election to convert required by this Section 8A, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such time. Each share of Class B Common Stock that is converted pursuant to this Part B, Section 8A of Article IV shall be retired by the Corporation and shall not be available for reissuance.

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8B.         AUTOMATIC CONVERSION. From and after the Effective Time, (i) each share of Class B Common Stock shall automatically, without further action by the holder thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock, upon the occurrence of a Transfer (as defined in Part C of this Article IV), other than a Permitted Transfer (as defined in Part C of this Article IV), of such share of Class B Common Stock (any such Transfer, a “Transfer Conversion Event”) and (ii) all (and not less than all) shares of Class B Common Stock shall automatically, without further action by any holder thereof, convert into an identical number of fully paid and nonassessable shares of Class A Common Stock at such date and time, or the occurrence of an event, specified by the affirmative vote or written consent of the holders of two-thirds of the then-outstanding shares Class B Common Stock, voting as a separate class (the occurrence of a Transfer Conversion Event or an event described in clause (ii) of this Part B, Section 8B, a “Conversion Event”). Each outstanding stock certificate that, immediately prior to a Conversion Event, represented one or more shares of Class B Common Stock subject to such Conversion Event shall, upon such Conversion Event, be deemed to represent an equal number of shares of Class A Common Stock, without the need for surrender or exchange thereof. The Corporation shall, upon the request of any holder whose shares of Class B Common Stock have been converted into shares of Class A Common Stock as a result of a Conversion Event, and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class B Common Stock or, in the case of lost, stolen, or destroyed certificate(s) (where the Corporation has been notified that that such certificate(s) have been lost, stolen, or destroyed), after execution of an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such lost, stolen or destroyed certificate(s), issue and deliver to such holder certificate(s) representing the shares of Class A Common Stock into which such holder’s shares of Class B Common Stock were converted as a result of such Conversion Event (if such shares are certificated) or, if such shares are uncertificated, register such shares in book entry form. If the Corporation has reason to believe that a Transfer Conversion Event with respect to any shares of Class B Common Stock has occurred but has not theretofore been reflected on the books of the Corporation, the Corporation may request that the applicable holder furnish affidavits or other evidence to the Corporation as the Corporation deems necessary to determine whether a Transfer Conversion Event has occurred, and if such holder does not within ten (10) days after the date of such request furnish sufficient evidence to the corporation (in the manner provided in the request) to enable the Corporation to determine that no such Transfer Conversion Event has occurred, any such shares of Class B Common Stock, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock and the same shall thereupon be registered on the books and records of the Corporation. If the Secretary of the Corporation or the Board of Directors, or a duly authorized committee thereof, determines that any shares of Class B Common Stock have been subject to an inadvertent Transfer that would constitute a Transfer Conversion Event, or any other event shall have occurred, or any state of facts arisen or come into existence, that would inadvertently cause a Transfer Conversion Event, and the holder thereof shall have cured or shall promptly cure such inadvertent Transfer or the event or state of facts that would inadvertently cause such Transfer Conversion Event, then the Secretary of the Corporation or the Board of Directors, or a duly authorized committee thereof, may determine that such share or shares of Class B Common Stock shall not have been automatically converted into Class A Common Stock pursuant to Section 8B of this Article IV. Subject to the preceding sentence, each share of Class B Common Stock that is converted pursuant to this Part B, Section 8B of Article IV shall thereupon be retired by the Corporation and shall not be available for reissuance.

8C.         The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or the other provisions of this Restated Certificate, relating to the conversion of the Class B Common Stock into Class A Common Stock, as it may deem necessary or advisable in connection therewith. In connection with any action of the stockholders taken at a meeting or by written consent, the Corporation shall presume that the stock ledger of the Corporation sets forth the stockholders entitled to vote in person or by proxy at any meeting of stockholders or in connection with any such written consent and the class or classes or series of shares held by each such stockholder and the number of shares of each class or classes or series held by such stockholder, provided that any such presumption shall be rebuttable by a Holder of shares of Common Stock that furnishes affidavits or other evidence sufficient to enable the Corporation to make a contrary determination in accordance with this Restated Certificate. Notwithstanding anything herein to the contrary, any determination by the Secretary of the Corporation relating to the conversion of any share of Class B Common Stock into a share of Class A Common Stock shall be conclusive and binding.

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9.           RESERVATION OF STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock, and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class B Common Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose.

10.         PROTECTIVE PROVISION. The Corporation shall not, whether by merger, consolidation or otherwise, amend, alter, repeal or waive Parts B or C of this Article IV (or adopt any provision inconsistent therewith), without first obtaining the affirmative vote or written consent of the holders of a majority of the then outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law, this Restated Certificate or the By-laws of the Corporation.

11.         ADDITIONAL PROTECTIVE PROVISION. For a period of eighteen (18) months from the Effective Time, any merger, consolidation, share exchange or similar transaction as a result of which Standard General L.P. and its affiliates, individually or in the aggregate, would own ninety-five percent (95%) or more of the issued and outstanding shares of Common Stock of the Corporation shall require the approval of the holders of a majority of the shares of the Class A Common Stock held by stockholders of the Corporation other than Standard General L.P. and its affiliates. For a period of eighteen (18) months from the Effective Time, the approval of the holders of a majority of the shares of the Class A Common Stock held by the stockholders of the Corporation other than Standard General L.P. and its affiliates shall be required to amend, alter or eliminate this Section 11 of Article IV, Part B.

PART C. DEFINITIONS.

Subject to the definitions set forth Article V, Part C (which shall be applicable for Article V only), for purposes of this Restated Certificate:

1.           “1934 Act” shall mean the Securities Exchange Act of 1934.

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2.           “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the 1934 Act (or any subsequent provisions replacing the 1934 Act or the rules and regulations promulgated thereunder).

3.           “Dividend” shall mean the “Dividend” as such term is defined in the Contribution and Exchange Agreement, dated as of November 25, 2016, by and among the Corporation, Standard General Master Fund L.P., P. Standard General Ltd. And Standard General Focus Fund L.P.

4.           “Dividend Date” shall mean the date of distribution of the Dividend.

5.           “Financial Intermediary” shall mean (i) a clearing agency, clearing corporation or depository or (ii) a person, including a broker, voting trustee, bank, trust company or other nominee, that in the ordinary course of its business maintains securities accounts for other persons and is acting in that capacity.

6.           “Holder” shall mean, with respect to a share of capital stock of the Corporation, the registered holder of such share on the stock ledger of the Corporation; provided that if such registered holder (or any account holder of a Financial Intermediary with respect to such share) is a Financial Intermediary, the “Holder” of such share shall be deemed to be the person that is both (i) the account holder at a Financial Intermediary with respect to such share and (ii) not a Financial Intermediary.

7.           “Parent” of an entity shall mean any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.

8.           “Permitted Transfer” shall mean, and be restricted to, any Transfer of any shares of Class B Common Stock by a Qualified Stockholder to one or more Permitted Transferees of such Qualified Stockholder.

9.           “Permitted Transferee” shall mean, and be restricted to:

(a)          with respect to any Holder that is a corporation, partnership, limited liability company or other entity (a “Corporate Person”), any Affiliate of such Corporate Person.

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(b)          with respect to any Holder that is a natural person, (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, of such natural person (such natural person’s “Family Members”), (ii) any transferee under a domestic relations order in settlement of marital property rights, (iii) any trust or Corporate Person that is and remains wholly-owned and controlled, directly or indirectly, by such natural person or such natural person’s Family Members and that is and remains solely for the benefit of such natural person or such natural person’s Family Members and (iv) (A) the guardian or conservator of such natural person if such natural person has been adjudged disabled, incapacitated, incompetent or otherwise unable to manage his or her own affairs, (B) the executor, administrator or personal representative of the estate of such natural person if such natural person is deceased, (C) the trustee or receiver of the estate of such natural person if such natural person is bankrupt or insolvent or (D) any “Permitted Transferee” of such natural person if such natural person is disabled, incapacitated, incompetent, deceased, bankrupt or insolvent; and

(c)          with respect to any Holder that is a trust, (i) the beneficiaries of such trust and (ii) the Family Members of the beneficiaries of such trust.

10.         A “person” shall mean an any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

11.         “Qualified Stockholder” shall mean (a) any Holder of a share of Class B Common Stock as of the Dividend Date and (b) any person that becomes the Holder of any share of Class B Common Stock as a result of a Permitted Transfer.

12.         “Transfer” of a share of capital stock of the Corporation by the Holder thereof shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share as a result of which such person is no longer the Holder of such share; provided that the pledge of a share of capital stock of the Corporation by the Holder thereof that creates a mere security interest in such share pursuant to a bona fide loan or indebtedness transaction shall not constitute a “Transfer” by the Holder of such share for so long as such Holder continues to exercise the power to vote or direct the voting of such share by proxy, voting agreement or otherwise; provided, however, that a foreclosure of such share or other similar action by the pledgee shall constitute a “Transfer” unless such foreclosure or similar action qualifies as a “Permitted Transfer” at such time.

ARTICLE V.

CERTAIN BUSINESS COMBINATIONS

PART A. VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS.

1.           REQUIRED VOTE FOR CERTAIN BUSINESS COMBINATIONS. In addition to any affirmative vote required by law or by this Restated Certificate, and except as otherwise expressly provided in Paragraph 2 of this Article V, Part A:

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1A.         any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation or entity (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of any Interested Stockholder; or

1B.         any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $5,000,000 or more; or

1C.         the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $5,000,000 or more; or

1D.         the adoption of any plan or proposal for the liquidation, dissolution or winding up of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

1E.         any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require, subject to Paragraph 2 of this Article V, Part A, the affirmative vote of the holders of at least two-thirds of the voting power of the then outstanding Voting Stock (as hereinafter defined), voting together as a single class at a duly constituted meeting of stockholders called expressly for such purpose. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law.

2.           DEFINITION OF “BUSINESS COMBINATION. The term “Business Combination” as used in this Article V shall mean any transaction which is referred to in any one or more of Subparagraphs (1A) through (1E) of this Paragraph 1 of Article V, Part A.

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PART B. WHEN HIGHER VOTE IS NOT REQUIRED.

The provisions of Paragraph 1 of this Article V, Part A, shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law and any other provision of this Restated Certificate, if all of the conditions specified in either of the following Paragraph 1 or 2 or this Part B are met:

1.           APPROVAL BY CONTINUING DIRECTORS. The Business Combination shall have been approved by the affirmative vote of a majority of the Continuing Directors (as herein defined) then in office.

2.           PRICE AND PROCEDURE REQUIREMENTS. All of the following conditions shall have been met:

2A.        The aggregate amount of the cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of common stock in such Business Combination shall be at least equal to the highest of the following:

(1)         (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of common stock acquired by it (1) within the two year period immediately prior to and including the first public announcement of the proposal of the Business Combination (the “Announcement Date”) or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and

(2)         the Fair Market Value per share of common stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article V as the “Determination Date”), whichever is higher.

2B.         The aggregate amount of the cash and the Fair Market Value, as of the date of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock in such Business Combination shall be at least equal to the highest of the following (it being intended that the requirements of this Subparagraph 2B shall be required to be met with respect to every other class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

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(1)         (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to and including the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

(2)         (if applicable) the highest preferential amount per share which the holders of shares of such class of Voting Stock are entitled to receive from the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

(3)         the Fair Market Value per share of such class of voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

2C.         The consideration to be received by holders of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by such Interested Stockholder.

2D.         After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (a) there shall have been (1) no failure to declare and pay at regular dates therefor the full amount of any dividends (whether or not cumulative) payable on any class or series of preferred stock, except as approved by the affirmative vote of a majority of the Continuing Directors; (2) no reduction in the annual rate of dividends paid on the common stock (except as necessary to reflect any subdivision of the common stock), except as approved by the affirmative vote of a majority of the Continuing Directors; and (3) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the common stock, unless the failure so to increase such annual rate is approved by the affirmative vote of a majority of the Continuing Directors; and (b) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

2E.         After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise, unless such transaction shall have been approved or ratified by the affirmative vote of a majority of the Continuing Directors after such person shall have become an Interested Stockholder.

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2F.         A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules and regulations) shall be mailed to public stockholders of the Corporation at least 20 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act, rules or regulations or subsequent provisions thereof).

PART C. CERTAIN DEFINITIONS.

For the purposes of this Article V only:

1.           A “person” shall mean an individual, a Group Acting in Concert, a corporation, a partnership, an association, a joint stock company, a trust, a business trust, a government or political subdivision, any unincorporated organization, or any other association or entity.

2.           “Interested Stockholder” shall mean any person who or which:

2A.         is the beneficial owner, directly or indirectly, of 15% or more of the voting power of the then outstanding shares of Voting Stock; or

2B.         is an Affiliate of the Corporation and at any time within the two year period immediately prior to and including the date in question was the beneficial owner, directly or indirectly, of 15% or more of the voting power of the then outstanding shares of Voting Stock; or

2C.         is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two year period immediately prior to and including the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933 (or any subsequent provisions replacing such Act or the rules and regulations promulgated thereunder) and such assignment or succession was not approved by a majority of the Continuing Directors;

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provided, however, that the term “Interested Stockholder” shall not include (a) the Corporation; (b) any Subsidiary of the Corporation; (c) any person, directly or indirectly, owning of record or beneficially 100% of the issued and outstanding capital stock of the Corporation (other than directors’ qualifying shares, if any); (d) any employee benefit plan or compensation arrangement of the Corporation or any Subsidiary of the Corporation; (e) any person holding shares of voting Stock organized, appointed or established by the Corporation or any Subsidiary for or pursuant to the terms of any such employee benefit plan or compensation arrangement; or (f) any Grandfathered Person unless such Grandfathered Person becomes, after the closing of the initial public offering of shares of common stock of the Corporation, the beneficial owner of more than the Grandfathered Percentage of the Voting Stock then outstanding. Any Grandfathered Person who becomes, after the close of business on the date of the closing of the initial public offering of shares of common stock of the Corporation, the beneficial owner of less than 15% of the voting power of the then outstanding shares of Voting Stock shall cease to be a Grandfathered Person.

Notwithstanding the foregoing, no person shall become an “Interested Stockholder” as the result of an acquisition of Voting Stock by the Corporation which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person to 15% (or, if applicable, the Grandfathered Percentage with respect to such person) or more of the voting power of the then outstanding shares of Voting Stock; provided, however, that if a person shall become the beneficial owner of 15% (or, if applicable, the Grandfathered Percentage with respect to such person) or more of the voting power of the then outstanding shares of Voting Stock by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the beneficial owner of any additional shares of Voting Stock of the Corporation (other than any shares of Voting Stock issued to such person as a result of a stock dividend, stock split, reclassification, recapitalization, or other similar transaction involving the issuance of shares of Voting Stock on a pro rata basis to all holders of voting Stock), then such person shall be deemed to be an “Interested Stockholder” if immediately thereafter the voting power of the shares of Voting Stock beneficially owned by such person equals or exceeds 15% (or in the case of a Grandfathered Person, the Grandfathered Percentage with respect to such person)) or more of the voting power of all of the shares of Voting Stock then outstanding.

3.           A person shall be deemed the “beneficial owner” of, and shall be deemed to beneficially own, any Voting Stock:

3A.         which such person or any of such person’s Affiliates or Associates, directly or indirectly, beneficially owns (as determined pursuant to Rule 13d¬3 of the Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “1934 Act”)); or

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3B.         which such person or any of its Affiliates or Associates, directly or indirectly, has or shares with respect to the Voting Stock (a) the right to acquire, or direct the acquisition of (whether such right is exercisable immediately, or only after the passage of time or upon the satisfaction of any conditions, or both), such Voting Stock pursuant to any agreement, arrangement, understanding or otherwise (whether or not in writing) (other than customary arrangements with and between underwriters and selling group members with respect to a bona fide public offering of securities) or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the “beneficial owner” of, or to “beneficially own,” securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (b) the right to vote, or to direct the voting of, such Voting Stock pursuant to any agreement, arrangement, understanding or otherwise (whether or not in writing) (provided that a person shall not be deemed to be the beneficial owner of any securities if the agreement, arrangement or understanding to vote such security arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Rules and Regulations promulgated under the 1934 Act and is not also then reportable by such person on Schedule 13D under the 1934 Act (or any comparable or successor report)), or (c) the right to dispose of, or to direct the disposition of, such Voting Stock pursuant to any agreement, arrangement, understanding or otherwise (whether or not in writing) (other than customary arrangement with and between underwriters and selling group members with respect to a bona fide public offering of securities ); or

3C.         which is beneficially owned, directly or indirectly, by any other person (or any Affiliate or Associate thereof) with which such person or any of such person’s Affiliates or Associates has any agreement, arrangement, understanding or otherwise (whether or not in writing) (other than customary arrangements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy described in Subparagraph 3B above) or disposing of any shares of Voting Stock.

provided, however, that (1) no person engaged in business as an underwriter of securities shall be deemed the beneficial owner of any securities acquired through such person’s participation as an underwriter in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition and (2) no person who is a director or an officer of the Corporation shall be deemed, solely as a result of his or her participation as director or officer of the Corporation, the beneficial owner of any securities of the Corporation that are beneficially owned by any other director or officer of the Corporation.

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3D.         Notwithstanding anything in the definition of beneficial owner to the contrary, the phrase “then outstanding,” when used with reference to a person’s beneficial ownership of securities of the Corporation, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such person would be deemed to own beneficially hereunder.

3E.         “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b¬2 f the General Rules and Regulations under the 1934 Act (or any subsequent provisions replacing the 1934 Act or the rules and regulations promulgated thereunder); PROVIDED, HOWEVER, that no person who is a director or officer of the Corporation shall be deemed an Affiliate or Associate of any other director or officer of the Corporation solely as a result of his or her position as a director or officer of the Corporation.

3F.         “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 2 of this Part C, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

3G.         “Continuing Director” means (i) any member of the Board of Directors of the Corporation who is not an Interested Stockholder of an Affiliate or Associate of an Interested Stockholder and was a member of the Board of Directors prior to the time that the interested Stockholder became an Interested Stockholder, and (ii) any person who subsequently becomes a member of the Corporation’s Board of Directors who is not an Associate or Affiliate of an Interested Stockholder and is recommended or approved by the affirmative vote of a majority of the Continuing Directors.

3H.         “Fair Market Value” means:

(1)         in the case of stock, the highest closing sale price during the 30-day period immediately prior to and including the date in question of a share of such stock on the principal United States securities exchange registered under the 1934 Act (or any subsequent provisions replacing such Act or rules or regulations promulgated thereunder) on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period immediately prior to and including the date in question on the National Association of Securities Dealers Automated Quotation System or any comparable value system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the affirmative vote of a majority of the Continuing Directors of the Board of Directors in good faith; and

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(2)         in the case of property other than cash or stock, the fair market value of such property on the date in question is determined by an affirmative vote of a majority of the Continuing Directors of the Board of Directors in good faith.

3I.          “Group Acting in Concert” shall mean persons seeking to combine or pool their voting or other interests in the securities of the Corporation for a common purpose, pursuant to any contract, understanding or relationship, agreement or other arrangement, whether written, oral or otherwise, or any “group of persons” as defined under Section 13(d) of the 1934 Act (or any subsequent provisions replacing such Act or rules or regulations promulgated thereunder). When persons act together for any such purpose, their group is deemed to have acquired their stock.

3J.          In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in this Article V shall include the shares of common stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

3K.         “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled, at the time, to vote generally in the election of Directors.

3L.          “Grandfathered Percentage” shall mean , with respect to any Grandfathered Person, the percentage of the voting power of the then outstanding shares of Voting Stock that such Grandfathered Person beneficially owns as of the close business on the date of the closing of the initial public offering of shares of common stock of the Corporation in the fall of 1993 plus an additional two (2) percentage points; provided, however, that in the event the underwriters exercise their overallotment option in connection with this initial public offering of shares of common stock, the Grandfathered Percentage shall, from and after the closing of such overallotment option, mean, with respect to any Grandfathered Person, the percentage of the voting power of the then outstanding shares of Voting Stock that such Grandfathered Person beneficially owns as of the close of business on the date of the closing of the overallotment option plus an additional two (2) percentage points; and provided, further, that, in the event of any Grandfathered Person shall sell, transfer or otherwise dispose of any outstanding shares of Voting Stock after the close of business on the date of the closing of the initial public offering of the Corporation’s common stock in the fall of 1993, the Grandfathered Percentage shall, subsequent to such sale, transfer or disposition, mean, with respect to such Grandfathered Person, the lesser of (i) the Grandfathered Percentage as in effect immediately prior to such sale, transfer, or disposition or (ii) the percentage of the voting power of the then outstanding shares of Voting Stock that such Grandfathered Person beneficially owns immediately following such sale, transfer or disposition plus an additional two (2) percentage points.

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3M.        “Grandfathered Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, is, as of the close of business on the date of the closing of the initial public offering of shares of common stock of the Corporation in the fall of 1993, the beneficial owner of 15% or more of the voting power of the then outstanding Voting Stock at such time.

3N.         The term “voting power” shall mean, with respect to each outstanding share of capital stock of the Corporation, the number of votes of which a holder of such share shall be entitled, at the time, to vote generally in the election of the Directors.

PART D. POWERS OF THE BOARD OF DIRECTORS.

A majority of the Directors of the Corporation, unless there is an Interested Stockholder, in which case a majority of the Continuing Directors then in office, shall have the power to determine for the purposes of this Article V, on the basis of information known to them after reasonable inquiry, (i) whether a person is an Interested Stockholder, (ii) the number or percentage of shares of Voting Stock or other equity securities beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of, or is affiliated or associated with, another person, (iv) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination, has, an aggregate Fair Market Value of $5,000,000 or more, (v) whether the requirements of Part B of this Article V have been met with respect to any Business Combination, and (vi) any other matters of interpretation arising under this Article V. The good faith determination by the affirmative vote of a majority of the Directors, or, if there is an Interested Stockholder, by the affirmative vote of a majority of the Continuing Directors then in office, on such matters shall be conclusive and binding for all purposes of this Article V.

PART E. NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED STOCKHOLDERS.

Nothing contained in this Article V shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

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ARTICLE VI.

STOCKHOLDER ACTION

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders or by a consent in writing signed by the holders of shares of capital stock of the Corporation representing a majority of the total votes eligible to be cast by stockholders with respect to such action at a duly constituted meeting of stockholders called expressly for such purpose. Except as otherwise required by law, special meetings of the stockholders of the Corporation may be called only by (i) the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office, (ii) the Chairman of the Board, if one is elected, (iii) the President or (iv) holders of shares of capital stock of the Corporation representing a majority of the total votes eligible to be cast by holders of shares of capital stock of the Corporation. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation, unless otherwise provided by law. Advance notice of any matters which stockholders intend to propose for action at an annual meeting shall be given in the manner provided in the By-Laws.

ARTICLE VII.

DIRECTORS

1.           GENERAL. All power of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

2.           ELECTION OF DIRECTORS. Election of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

3.           NUMBER, ELECTION AND TERMS.

3A.         Except as otherwise fixed pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of preferred stock to elect Directors, the number of Directors of the Corporation shall be fixed exclusively by resolution duly adopted from time to time by the affirmative vote of at least two-thirds of the Board of Directors. The Directors, other than those who may be elected by the holders of any class or series of preferred stock, shall be classified, with respect to the time for which they severally hold office, into two classes, as nearly equal in number as possible as determined by the Board of Directors, with one class to be elected annually

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3B.         At each annual meeting of the stockholders of the Corporation, Directors elected to succeed those whose terms are expiring at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the second year following the year of their election and until their respective successors are duly elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

4.           STOCKHOLDER NOMINATIONS OF DIRECTOR CANDIDATES. Except as otherwise fixed pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class of series of preferred stock to elect Directors, advance notice of nominations for the election of Directors, other than by the Board of Directors or a committee thereof, shall be given in the manner provided in the By-Laws.

5.           VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Except as otherwise fixed pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of preferred stock to elect Directors, any vacancy occurring in the Board of Directors, including any vacancy created by reason of a newly created directorship resulting in an increase in the number of directors or any vacancy resulting from death, resignation, disqualification, removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, if a quorum is present; provided, however, that, if there is an Interested Stockholder at the time of such vote, the filling of such vacancy shall also require the affirmative vote of a majority of the Continuing Directors then in office. Notwithstanding anything contained herein to the contrary, any Director that voluntarily leaves office may vote on his or her replacement. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified. When the number of Directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

6.           REMOVAL. Except as otherwise fixed pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of preferred stock to elect Directors, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office only with cause and by the affirmative vote of at least two-thirds of the total votes which would be eligible to be cast by stockholders in the election of such Director at a duly constituted meeting of stockholders called expressly for such purpose. A Director may not be removed from office without cause. At least 30 days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice shall be sent to the Director whose removal will be considered at the meeting.

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ARTICLE VIII.

LIMITATION OF LIABILITY

A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which the Director derived an improper personal benefit. If the General Corporation Law of Delaware is amended after the Effective Time to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor of the Corporation. The indemnification provided herein shall inure to the benefit of the heirs, executors and administrators of each person referred to in the immediately preceding sentence.

Any repeal or modification of this Article VIII (i) by the stockholders of the Corporation or (ii) by an amendment to the General Corporation Law of Delaware shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person that serves or formerly served as a director or officer of the Corporation or any predecessor of the Corporation or at any other enterprise as a director or officer at the request of the Corporation or any predecessor of the Corporation.

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ARTICLE IX.

AMENDMENT OF BY¬LAWS

The Board of Directors shall have the power to adopt, alter, amend and repeal the By-Laws of the Corporation. Any By-Laws of the Corporation adopted by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or the stockholders. Notwithstanding the foregoing or any other provisions of this Restated Certificate or the By-Laws of the Corporation to the contrary, such action by the Board of Directors shall require the affirmative vote of at least two-thirds of the Directors then in office. Notwithstanding the foregoing or any other provisions of this Restated Certificate or the By-Laws of the Corporation to the contrary, any action by the stockholders to alter, amend or repeal the By-Laws of the Corporation shall require the affirmative vote of at least two-thirds of the total votes eligible to be cast by stockholders with respect to such alteration, amendment or repeal, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose.

ARTICLE X.

AMENDMENT OF RESTATED CERTIFICATE

The Corporation reserves the right to repeal, alter or amend this Restated Certificate in the manner now or hereafter prescribed by statute and this Restated Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. No repeal, alteration or amendment of this Restated Certificate shall be made unless the same is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the Directors then in office, and thereafter approved by the stockholders.

ARTICLE XI.

RESTRICTED INVESTORS; RESTRICTIONS ON ISSUANCE AND TRANSFER

In order to preserve the rights of Turning Point Brands, Inc. (“Turning Point”) or any Article XI Subsidiary (as hereinafter defined) to distribute certain products pursuant to the Distribution Agreements (as hereinafter defined), Restricted Investors (as hereinafter defined) shall not own (whether of record or beneficially) more than the Permitted Percentage of any class of capital stock of the Corporation at any time outstanding, and the provisions contained in this Article XI shall apply to the extent necessary to prevent the loss by Turning Point or any Article XI Subsidiary of such rights. The Board of Directors (or any duly constituted committee thereof) is specifically authorized to make all such reasonable determinations as shall be necessary to implement the provisions of this Article XI set forth below.

1.           DEFINED TERMS. For the purposes of this Article XI, the following terms shall have the following meanings:

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1A.         “Article XI Fair Market Value” shall mean the average Market Price of one share of the applicable class of capital stock of the Corporation for the 30 consecutive trading days next preceding the date of determination. The “Market Price” for a particular day shall mean (i) the last reported sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange, Inc. (“NYSE”) composite tape; and (ii) if the applicable class of capital stock of the Corporation is not then listed or admitted to unlisted trading privileges on the NYSE, as reported on the consolidated reporting system of the principal national securities exchange (then registered as such pursuant to Section 6 of the Securities Exchange Act of 1934, as amended) on which the applicable class of capital stock of the Corporation is then listed or admitted to unlisted trading privileges; and (iii) if the applicable class of capital stock of the Corporation is not then listed or admitted to unlisted trading privileges on the NYSE or any national securities exchange, as included for quotation through the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) National Market System; and (iv) if the applicable class of capital stock of the Corporation is not then listed or admitted to unlisted trading privileges on the NYSE or on any national securities exchange, and is not then included for quotation through the NASDAQ National Market System, (x) the average of the closing “bid” and “asked” prices on such day in the over-the-counter market as reported by NASDAQ or, (y) if “bid” and “asked” prices for the applicable class of capital stock of the Corporation on such day shall not have been reported on NASDAQ, the average of the “bid” and “asked” prices for such day as furnished by any NYSE member firm regularly making a market in and for the applicable class of capital stock of the Corporation. If the applicable class of capital stock of the Corporation ceases to be publicly traded, the Article XI Fair Market Value thereof shall mean the fair value of one share of the applicable class of capital stock of the Corporation as determined in good faith by the Board of Directors, which determination shall be conclusive.

1B.         “Article XI Subsidiary” shall mean any person 50% or more of whose Equity Interests are owned, directly or indirectly, by Turning Point.

1C.         “Bollore” shall mean Bollore Technologies, S.A., a corporation organized under the laws of the Republic of France.

1D.         “Bollore Competitor” shall mean any person that directly or indirectly manufactures, sells, markets, distributes or otherwise promotes cigarette paper booklets, filter tubes, injector machines or filter tips in the Territory.

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1E.         “Distribution Agreements” shall mean the Amended and Restated Distribution and License Agreements dated as of November 30, 1992 between Bollore and North Atlantic Operating Corporation, Inc., a Delaware corporation and subsidiary of Turning Point, relating to (i) the United States and (ii) Canada, each as amended by a Restated Amendment dated June 25, 1997 and Amendments dated respectively October 22, 1997, October 7, 1999, October 20, 1999, June 19, 2002, February 28, 2005 and April 20, 2006, and the License and Distribution Agreement, dated March 19, 2013, between Bollore and North Atlantic Operating Corporation, Inc., in each case as so amended and as may hereafter be amended, modified or superseded, and any other related agreements between or among such parties.

1F.         “Equity Interest” means the ownership of any class of equity security of a person (whether common or preferred and whether voting or non-voting), any security that is convertible into any class of equity security of a person (including, but not limited to any warrant, option, convertible note or contract right to acquire any equity security) or any partnership or other equity ownership interest in a person.

1G.         “Permitted Percentage” shall mean 14.9%.

1H.         “Redemption Securities” shall mean interest bearing promissory notes of the Corporation with a maturity of not more than 10 years from the date of issue and bearing interest and having such other payment terms designed to ensure, in the Corporation’s determination, that the discounted present value of such promissory notes at the date of issuance is substantially equivalent to the Redemption Price (as hereinafter defined) as if paid in cash.

1I.          “Restricted Investor” means (i) any Bollore Competitor, (ii) any person that owns more than a 20% Equity Interest in any Bollore Competitor, or (iii) any person who serves as a director or officer of, or any person that has the right to appoint an officer or director of, any Bollore Competitor or of any person that owns more than a 20% Equity Interest in any Bollore Competitor.

1J.          “Territory” means the United States, the District of Columbia, the territories, possessions and military bases of the United States and the Dominion of Canada.

2.           RESTRICTIONS ON ISSUANCE AND TRANSFER. Any purported issuance (including upon the exercise, conversion or exchange of any securities of the Corporation) or transfer of any shares of any class of capital stock of the Corporation that would result in the ownership by any Restricted Investor, in the aggregate, of a percentage of the outstanding shares of such class of capital stock in excess of the Permitted Percentage shall, to the fullest extent permitted by applicable law and for so long as such excess exists, be ineffective as against the Corporation, and neither the Corporation nor its transfer agent shall register such purported transfer or issuance on the stock transfer records of the Corporation, and neither the Corporation nor its transfer agent shall be required to recognize the purported transferee or owner as a stockholder of the Corporation for any purpose whatsoever, except to the extent necessary to effect a further transfer to a person who is not a Restricted Investor and for purposes of effecting any remedy available to the Corporation, in each case consistent with the policy and provisions of this Article XI.

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3.           NO VOTING RIGHTS; TEMPORARILY WITHHOLDING PAYMENTS OF DIVIDENDS AND OTHER DISTRIBUTIONS. If on any date (including any record date) ownership by any Restricted Investor (including ownership resulting from the exercise, conversion or exchange of securities of the Corporation), in the aggregate, of the outstanding capital stock of any class of the Corporation exceeds the Permitted Percentage, the Corporation shall determine in the manner prescribed below, which shares owned by such Restricted Investor constitute such excess (the “Excess Shares”), and the Excess Shares shall (so long as such excess exists) not have any voting rights, and the Corporation may (so long as such excess exists) temporarily withhold the payment of dividends and the sharing in any other distribution (upon liquidation or otherwise) in respect of the Excess Shares; provided, however, that any such dividend or distribution shall be set aside for payment to the owners of the Excess Shares when such shares are no longer owned by a Restricted Investor. The determination of those shares that constitute Excess Shares shall be made solely by reference to the date or dates on which such shares were acquired by a Restricted Investor (which, in the event such shares were acquired upon the exercise, conversion or exchange of securities, shall be deemed to be the date of such exercise, conversion or exchange), starting with the most recent acquisition of shares of capital stock by a Restricted Investor and including, in reverse chronological order of acquisition, all other acquisitions of shares of capital stock by the Restricted Investor from and after the acquisition of those shares of capital stock by the Restricted Investor that first caused the Permitted Percentage to be exceeded, the determination by the Corporation as to those shares that constitute Excess Shares shall, be determined by reference to bona fide records maintained by the Corporation’s transfer agent and shall be conclusive and binding on the Restricted Investor in all respects.

4.           REDEMPTION OF STOCK. Excess Shares shall be subject to redemption by the Corporation (by action of the Board of Directors, in its discretion) to the extent necessary to reduce the aggregate number of shares of such capital stock owned by Restricted Investors to the Permitted Percentage. The terms and conditions of such redemption shall be as follows:

4A.        the per share redemption price to be paid for the Excess Shares (the “Redemption Price”) shall be the sum of (i) the Article XI Fair Market Value of such shares of capital stock plus (ii) an amount equal to the amount of any dividend or distribution declared in respect of such shares prior to the date on which such shares are called for redemption and which amount has been withheld by the Corporation pursuant to paragraph 3 of this Article XI;

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4B.         the Redemption Price shall be paid either in cash (by bank or cashier’s check) or by the issuance of Redemption Securities, as determined by the Board of Directors, in its discretion;

4C.         the Excess Shares to be redeemed shall be selected in the same manner as provided in paragraph 3 of this Article XI and shall not exceed the number necessary to reduce the percentage of shares of capital stock owned by the Restricted Investor, in the aggregate, to the Permitted Percentage; provided that the Corporation may adjust upward to the nearest whole share the number of shares to be redeemed so as not to be required to redeem or issue fractional shares;

4D.         written notice of the date of redemption (the “Redemption Date”) together with a letter of transmittal to accompany certificates evidencing shares of stock which are surrendered for redemption (if any) shall be given either by hand delivery or by overnight courier service first class mail, postage prepaid, to each holder of record of the selected shares to be redeemed, at such holder's last known address as the same appears on the stock register of the Corporation (unless such notice is waived in writing by any such holders) (the “Redemption Notice”);

4E.         the Redemption Date (for purposes of determining right, title and interest in and to shares of capital stock being selected for redemption) shall be the later of (i) the date specified as the redemption date in the Redemption Notice given to holders (which date shall not be earlier than the date such notice is given) or (ii) the date on which the funds or Redemption Securities necessary to effect the redemption have been irrevocably deposited in trust for the benefit of such holders;

4F.         each Redemption Notice shall specify (i) the Redemption Date (as determined pursuant to clause 4E of this paragraph 4 of this Article XI), (ii) the number of shares of capital stock to be redeemed from such holder (and the certificate number(s) evidencing such shares, if such shares are certificated), (iii) the Redemption Price and the manner of payment thereof, (iv) the place where certificates for such shares (if any) are to be surrendered for cancellation against the simultaneous payment of the Redemption Price, (v) any instructions as to the endorsement or assignment for transfer of such certificates (if any) and the completion of the accompanying letter of transmittal; and (vi) the fact that all right, title and interest in respect of the shares so selected for redemption (including, without limitation, voting and dividend rights) shall cease and terminate on the Redemption Date, except for the right to receive the Redemption Price;

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4G.         from and after the Redemption Date, all right, title and interest in respect of the shares selected for redemption (including, without limitation, voting and dividend rights) shall cease and terminate, such shares shall no longer be deemed to be outstanding (and may either be retired or held by the Corporation as treasury stock) and the owners of such shares shall thereafter be entitled only to receive the Redemption Price; and

4H.         upon surrender of the certificates for any shares so redeemed in accordance with the requirements of the Redemption Notice (if any) and accompanying letter of transmittal (and otherwise in proper form for transfer as specified in the Redemption Notice), the owner of such shares shall be entitled to payment of the Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate (or certificates) shall be issued representing the shares not redeemed without cost to the holder thereof.

5.           CERTIFICATION REQUIREMENTS. To the extent necessary to enable the Corporation to determine the percentage of the outstanding capital stock of any class owned by Restricted Investors, the Corporation may require that record or beneficial owners of shares of stock confirm whether or not they are Restricted Investors (by submitting such documentary and other evidence thereof as the Corporation may reasonably require or request) and may, in the discretion of the Board of Directors, temporarily withhold and deposit into escrow dividends payable to, any such record holder and owner until adequate confirmation is received. The Board of Directors is authorized to take all such other ministerial acts and to make such interpretations as it may deem necessary or advisable to effectuate the policy and provisions of this Article XI.

6.           SEVERABILITY. Each provision of this Article XI is intended to be severable from every other provision. If any one or more of the provisions contained in this Article XI is held by a court or similar body of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of any other provision of this Article XI shall not be affected, and this Article XI shall be construed as if the provisions held to be invalid, illegal or unenforceable had never been contained therein.

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Exhibit C – Final Amended Charter

SIXTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

STANDARD DIVERSIFIED OPPORTUNITIES INC.

ARTICLE I.

NAME

The name of the Corporation is Standard Diversified Opportunities Inc.

ARTICLE II.

REGISTERED OFFICE

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE III.

PURPOSES

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV.

CAPITAL STOCK

The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 830,000,000 shares, divided into classes as follows:

500,000,000 shares shall be shares of Preferred Stock, with a par value of $.01 per share (the “Preferred Stock”);

300,000,000 shares shall be shares of Class A Common Stock, with a par value of $.01 per share (the “Class A Common Stock”); and

30,000,000 shares shall be shares of Class B Common Stock, with a par value of $.01 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”).

The following is a statement of the designations and the rights, powers and privileges, and the qualifications, limitations or restrictions thereof, in respect of each class of capital stock of the Corporation.

PART A. PREFERRED STOCK1

1.           DESIGNATION AND RIGHTS. Subject to the provisions of this Article IV and any limitations prescribed by law, the Board of Directors of the Corporation (the “Board of Directors”) is hereby empowered: (a) by resolution or resolutions, to cause the Corporation to issue from time to time, in one or more series, up to 17,500,000 shares of Preferred Stock, and (b) by filing a certificate of designation pursuant to the applicable law of the state of Delaware (“Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers (including voting powers), preferences, terms, conditions, privileges and other rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof.

2.           VOTE TO INCREASE OR DECREASE AUTHORIZED SHARES. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law, and without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless any such vote is required pursuant to the terms of any Certificate of Designation.

PART B. COMMON STOCK

1.           DESIGNATION AND AMOUNT. The designation of this class of capital stock shall be “Class A Common Stock,” par value $.01 per share, and “Class B Common Stock,” par value $.01 per share. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law. Notwithstanding the foregoing, except as otherwise provided in Article IV, Part B, Section 5, the Corporation shall not issue additional shares of Class B Common Stock (or securities (including options, warrants, or other rights) convertible into, or exercisable or exchangeable for shares of Class B Common Stock) after the Dividend Date.

1 Note to Draft: Certificate of Elimination for Series A Preferred to be filed prior to the Effective Time.

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2.           EQUAL STATUS. Except as expressly set forth in this Restated Certificate or required by applicable law, shares of Class A Common Stock and Class B Common Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution or winding up of the Corporation), share ratably and be identical in all respects and as to all matters.

3.           VOTING RIGHTS. Except as otherwise provided in this Restated Certificate or required by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall (a) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote or for the written consent of the stockholders of the Corporation, (b) be entitled to notice of any stockholders’ meeting in accordance with the By-laws of the Corporation and (c) be entitled to vote upon such matters and in such manner as may be provided in this Restated Certificate or required by applicable law. Except as otherwise expressly provided in this Restated Certificate or required by applicable law, each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder and each holder of Class B Common Stock shall have the right to ten (10) votes per share of Class B Common Stock held of record by such holder.

4.           DIVIDEND RIGHTS. Dividends may be declared by the Board of Directors and paid on the Common Stock from funds legally available therefor as and when determined by the Board of Directors in its sole discretion, subject to the requirements of applicable law and the provisions of this Restated Certificate. Shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any such dividends; provided, however, that in the event a dividend is paid in the form of shares of Common Stock, or securities (including options, warrants, or other rights) convertible into, or exercisable or exchangeable for Common Stock, then such dividend shall be paid only in shares of Class A Common Stock (or securities (including options, warrants, or other rights) convertible into, or exercisable or exchangeable for shares of Class A Common Stock), with holders of shares of Class A Common Stock and Class B Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock (or securities (including options, warrants or other rights) convertible into, or exercisable or exchangeable for an identical number of shares of Class A Common Stock). Notwithstanding the foregoing, the Board of Directors may pay or make a disparate dividend or distribution per share of Class A Common Stock or Class B Common Stock (whether in the amount of such dividend or distribution payable per share, the form in which such dividend or distribution is payable, the timing of the payment, or otherwise) if such disparate dividend or distribution is approved in advance by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Class A Common Stock and a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.

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5.           SUBDIVISIONS, COMBINATIONS OR RECLASSIFICATIONS. Shares of Class A Common Stock or Class B Common Stock may not be subdivided, combined or reclassified unless the shares of the other class of Common Stock are concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock and Class B Common Stock on the record date for such subdivision, combination or reclassification; provided, however, that shares of one such class may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved in advance by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Class A Common Stock and a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.

6.           LIQUIDATION, DISSOLUTION OR WINDING UP. Subject to the preferential or other rights, if any, of the holders of any Preferred Stock, in the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of Class A Common Stock and Class B Common Stock will be entitled to receive ratably all assets or funds of the Corporation available for distribution to its stockholders, irrespective of class, unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Class A Common Stock and a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.

7.           MERGER OR CONSOLIDATION. In the case of any distribution or payment in respect of the shares of Class A Common Stock or Class B Common Stock upon the consolidation or merger of the Corporation with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a consolidation or merger, such distribution or payment shall be made ratably on a per share basis among the holders of the Class A Common Stock and Class B Common Stock as a single class; provided, however, that shares of one such class may receive different or disproportionate distributions or payments in connection with such merger, consolidation or other transaction if (i) the only difference in the per share distribution to the holders of the Class A Common Stock and Class B Common Stock is that any securities distributed to the holder of a share Class B Common Stock have ten times the voting power of any securities distributed to the holder of a share of Class A Common Stock, or (ii) such merger, consolidation or other transaction is approved by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Class A Common Stock and a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.

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8.            CONVERSION OF CLASS B COMMON STOCK.

8A.           VOLUNTARY CONVERSION. Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the Corporation. Before any holder of Class B Common Stock shall be entitled to voluntarily convert any shares of such Class B Common Stock, such holder shall surrender the certificate or certificates therefor (if any), duly endorsed (or in the case of lost, stolen, or destroyed certificate(s), shall notify the Corporation that the certificate(s) have been lost, stolen, or destroyed), at the principal corporate office of the Corporation or of any transfer agent for the Class B Common Stock, and shall give written notice to the Corporation at its principal corporate office, that the stockholder elects to convert the same and shall state therein the name(s) (i) in which the certificate(s) representing the shares of Class A Common Stock into which the shares of Class B Common Stock are so converted are to be issued or (ii) in which such shares are to be registered in book entry if such shares are uncertificated. The Corporation shall, as soon as practicable thereafter, (x) issue and deliver at such office to such holder of Class B Common Stock, or to the nominee or nominees of such holder, a certificate or certificates representing the number of shares of Class A Common Stock to which such holder shall be entitled, provided, however, that the Corporation shall not be obligated to issue certificate(s) evidencing the shares of Class A Common Stock issuable upon such voluntary conversion unless the certificate(s) evidencing such shares of Class B Common Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificate(s) have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such lost, stolen or destroyed certificate(s), or (y) if such shares are uncertificated, register such shares in book-entry form. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class B Common Stock to be converted following or contemporaneously with the written notice of such holder’s election to convert required by this Section 8A, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such time. Each share of Class B Common Stock that is converted pursuant to this Part B, Section 8A of Article IV shall be retired by the Corporation and shall not be available for reissuance.

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8B.           AUTOMATIC CONVERSION. From and after the Effective Time, (i) each share of Class B Common Stock shall automatically, without further action by the holder thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock, upon the occurrence of a Transfer (as defined in Part C of this Article IV), other than a Permitted Transfer (as defined in Part C of this Article IV), of such share of Class B Common Stock (any such Transfer, a “Transfer Conversion Event”) and (ii) all (and not less than all) shares of Class B Common Stock shall automatically, without further action by any holder thereof, convert into an identical number of fully paid and nonassessable shares of Class A Common Stock at such date and time, or the occurrence of an event, specified by the affirmative vote or written consent of the holders of two-thirds of the then-outstanding shares Class B Common Stock, voting as a separate class (the occurrence of a Transfer Conversion Event or an event described in clause (ii) of this Part B, Section 8B, a “Conversion Event”). Each outstanding stock certificate that, immediately prior to a Conversion Event, represented one or more shares of Class B Common Stock subject to such Conversion Event shall, upon such Conversion Event, be deemed to represent an equal number of shares of Class A Common Stock, without the need for surrender or exchange thereof. The Corporation shall, upon the request of any holder whose shares of Class B Common Stock have been converted into shares of Class A Common Stock as a result of a Conversion Event, and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class B Common Stock or, in the case of lost, stolen, or destroyed certificate(s) (where the Corporation has been notified that that such certificate(s) have been lost, stolen, or destroyed), after execution of an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such lost, stolen or destroyed certificate(s), issue and deliver to such holder certificate(s) representing the shares of Class A Common Stock into which such holder’s shares of Class B Common Stock were converted as a result of such Conversion Event (if such shares are certificated) or, if such shares are uncertificated, register such shares in book entry form. If the Corporation has reason to believe that a Transfer Conversion Event with respect to any shares of Class B Common Stock has occurred but has not theretofore been reflected on the books of the Corporation, the Corporation may request that the applicable holder furnish affidavits or other evidence to the Corporation as the Corporation deems necessary to determine whether a Transfer Conversion Event has occurred, and if such holder does not within ten (10) days after the date of such request furnish sufficient evidence to the corporation (in the manner provided in the request) to enable the Corporation to determine that no such Transfer Conversion Event has occurred, any such shares of Class B Common Stock, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock and the same shall thereupon be registered on the books and records of the Corporation. If the Secretary of the Corporation or the Board of Directors, or a duly authorized committee thereof, determines that any shares of Class B Common Stock have been subject to an inadvertent Transfer that would constitute a Transfer Conversion Event, or any other event shall have occurred, or any state of facts arisen or come into existence, that would inadvertently cause a Transfer Conversion Event, and the holder thereof shall have cured or shall promptly cure such inadvertent Transfer or the event or state of facts that would inadvertently cause such Transfer Conversion Event, then the Secretary of the Corporation or the Board of Directors, or a duly authorized committee thereof, may determine that such share or shares of Class B Common Stock shall not have been automatically converted into Class A Common Stock pursuant to Section 8B of this Article IV. Subject to the preceding sentence, each share of Class B Common Stock that is converted pursuant to this Part B, Section 8B of Article IV shall thereupon be retired by the Corporation and shall not be available for reissuance.

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8C.           The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or the other provisions of this Restated Certificate, relating to the conversion of the Class B Common Stock into Class A Common Stock, as it may deem necessary or advisable in connection therewith. In connection with any action of the stockholders taken at a meeting or by written consent, the Corporation shall presume that the stock ledger of the Corporation sets forth the stockholders entitled to vote in person or by proxy at any meeting of stockholders or in connection with any such written consent and the class or classes or series of shares held by each such stockholder and the number of shares of each class or classes or series held by such stockholder, provided that any such presumption shall be rebuttable by a Holder of shares of Common Stock that furnishes affidavits or other evidence sufficient to enable the Corporation to make a contrary determination in accordance with this Restated Certificate. Notwithstanding anything herein to the contrary, any determination by the Secretary of the Corporation relating to the conversion of any share of Class B Common Stock into a share of Class A Common Stock shall be conclusive and binding.

9.           RESERVATION OF STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock, and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class B Common Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose.

10.         PROTECTIVE PROVISION. The Corporation shall not, whether by merger, consolidation or otherwise, amend, alter, repeal or waive Parts B or C of this Article IV (or adopt any provision inconsistent therewith), without first obtaining the affirmative vote or written consent of the holders of a majority of the then outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law, this Restated Certificate or the By-laws of the Corporation.

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11.         ADDITIONAL PROTECTIVE PROVISION. For a period of eighteen (18) months from the Effective Time, any merger, consolidation, share exchange or similar transaction as a result of which Standard General L.P. and its affiliates, individually or in the aggregate, would own ninety-five percent (95%) or more of the issued and outstanding shares of Common Stock of the Corporation shall require the approval of the holders of a majority of the shares of the Class A Common Stock held by stockholders of the Corporation other than Standard General L.P. and its affiliates. For a period of eighteen (18) months from the Effective Time, the approval of the holders of a majority of the shares of the Class A Common Stock held by the stockholders of the Corporation other than Standard General L.P. and its affiliates shall be required to amend, alter or eliminate this Section 11 of Article IV, Part B.

PART C. DEFINITIONS.

For purposes of this Restated Certificate:

1.           “1934 Act” shall mean the Securities Exchange Act of 1934.

2.           “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the 1934 Act (or any subsequent provisions replacing the 1934 Act or the rules and regulations promulgated thereunder).

3.           “Dividend” shall mean the “Dividend” as such term is defined in the Contribution and Exchange Agreement, dated as of November 25, 2016, by and among the Corporation, Standard General Master Fund L.P., P. Standard General Ltd. And Standard General Focus Fund L.P.

4.           “Dividend Date” shall mean the date of distribution of the Dividend.

5.           “Financial Intermediary” shall mean (i) a clearing agency, clearing corporation or depository or (ii) a person, including a broker, voting trustee, bank, trust company or other nominee, that in the ordinary course of its business maintains securities accounts for other persons and is acting in that capacity.

6.           “Holder” shall mean, with respect to a share of capital stock of the Corporation, the registered holder of such share on the stock ledger of the Corporation; provided that if such registered holder (or any account holder of a Financial Intermediary with respect to such share) is a Financial Intermediary, the “Holder” of such share shall be deemed to be the person that is both (i) the account holder at a Financial Intermediary with respect to such share and (ii) not a Financial Intermediary.

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7.           “Parent” of an entity shall mean any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.

8.           “Permitted Transfer” shall mean, and be restricted to, any Transfer of any shares of Class B Common Stock by a Qualified Stockholder to one or more Permitted Transferees of such Qualified Stockholder.

9.           “Permitted Transferee” shall mean, and be restricted to:

(a)          with respect to any Holder that is a corporation, partnership, limited liability company or other entity (a “Corporate Person”), any Affiliate of such Corporate Person.

(b)          with respect to any Holder that is a natural person, (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, of such natural person (such natural person’s “Family Members”), (ii) any transferee under a domestic relations order in settlement of marital property rights, (iii) any trust or Corporate Person that is and remains wholly-owned and controlled, directly or indirectly, by such natural person or such natural person’s Family Members and that is and remains solely for the benefit of such natural person or such natural person’s Family Members and (iv) (A) the guardian or conservator of such natural person if such natural person has been adjudged disabled, incapacitated, incompetent or otherwise unable to manage his or her own affairs, (B) the executor, administrator or personal representative of the estate of such natural person if such natural person is deceased, (C) the trustee or receiver of the estate of such natural person if such natural person is bankrupt or insolvent or (D) any “Permitted Transferee” of such natural person if such natural person is disabled, incapacitated, incompetent, deceased, bankrupt or insolvent; and

(c)          with respect to any Holder that is a trust, (i) the beneficiaries of such trust and (ii) the Family Members of the beneficiaries of such trust.

10.         A “person” shall mean an any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

11.         “Qualified Stockholder” shall mean (a) any Holder of a share of Class B Common Stock as of the Dividend Date and (b) any person that becomes the Holder of any share of Class B Common Stock as a result of a Permitted Transfer.

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12.         “Transfer” of a share of capital stock of the Corporation by the Holder thereof shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share as a result of which such person is no longer the Holder of such share; provided that the pledge of a share of capital stock of the Corporation by the Holder thereof that creates a mere security interest in such share pursuant to a bona fide loan or indebtedness transaction shall not constitute a “Transfer” by the Holder of such share for so long as such Holder continues to exercise the power to vote or direct the voting of such share by proxy, voting agreement or otherwise; provided, however, that a foreclosure of such share or other similar action by the pledgee shall constitute a “Transfer” unless such foreclosure or similar action qualifies as a “Permitted Transfer” at such time.

ARTICLE V.

STOCKHOLDER ACTION

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders or by a consent in writing signed by the holders of shares of capital stock of the Corporation representing a majority of the total votes eligible to be cast by stockholders with respect to such action at a duly constituted meeting of stockholders called expressly for such purpose. Except as otherwise required by law, special meetings of the stockholders of the Corporation may be called only by (i) the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office, (ii) the Chairman of the Board, if one is elected, (iii) the President or (iv) holders of shares of capital stock of the Corporation representing a majority of the total votes eligible to be cast by holders of shares of capital stock of the Corporation. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation, unless otherwise provided by law. Advance notice of any matters which stockholders intend to propose for action at an annual meeting shall be given in the manner provided in the By-Laws.

ARTICLE VI.

DIRECTORS

1.           GENERAL. All power of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

2.           ELECTION OF DIRECTORS. Election of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

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3.           NUMBER, ELECTION AND TERMS.

3A.           Except as otherwise fixed pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of preferred stock to elect Directors, the number of Directors of the Corporation shall be fixed exclusively by resolution duly adopted from time to time by the affirmative vote of a majority of the Board of Directors.

3B.           At each annual meeting of the stockholders of the Corporation, Directors elected to succeed those whose terms are expiring at that meeting shall be elected to hold office for a term expiring at the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

4.           STOCKHOLDER NOMINATIONS OF DIRECTOR CANDIDATES. Except as otherwise fixed pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class of series of preferred stock to elect Directors, advance notice of nominations for the election of Directors, other than by the Board of Directors or a committee thereof, shall be given in the manner provided in the By-Laws.

5.           VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Except as otherwise fixed pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of preferred stock to elect Directors, any vacancy occurring in the Board of Directors, including any vacancy created by reason of a newly created directorship resulting from an increase in the number of directors or any vacancy resulting from death, resignation, disqualification, removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, if a quorum is present. Notwithstanding anything contained herein to the contrary, any Director that voluntarily leaves office may vote on his or her replacement. Any Director appointed in accordance with the preceding sentence shall hold office until such Director’s successor shall have been duly elected and qualified. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

6.           REMOVAL. Except as otherwise fixed pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of preferred stock to elect Directors, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office with or without cause by the affirmative vote of a majority of the total votes which would be eligible to be cast by stockholders in the election of such Director at a duly constituted meeting of stockholders called expressly for such purpose.

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ARTICLE VII.

LIMITATION OF LIABILITY

A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which the Director derived an improper personal benefit. If the General Corporation Law of Delaware is amended after the Effective Time to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor of the Corporation. The indemnification provided herein shall inure to the benefit of the heirs, executors and administrators of each person referred to in the immediately preceding sentence.

Any repeal or modification of this Article VII (i) by the stockholders of the Corporation or (ii) by an amendment to the General Corporation Law of Delaware shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person that serves or formerly served as a director or officer of the Corporation or any predecessor of the Corporation or at any other enterprise as a director or officer at the request of the Corporation or any predecessor of the Corporation.

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ARTICLE VIII.

AMENDMENT OF BY¬LAWS

The Board of Directors shall have the power to adopt, alter, amend and repeal the By-Laws of the Corporation. Any By-Laws of the Corporation adopted by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or the stockholders. Notwithstanding the foregoing or any other provisions of this Restated Certificate or the By-Laws of the Corporation to the contrary, such action by the Board of Directors shall require the affirmative vote of a majority of the Directors then in office. Notwithstanding the foregoing or any other provisions of this Restated Certificate or the By-Laws of the Corporation to the contrary, any action by the stockholders to alter, amend or repeal the By-Laws of the Corporation shall require the affirmative vote of a majority of the total votes eligible to be cast by stockholders with respect to such alteration, amendment or repeal, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose.

ARTICLE IX.

AMENDMENT OF RESTATED CERTIFICATE

The Corporation reserves the right to repeal, alter or amend this Restated Certificate in the manner now or hereafter prescribed by statute and this Restated Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. No repeal, alteration or amendment of this Restated Certificate shall be made unless the same is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the Directors then in office, and thereafter approved by the stockholders.

ARTICLE X.

RESTRICTED INVESTORS; RESTRICTIONS ON ISSUANCE AND TRANSFER

In order to preserve the rights of Turning Point Brands, Inc. (“Turning Point”) or any Article X Subsidiary (as hereinafter defined) to distribute certain products pursuant to the Distribution Agreements (as hereinafter defined), Restricted Investors (as hereinafter defined) shall not own (whether of record or beneficially) more than the Permitted Percentage of any class of capital stock of the Corporation at any time outstanding, and the provisions contained in this Article X shall apply to the extent necessary to prevent the loss by Turning Point or any Article X Subsidiary of such rights. The Board of Directors (or any duly constituted committee thereof) is specifically authorized to make all such reasonable determinations as shall be necessary to implement the provisions of this Article X set forth below.

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1.           DEFINED TERMS. For the purposes of this Article X, the following terms shall have the following meanings:

1A.           “Article X Fair Market Value” shall mean the average Market Price of one share of the applicable class of capital stock of the Corporation for the 30 consecutive trading days next preceding the date of determination. The “Market Price” for a particular day shall mean (i) the last reported sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange, Inc. (“NYSE”) composite tape; and (ii) if the applicable class of capital stock of the Corporation is not then listed or admitted to unlisted trading privileges on the NYSE, as reported on the consolidated reporting system of the principal national securities exchange (then registered as such pursuant to Section 6 of the Securities Exchange Act of 1934, as amended) on which the applicable class of capital stock of the Corporation is then listed or admitted to unlisted trading privileges; and (iii) if the applicable class of capital stock of the Corporation is not then listed or admitted to unlisted trading privileges on the NYSE or any national securities exchange, as included for quotation through the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) National Market System; and (iv) if the applicable class of capital stock of the Corporation is not then listed or admitted to unlisted trading privileges on the NYSE or on any national securities exchange, and is not then included for quotation through the NASDAQ National Market System, (x) the average of the closing “bid” and “asked” prices on such day in the over-the-counter market as reported by NASDAQ or, (y) if “bid” and “asked” prices for the applicable class of capital stock of the Corporation on such day shall not have been reported on NASDAQ, the average of the “bid” and “asked” prices for such day as furnished by any NYSE member firm regularly making a market in and for the applicable class of capital stock of the Corporation. If the applicable class of capital stock of the Corporation ceases to be publicly traded, the Article X Fair Market Value thereof shall mean the fair value of one share of the applicable class of capital stock of the Corporation as determined in good faith by the Board of Directors, which determination shall be conclusive.

1B.            “Article X Subsidiary” shall mean any person 50% or more of whose Equity Interests are owned, directly or indirectly, by Turning Point.

1C.            “Bollore” shall mean Bollore Technologies, S.A., a corporation organized under the laws of the Republic of France.

1D.           “Bollore Competitor” shall mean any person that directly or indirectly manufactures, sells, markets, distributes or otherwise promotes cigarette paper booklets, filter tubes, injector machines or filter tips in the Territory.

1E.            “Distribution Agreements” shall mean the Amended and Restated Distribution and License Agreements dated as of November 30, 1992 between Bollore and North Atlantic Operating Corporation, Inc., a Delaware corporation and subsidiary of Turning Point, relating to (i) the United States and (ii) Canada, each as amended by a Restated Amendment dated June 25, 1997 and Amendments dated respectively October 22, 1997, October 7, 1999, October 20, 1999, June 19, 2002, February 28, 2005 and April 20, 2006, and the License and Distribution Agreement, dated March 19, 2013, between Bollore and North Atlantic Operating Corporation, Inc., in each case as so amended and as may hereafter be amended, modified or superseded, and any other related agreements between or among such parties.

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1F.            “Equity Interest” means the ownership of any class of equity security of a person (whether common or preferred and whether voting or non-voting), any security that is convertible into any class of equity security of a person (including, but not limited to any warrant, option, convertible note or contract right to acquire any equity security) or any partnership or other equity ownership interest in a person.

1G.            “Permitted Percentage” shall mean 14.9%.

1H.           “Redemption Securities” shall mean interest bearing promissory notes of the Corporation with a maturity of not more than 10 years from the date of issue and bearing interest and having such other payment terms designed to ensure, in the Corporation’s determination, that the discounted present value of such promissory notes at the date of issuance is substantially equivalent to the Redemption Price (as hereinafter defined) as if paid in cash.

1I.             “Restricted Investor” means (i) any Bollore Competitor, (ii) any person that owns more than a 20% Equity Interest in any Bollore Competitor, or (iii) any person who serves as a director or officer of, or any person that has the right to appoint an officer or director of, any Bollore Competitor or of any person that owns more than a 20% Equity Interest in any Bollore Competitor.

1J.             “Territory” means the United States, the District of Columbia, the territories, possessions and military bases of the United States and the Dominion of Canada.

2.           RESTRICTIONS ON ISSUANCE AND TRANSFER. Any purported issuance (including upon the exercise, conversion or exchange of any securities of the Corporation) or transfer of any shares of any class of capital stock of the Corporation that would result in the ownership by any Restricted Investor, in the aggregate, of a percentage of the outstanding shares of such class of capital stock in excess of the Permitted Percentage shall, to the fullest extent permitted by applicable law and for so long as such excess exists, be ineffective as against the Corporation, and neither the Corporation nor its transfer agent shall register such purported transfer or issuance on the stock transfer records of the Corporation, and neither the Corporation nor its transfer agent shall be required to recognize the purported transferee or owner as a stockholder of the Corporation for any purpose whatsoever, except to the extent necessary to effect a further transfer to a person who is not a Restricted Investor and for purposes of effecting any remedy available to the Corporation, in each case consistent with the policy and provisions of this Article X.

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3.           NO VOTING RIGHTS; TEMPORARILY WITHHOLDING PAYMENTS OF DIVIDENDS AND OTHER DISTRIBUTIONS. If on any date (including any record date) ownership by any Restricted Investor (including ownership resulting from the exercise, conversion or exchange of securities of the Corporation), in the aggregate, of the outstanding capital stock of any class of the Corporation exceeds the Permitted Percentage, the Corporation shall determine in the manner prescribed below, which shares owned by such Restricted Investor constitute such excess (the “Excess Shares”), and the Excess Shares shall (so long as such excess exists) not have any voting rights, and the Corporation may (so long as such excess exists) temporarily withhold the payment of dividends and the sharing in any other distribution (upon liquidation or otherwise) in respect of the Excess Shares; provided, however, that any such dividend or distribution shall be set aside for payment to the owners of the Excess Shares when such shares are no longer owned by a Restricted Investor. The determination of those shares that constitute Excess Shares shall be made solely by reference to the date or dates on which such shares were acquired by a Restricted Investor (which, in the event such shares were acquired upon the exercise, conversion or exchange of securities, shall be deemed to be the date of such exercise, conversion or exchange), starting with the most recent acquisition of shares of capital stock by a Restricted Investor and including, in reverse chronological order of acquisition, all other acquisitions of shares of capital stock by the Restricted Investor from and after the acquisition of those shares of capital stock by the Restricted Investor that first caused the Permitted Percentage to be exceeded, the determination by the Corporation as to those shares that constitute Excess Shares shall, be determined by reference to bona fide records maintained by the Corporation’s transfer agent and shall be conclusive and binding on the Restricted Investor in all respects.

4.           REDEMPTION OF STOCK. Excess Shares shall be subject to redemption by the Corporation (by action of the Board of Directors, in its discretion) to the extent necessary to reduce the aggregate number of shares of such capital stock owned by Restricted Investors to the Permitted Percentage. The terms and conditions of such redemption shall be as follows:

4A.           the per share redemption price to be paid for the Excess Shares (the “Redemption Price”) shall be the sum of (i) the Article X Fair Market Value of such shares of capital stock plus (ii) an amount equal to the amount of any dividend or distribution declared in respect of such shares prior to the date on which such shares are called for redemption and which amount has been withheld by the Corporation pursuant to paragraph 3 of this Article X;

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4B.            the Redemption Price shall be paid either in cash (by bank or cashier’s check) or by the issuance of Redemption Securities, as determined by the Board of Directors, in its discretion;

4C.            the Excess Shares to be redeemed shall be selected in the same manner as provided in paragraph 3 of this Article X and shall not exceed the number necessary to reduce the percentage of shares of capital stock owned by the Restricted Investor, in the aggregate, to the Permitted Percentage; provided that the Corporation may adjust upward to the nearest whole share the number of shares to be redeemed so as not to be required to redeem or issue fractional shares;

4D.           written notice of the date of redemption (the “Redemption Date”) together with a letter of transmittal to accompany certificates evidencing shares of stock which are surrendered for redemption (if any) shall be given either by hand delivery or by overnight courier service first class mail, postage prepaid, to each holder of record of the selected shares to be redeemed, at such holder's last known address as the same appears on the stock register of the Corporation (unless such notice is waived in writing by any such holders) (the “Redemption Notice”);

4E.            the Redemption Date (for purposes of determining right, title and interest in and to shares of capital stock being selected for redemption) shall be the later of (i) the date specified as the redemption date in the Redemption Notice given to holders (which date shall not be earlier than the date such notice is given) or (ii) the date on which the funds or Redemption Securities necessary to effect the redemption have been irrevocably deposited in trust for the benefit of such holders;

4F.            each Redemption Notice shall specify (i) the Redemption Date (as determined pursuant to clause 4E of this paragraph 4 of this Article X), (ii) the number of shares of capital stock to be redeemed from such holder (and the certificate number(s) evidencing such shares, if such shares are certificated), (iii) the Redemption Price and the manner of payment thereof, (iv) the place where certificates for such shares (if any) are to be surrendered for cancellation against the simultaneous payment of the Redemption Price, (v) any instructions as to the endorsement or assignment for transfer of such certificates (if any) and the completion of the accompanying letter of transmittal; and (vi) the fact that all right, title and interest in respect of the shares so selected for redemption (including, without limitation, voting and dividend rights) shall cease and terminate on the Redemption Date, except for the right to receive the Redemption Price;

4G.            from and after the Redemption Date, all right, title and interest in respect of the shares selected for redemption (including, without limitation, voting and dividend rights) shall cease and terminate, such shares shall no longer be deemed to be outstanding (and may either be retired or held by the Corporation as treasury stock) and the owners of such shares shall thereafter be entitled only to receive the Redemption Price; and

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4H.           upon surrender of the certificates for any shares so redeemed in accordance with the requirements of the Redemption Notice (if any) and accompanying letter of transmittal (and otherwise in proper form for transfer as specified in the Redemption Notice), the owner of such shares shall be entitled to payment of the Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate (or certificates) shall be issued representing the shares not redeemed without cost to the holder thereof.

5.           CERTIFICATION REQUIREMENTS. To the extent necessary to enable the Corporation to determine the percentage of the outstanding capital stock of any class owned by Restricted Investors, the Corporation may require that record or beneficial owners of shares of stock confirm whether or not they are Restricted Investors (by submitting such documentary and other evidence thereof as the Corporation may reasonably require or request) and may, in the discretion of the Board of Directors, temporarily withhold and deposit into escrow dividends payable to, any such record holder and owner until adequate confirmation is received. The Board of Directors is authorized to take all such other ministerial acts and to make such interpretations as it may deem necessary or advisable to effectuate the policy and provisions of this Article X.

6.           SEVERABILITY. Each provision of this Article X is intended to be severable from every other provision. If any one or more of the provisions contained in this Article X is held by a court or similar body of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of any other provision of this Article X shall not be affected, and this Article X shall be construed as if the provisions held to be invalid, illegal or unenforceable had never been contained therein.

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Exhibit D

REGISTRATION RIGHTS AGREEMENT

STANDARD DIVERSIFIED OPPORTUNITIES INC.

dated as of [●], 2017

1.	Definitions and Interpretations		1

	(a)	Definitions	1

	(b)	Interpretations	7

2.	Incidental Registrations		8

	(a)	Right to Include Registrable Securities	8

	(b)	Priority in Incidental Registrations	9

3.	Registration on Request		9

	(a)	Request by the Demand Party	9

	(b)	Priority on Demand Registration	10

	(c)	Cancellation of a Demand Registration	11

	(d)	Limitations on Demand Registrations	11

	(e)	Postponements in Requested Registrations	11

	(f)	Shelf Registrations	12

	(g)	Shelf Take-Downs	14

	(h)	No Notice in Block Sales	14

	(i)	Registration Statement Form	15

	(j)	Selection of Underwriters	15

4.	Registration Procedures		16

5.	Hedging Transactions		22

6.	Indemnification		23

	(a)	Indemnification by the Company	23

	(b)	Indemnification by Holder of Registrable Securities	24

	(c)	Conduct of Indemnification Proceedings	25

	(d)	Contribution	26

	(e)	Deemed Underwriter	27

	(f)	Other Indemnification	27

	(g)	Non-Exclusivity	27

	(h)	Primacy of Indemnification	27

7.	Registration Expenses		28

8.	Rule 144; Other Exemptions		28

9.	Certain Additional Agreements		29

10.	Miscellaneous		29

	(a)	Termination	29

	(b)	Holdback Agreement	29

	(c)	Amendments and Waivers	30

	(d)	Successors, Assigns and Transferees	30

	(e)	Notices	30

	(f)	Further Assurances	31

	(g)	Other Registration Rights	31

	(h)	Entire Agreement; No Third Party Beneficiaries	32

	(i)	Governing Law; Jurisdiction and Forum; Waiver of Jury Trial	32

	(j)	Severability	32

	(k)	Enforcement	33

	(l)	Titles and Subtitles	33

	(m)	No Recourse	33

	(n)	Counterparts; Facsimile Signatures	33

Exhibit A — Joinder Agreement

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [●], 2017 by and among Standard Diversified Opportunities Inc. (f/k/a Special Diversified Opportunities Inc.), a Delaware corporation (the “Company”), Standard General Master Fund L.P., a Cayman Islands limited partnership, P Standard General Ltd., a British Virgin Islands company, and Standard General Focus Fund L.P., a Delaware limited partnership, and any Person who becomes a party hereto pursuant to Section 10(d). Capitalized terms used herein shall have the meaning assigned to such terms in the text of this Agreement or in Section 1.

WHEREAS, on or prior to the date hereof, the Company amended and restated the certificate of incorporation of the Company to provide for, among other things, (x) the reclassification of the Company’s common stock, par value $0.01 per share, into a new class of common stock, par value $0.01 per share, designated as “Class A Common Stock” (the “Class A Common Stock”), and (y) the authorization for issuance of an additional class of common stock, par value $0.01 per share, designated as “Class B Common Stock” (the “Class B Common Stock”);

WHEREAS, on or prior to the date hereof, pursuant to that certain contribution and exchange agreement, dated November 25, 2016, the Standard General Parties have purchased or otherwise acquired shares of Class A Common Stock (the “Acquisition”);

WHEREAS, on or prior to the date hereof, the Company distributed a dividend of one share of Class B Common Stock for each outstanding share of Class A Common Stock; and

WHEREAS, the Parties desire to provide the Holders with rights to registration under the Securities Act of Registrable Securities, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the Parties agree as follows:

AGREEMENT

1.           Definitions and Interpretations

(a)          Definitions. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

“Acquisition” has the meaning given to such term in the Preamble.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (including any investment fund the primary investment advisor to which is such Person or an Affiliate thereof); provided, that for purposes of this Agreement, no Holder shall be deemed an Affiliate of the Company or any of its Subsidiaries.

“Agreement” has the meaning given to such term in the Preamble, as the same may be amended, supplemented or restated from time to time.

“Automatic Shelf Registration Statement” has the meaning given to such term in Section 3(f)(iii).

“Blackout Period” has the meaning given to such term in Section 3(f)(ii).

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York City.

“Charitable Organization” means a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

“Class A Common Stock” has the meaning given to such term in the Preamble.

“Class B Common Stock” has the meaning given to such term in the Preamble.

“Closing Price” means, with respect to the Registrable Securities, as of the date of determination, (i) if the Registrable Securities are listed on a national securities exchange, the closing price per share of a Registrable Security officially reported on the principal national securities exchange on which the Registrable Securities are then listed or admitted to trading; or (ii) if the Registrable Securities are not then listed or admitted to trading on any national securities exchange, the average of the reported closing bid and asked prices of the Registrable Securities on such date on the principal over the counter market on which the Registrable Securities are traded; or (iii) if none of clauses (i) or (ii) is applicable, a market price per share determined in good faith by the disinterested members of the Board of Directors or, if such determination is not satisfactory to the Holder for whom such determination is being made, by a nationally recognized investment banking firm mutually selected by the Company and such Holder, the expenses for which shall be borne equally by the Company and such Holder. If trading is conducted on a continuous basis on any exchange, then the closing price shall be at 4:00 P.M. New York City time.

“Company” has the meaning given to such term in the Preamble.

“control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Covered Person” has the meaning given to such term in Section 6(a).

“Demand Follow-Up Notice” has the meaning given to such term in Section 3(a).

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“Demand Notice” has the meaning given to such term in Section 3(a).

“Demand Registration” has the meaning given to such term in Section 3(a).

“Equity Securities” means (x) any and all shares of common stock or other equity securities of the Company (which, for the avoidance of doubt, shall include Class A Common Stock and Class B Common Stock) held, directly or indirectly, by the Standard General Parties from time to time and (y) any and all shares of common stock or other equity securities of the Company, securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares of common stock or other equity securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Form S-1 Shelf Registration Statement” has the meaning given to such term in Section 3(f)(i).

“Form S-3 Shelf Registration Statement” has the meaning given to such term in Section 3(f)(i).

“Free Writing Prospectus” has the meaning given to such term in Section 4(a).

“Hedging Counterparty” means a broker-dealer registered under Section 15(b) of the Exchange Act or an Affiliate thereof.

“Hedging Transaction” means any transaction involving a security linked to any Registrable Securities or any security that would be deemed to be a “derivative security” (as defined in Rule 16a-1(c) promulgated under the Exchange Act) with respect to any Registrable Securities or transaction (even if not a security) which would (were it a security) be considered such a derivative security, or which transfers some or all of the economic risk of ownership of any Registrable Securities, including, without limitation, any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of exchangeable security or similar transaction. For the avoidance of doubt, the following transactions shall be deemed to be Hedging Transactions: (i) transactions by a Holder in which a Hedging Counterparty engages in short sales of Registrable Securities pursuant to a Prospectus and may use Registrable Securities to close out its short position; (ii) transactions pursuant to which a Holder sells short Registrable Securities pursuant to a Prospectus and delivers Registrable Securities to close out its short position; (iii) transactions by a Holder in which the Holder delivers, in a transaction exempt from registration under the Securities Act, Registrable Securities to the Hedging Counterparty who will then publicly resell or otherwise transfer such Registrable Securities pursuant to a Prospectus or an exemption from registration under the Securities Act; and (iv) a loan or pledge of Registrable Securities to a Hedging Counterparty who may then become a selling stockholder and sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities, in each case, in a public transaction pursuant to a Prospectus.

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“Holdback Period” means 90 days after and during the 10 days before the effective date of the related Registration Statement or, in the case of a takedown from a Shelf Registration Statement, 90 days after the date of the Prospectus supplement filed with the SEC in connection with such takedown and during such prior period (not to exceed 10 days) as the Company has given reasonable written notice to the holder of Registrable Securities; provided that, in each case, the Holdback Period with respect to any offering will end on the first date on which the underwriter(s) of such offering have released the Company and all Holders from the lock-up agreements entered into in connection with such offering.

“Holder” means any of (i) the Standard General Parties, (ii) any other Person entitled to incidental or piggyback registration rights hereunder upon entering into a Joinder Agreement substantially in the form of Exhibit A hereto or (iii) any direct or indirect transferee of a Holder who has acquired Registrable Securities from a Holder and who has entered into a Joinder Agreement substantially in the form of Exhibit A hereto.

“Indemnified Party” has the meaning given to such term in Section 6(c).

“Indemnifying Party” has the meaning given to such term in Section 6(c).

“Indemnitors” has the meaning given to such term in Section 6(h).

“Inspector” has the meaning given to such term in Section 4(o).

“Losses” has the meaning given to such term in Section 6(a).

“Market Price” means, on any date of determination, the volume weighted average of the daily Closing Price of the Registrable Securities for the immediately preceding 30 days on which the national securities exchanges are open for trading.

“Parties” means the parties to this Agreement.

“Permitted Transferee” means, with respect to any Holder, to the extent applicable, (i) a Charitable Organization to which such Holder wishes to make or has made a bona fide charitable contribution of Equity Securities, (ii) an Affiliate of such Holder, (iii) in the case of a Holder that is a corporation, partnership, limited liability company or any foreign equivalent thereof, any wholly-owned subsidiary of such entity or the direct or indirect stockholders, partners, members or foreign equivalent thereof of such Holder, or (iv) any transferee of Registrable Securities that is not an Affiliate that holds (after giving effect to such Transfer) in excess of 5% of the then-outstanding Equity Securities; provided, however, that any such transferee shall agree in a writing in the form attached as Exhibit A hereto to be bound by and to comply with all applicable provisions of this Agreement.

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“Person” means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or any department or agency thereof or any other entity.

“Pledgee” has the meaning given to such term in Section 10(e).

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, relating to Registrable Securities, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Records” has the meaning given to such term in Section 4(o).

“Registrable Securities” means (a) any Equity Securities held by a Holder and (b) any other equity securities or equity interests issued or issuable, directly or indirectly, with respect to the securities described in clause (a) by way of conversion or exchange thereof or stock dividends, stock splits or in connection with a combination of shares, reclassification, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) they are disposed of pursuant to an effective Registration Statement under the Securities Act, (ii) they are sold to the public pursuant to Rule 144 or Rule 145 (or other exemption from registration under the Securities Act), (iii) the entire amount of the Registrable Securities owned by the relevant Holder may be sold in a single sale without any limitation as to volume pursuant to Rule 144 (or other exemption from registration under the Securities Act), (iv) they shall have ceased to be outstanding, or (v) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities.

“Registration Statement” means any registration statement of the Company filed with the SEC under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including any Prospectus, Free Writing Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 145” means Rule 145 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

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“Rule 405” means Rule 405 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration” has the meaning given to such term in Section 3(f)(i).

“Shelf Registration Statement” has the meaning given to such term in Section 3(f)(i).

“Shelf Underwritten Offering” has the meaning given to such term in Section 3(g).

“Standard General Parties” means any of Standard General Master Fund L.P., a Cayman Islands limited partnership, P Standard General Ltd., a British Virgin Islands company, and Standard General Focus Fund L.P., a Delaware limited partnership, or any investment fund that is an Affiliate of any of the foregoing.

“Subsidiary” means (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by another entity, either directly or indirectly and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner.

“Suspension Event” has the meaning given to such term in Section 3(e).

“Take-Down Notice” has the meaning given to such term in Section 3(g).

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Equity Securities beneficially owned by a Person or any interest in any Equity Securities beneficially owned by a Person. In the event that any Holder that is a corporation, partnership, limited liability company or other legal entity (other than an individual, trust or estate) ceases to be, directly or indirectly, controlled by the Person controlling such Holder as of the date hereof or a Permitted Transferee thereof, such event shall be deemed to constitute a “Transfer” subject to the restrictions on Transfer contained or referenced herein; provided, however that, with respect to any Standard General Party or Affiliate thereof that is an investment fund, a change of control of the direct or indirect general partner or investment advisor of such investment fund shall not constitute a Transfer.

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“Underwritten Offering” means a public offering of securities registered under the Securities Act in which one or more underwriters, placement agents or other intermediaries participate in the distribution of such securities, including, without limitation, a Hedging Transaction in which a Hedging Counterparty participates.

“WKSI” has the meaning given to such term in Section 3(f)(iii).

(b)          Interpretations. For purposes of this Agreement, unless otherwise noted:

(i)           All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor laws, rules, regulations and forms thereto in effect at the time.

(ii)          All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successor thereto.

(iii)         All references to agreements and other contractual instruments shall be deemed to be references to such agreements or other instruments as they may be amended, waived, supplemented or modified from time to time.

(iv)         All references to any amount of securities (including Registrable Securities) shall be deemed to be a reference to such amount measured on an as-converted or as-exercised basis.

(v)          If any of the Standard General Parties is dissolved or effects any distribution of 25% or more of the Registrable Securities then held by such partnership, Standard General L.P. shall have the sole right to make all decisions with respect to any Registrable Securities that were distributed by such Standard General Party as if it were the Holder of such Registrable Securities, including, without limitation, the right to make a request for any incidental or piggy-back registrations under Section 2 or any Demand Registration or right to initiate any Form S-1 Shelf Registration Statement or Form S-3 Shelf Registration Statement and any offering or sale with respect to any Registrable Securities included in any Shelf Registration Statement under Section 3 and the right to consent or approve any amendment to this Agreement, the amount of Registrable Securities deemed to be held by Standard General L.P. shall be the amount of Registrable Securities distributed by the Standard General Parties less any amount of Registrable Securities transferred or sold by the distributees or their Permitted Transferees.

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2.           Incidental Registrations.

(a)          Right to Include Registrable Securities. If the Company determines to register its Equity Securities under the Securities Act (other than pursuant to a Registration Statement filed by the Company on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes or filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will, at least 20 days before the anticipated filing date, give written notice to all Holders of Registrable Securities of its intention to do so and of such Holders’ rights under this Section 2. Upon the written request of any such Holder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method or methods of disposition thereof), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof, to the extent required to permit the disposition of the Registrable Securities so to be registered; provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the expenses in connection therewith) without prejudice to the rights of the Holders to request that such registration be effected as a registration under Section 3 and (ii) if such registration involves an Underwritten Offering, all Holders of Registrable Securities requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification and liability insurance, as may be customary in combined primary and secondary offerings. The Company shall not be required to maintain the effectiveness of the Registration Statement for a registration requested pursuant to this Section 2(a) beyond the earlier to occur of (i) 180 days after the effective date thereof and (ii) consummation of the distribution by the Holders of the Registrable Securities included in such Registration Statement. Any Holder of Registrable Securities who has elected to sell Registrable Securities in an offering pursuant to this Section 2 shall be permitted to withdraw from such registration by written notice to the Company if (x) the price to the public at which the Registrable Securities are proposed to be sold will be less than 85% of the average Closing Price of the class of stock being sold in the offering during the 10 trading days preceding the date on which the Demand Notice of such offering was given pursuant to this Section 2(a) or (y) such withdrawal is as a result of factors or circumstances arising after the date on which a request for a Demand Registration was made and the initiating Holders reasonably determine that participation in such registration would have a material adverse effect on the initiating Holders.

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(b)          Priority in Incidental Registrations. The Company shall use reasonable efforts to cause the managing underwriter(s) of a proposed Underwritten Offering to permit Holders of Registrable Securities who have requested to include Registrable Securities in such offering to include in such offering all Registrable Securities so requested to be included on the same terms and conditions as any other shares of capital stock, if any, of the Company included in the offering. Notwithstanding the foregoing, if the managing underwriter(s) of such Underwritten Offering have informed the Company in writing that in its reasonable view the total number or dollar amount of securities that such Holders and the Company intend to include in such offering is such as to likely have a material adverse effect on the timing, price or distribution of such offering, then there shall be included in such Underwritten Offering the number or dollar amount of Registrable Securities that in the reasonable view of such managing underwriter(s) can be sold without adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows, unless the underwriters require a different allocation: first, all securities of the Company requested to be included by the Company in such registration; second, all securities of the Company requested to be included by the Standard General Parties or their Affiliates among such Holders as determined by the Standard General Parties in their sole discretion; third, all securities of the Company requested to be included by the Holders of Registrable Securities (other than the Standard General Parties and their Affiliates) requesting such registration pro rata among such Holders on the basis of the percentage of the Registrable Securities requested to be included in such registration by such Holders; and fourth, any other securities of the Company requested to be included in such offering by other security holder of the Company, pro rata among such security holders on the basis of the percentage of the Registrable Securities requested to be included in such registration by such security holders.

3.           Registration on Request.

(a)          Request by the Demand Party. Subject to Section 3(d), each of the Standard General Parties and their Affiliates that are Holders of Registrable Securities shall have the right to require the Company to register, pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the number of Registrable Securities of such Holder and its Affiliates requested to be so registered pursuant to this Agreement, in each case by delivering written notice to the Company (any such written notice, a “Demand Notice” and any such registration, a “Demand Registration”). Subject to Section 3(d), following receipt of a Demand Notice for a Demand Registration in accordance with this Section 3(a), the Company shall use its reasonable best efforts to file a Registration Statement as promptly as practicable, and to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

No Demand Registration shall be deemed to have occurred for purposes of the first sentence of the preceding paragraph if (i) the Registration Statement relating thereto (x) does not become effective, (y) is not maintained effective for the period required pursuant to this Section 3, or (z) the offering of the Registrable Securities pursuant to such Registration Statement is subject to a stop order, injunction, or similar order or requirement of the SEC during such period, (ii) more than 80% of the Registrable Securities requested by the demanding Holder to be included in such registration are not so included pursuant to Section 3(b) or (iii) the conditions to closing specified in any underwriting agreement, purchase agreement or similar agreement entered into in connection with the registration relating to such request are not satisfied (other than as a result of a material default or breach thereunder by such demanding Holder or its Affiliates) or otherwise waived by such demanding Holder.

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Within 5 days after receipt by the Company of a Demand Notice in accordance with this Section 3(a), the Company shall give written notice (the “Demand Follow-Up Notice”) of such Demand Notice to all other Holders of Registrable Securities and shall, subject to the provisions of Section 3(b) and Section 3(h) hereof, include in such registration all Registrable Securities with respect to which the Company received written requests for inclusion therein within 5 days after such Demand Follow-Up Notice is given by the Company to such Holders. The failure of any Holder receiving a Demand Follow-Up Notice to respond within such 5-day period referred to in the preceding sentence shall be deemed to be a waiver of such Holder’s rights under this Section 3(a) with respect to such Demand Registration. Any Holder receiving a Demand Follow-Up Notice may waive its rights under this Section 3(a) with respect to such Demand Follow-Up Notice prior to the expiration of such 5-day period by giving written notice to the Company, with a copy to the demanding Holders. If a Holder receiving a Demand Follow-Up Notice sends the Company a written request for inclusion of part or all of such Holder’s Registrable Securities in a Demand Registration, such Holder shall not be entitled to withdraw or revoke such request without the prior written consent of the Company in the Company’s sole discretion unless, as a result of facts or circumstances arising after the date on which such request was made relating to the Company or to market conditions, such Holder reasonably determines that participation in such Demand Registration would have a material adverse effect on such Holder.

All requests made pursuant to this Section 3 will specify the number of Registrable Securities to be registered and the intended method or methods of disposition thereof.

The Company shall be required to maintain the effectiveness of the Registration Statement with respect to any Demand Registration for a period of at least 180 days after the effective date thereof or such shorter period during which all Registrable Securities included in such Registration Statement have actually been sold; provided, however, that such period shall be extended for a period of time equal to the period the Holder of Registrable Securities refrains from selling any securities included in such Registration Statement at the request of the Company or an underwriter of the Company pursuant to the provisions of this Agreement.

(b)          Priority on Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in an Underwritten Offering, and the managing underwriter(s) advise the Holders of such securities that in its reasonable view the total number or dollar amount of Registrable Securities proposed to be sold in such offering (including, without limitation, securities proposed to be included by other Holders of securities entitled to include securities in such Registration Statement pursuant to incidental or piggyback registration rights) is such as to adversely affect the success of such offering, then there shall be included in such Underwritten Offering the number or dollar amount of Registrable Securities that in the reasonable view of such managing underwriter(s) can be sold without adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows, unless the underwriters require a different allocation:

(i)           first, to the Standard General Parties and their Affiliates requesting such registration (whether pursuant to a Demand Notice or pursuant to incidental or piggyback registration rights) among such Holders as determined by the Standard General Parties in their sole discretion, until with respect to each such Holder, all Registrable Securities requested for registration by such Holders have been included in such registration;

(ii)          second, among the Holders of Registrable Securities (other than the Standard General Parties and their Affiliates) requesting such registration pursuant to incidental or piggyback registration rights pro rata on the basis of the percentage of Registrable Securities owned by each such Holder relative to the number of Registrable Securities owned by all such Holders until, with respect to each such Holder, all Registrable Securities requested for registration by such Holders have been included in such registration; and

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(iii)         third, the securities for which inclusion in such Demand Registration was requested by the Company.

(c)          Cancellation of a Demand Registration. Each Holder that submitted a Demand Notice pursuant to a particular offering and the Holders of a majority of the Registrable Securities that are to be registered in a particular offering pursuant to this Section 3 shall have the right, prior to the effectiveness of the Registration Statement, to notify the Company that it or they, as the case may be, have determined that the Registration Statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such Registration Statement. Any Holder of Registrable Securities who has elected to sell Registrable Securities in an Underwritten Offering pursuant to this Section 3 (including the Holder who delivered the Demand Notice of such registration) shall be permitted to withdraw from such registration by written notice to the Company at least two Business Days prior to the effective date of the Registration Statement filed in connection with such registration, or, in the case of an Underwritten Offering, at least two Business Days prior to the earlier of the anticipated filing of the “red herring” prospectus, if applicable, and the anticipated pricing date.

(d)          Limitations on Demand Registrations. The Standard General Parties and their Affiliates shall, collectively, be entitled to initiate no more than five (5) Demand Registrations (other than Shelf Registrations and shelf take-downs to effect a Shelf Underwritten Offering). Notwithstanding the foregoing, the Company shall not be obligated to effect a Demand Registration under this Section 3 (other than Shelf Registrations and shelf take-downs to effect a Shelf Underwritten Offering) unless the aggregate offering price of the Registrable Securities to be sold in such offering is reasonably expected to be at least $25 million, unless such Demand Registration includes all of the then-outstanding Registrable Securities of the demanding Holder.

(e)          Postponements in Requested Registrations. If the filing, initial effectiveness or continued use of a Registration Statement, including a Shelf Registration Statement, with respect to a Demand Registration would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board (after consultation with external legal counsel) (i) would be required to be made in any Registration Statement so that such Registration Statement would not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement and (iii) would reasonably be expected to have a material adverse effect on the Company or its business or on the Company’s ability to effect a bona fide material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction (collectively, “Suspension Events”), and the Company furnishes to the Holders a certificate signed by the Chief Executive Officer or any other senior executive officer of the Company stating such, then the Company may, upon giving prompt written notice of such action to the Holders participating in such registration, delay the filing or initial effectiveness (but not the preparation) of, or suspend use of, such Registration Statement; provided that the Company shall be permitted to do so once in any 6-month period for a period not to exceed the earlier of (i) the termination of any such Suspension Event and (ii) 45 days following notice of any such Suspension Event and provided further, that the Company may not postpone or suspend for periods exceeding, in the aggregate, 120 days during any 12-month period. In the event that the Company exercises its rights under the preceding sentence, such Holders agree to suspend, promptly upon receipt of the notice referred to above, the use of any Prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. The Company covenants and agrees that it shall not deliver a suspension notice with respect to a suspension period unless all of the Company’s employees, officers and directors who are subject to Company’s [Insider Trading Compliance Policy]1, and who are prohibited by the terms thereof from effecting any public sales of securities of the Company beneficially owned by them, are so prohibited for the duration of such suspension period. If the Company so postpones the filing of a Prospectus or the effectiveness of a Registration Statement, the demanding Holder shall be entitled to withdraw such request and, if such request is withdrawn, such registration request shall not count for the purposes of the limitations set forth in Section 3(d). The Company shall promptly give the Holders requesting registration thereof pursuant to this Section 3 written notice of any postponement made in accordance with the preceding sentence.

1 Note to Draft: Reference to be conformed prior to signing of Registration Rights Agreement.

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(f)           Shelf Registrations.

(i)           If requested by the Standard General Parties and their Affiliates that are Holders of Registrable Securities and available to the Company, the Company shall use its reasonable best efforts to file a “shelf” registration statement providing for the registration of (a “Shelf Registration”), and the sale on a continuous or delayed basis of, the Registrable Securities, pursuant to Rule 415 or otherwise on Form S-1 (a “Form S-1 Shelf Registration Statement”). The Company shall notify the Holders of Registrable Securities named in the Form S-1 Shelf Registration Statement promptly once the Company confirms effectiveness thereof with the SEC. In the event that the Company qualifies for registration on Form S-3 or any comparable or successor form or forms or any similar short-form registration (a “Form S-3 Shelf Registration Statement” and, together with a Form S-1 Shelf Registration Statement, a “Shelf Registration Statement”), the Company shall use its commercially reasonable efforts to convert any Form S-1 Shelf Registration Statement to a Form S-3 Shelf Registration Statement. The Standard General Parties and their Affiliates that are Holders of Registrable Securities shall be entitled to request an unlimited number of Shelf Registrations, if available to the Company, with respect to the Registrable Securities held by the Holders and their Affiliates in addition to the other registration rights provided in Section 2 and this Section 3. No Shelf Registration shall count as a Demand Registration for purposes of calculating how many Demand Registrations the Standard General Parties and their Affiliates have initiated pursuant to the provisions of Section 3.

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(ii)          Upon filing any Shelf Registration Statement, the Company shall use its reasonable best efforts to keep such Shelf Registration Statement effective with the SEC at all times and to re-file such Shelf Registration Statement upon its expiration, and to cooperate in any shelf take-down, whether or not underwritten, by amending or supplementing any Prospectus related to such Shelf Registration Statement as may be reasonably requested by the Standard General Parties and their Affiliates that are Holders of Registrable Securities or as otherwise required, until such time as all Registrable Securities that could be sold in such Shelf Registration Statement have been sold or are no longer outstanding. To the extent that the Company becomes ineligible to use a previously filed and effective Form S-3 Registration Statement, the Company shall file a Form S-1 Shelf Registration Statement not later than 30 days after the date of such ineligibility and use its reasonable best efforts to have such registration statement declared effective as promptly as practicable. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice, to require any Holder of Registrable Securities to suspend the use of any Prospectus for sales of Registrable Securities pursuant to a Form S-1 Shelf Registration Statement during the period after the end of the Company’s fiscal quarter and prior to the opening of business on the second Business Day following the first public announcement of the results for such fiscal quarter during which the Company is in possession of material non-public information regarding the results of operations for such quarter (such period, a “Blackout Period”). After the expiration of any Blackout Period and without any further request from the Holders, the Company to the extent necessary shall as promptly as reasonably practicable and, if a Holder has delivered a Take-Down Notice during any Blackout Period, the next succeeding Business Day following such expiration, prepare and file a post-effective amendment or supplement to the Form S-1 Shelf Registration Statement or the Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii)         To the extent the Company is a well-known seasoned issuer (as defined in Rule 405) (a “WKSI”) at the time any Demand Notice for a Shelf Registration is submitted to the Company and such Demand Notice requests that the Company file a Form S-3 Shelf Registration Statement, the Company shall file an automatic shelf registration statement (as defined in Rule 405) on Form S-3 (an “Automatic Shelf Registration Statement”) in accordance with the requirements of the Securities Act and the rules and regulations of the SEC thereunder, which covers the number or class of Registrable Securities which are requested to be registered. If registering a number of Registrable Securities, the Company shall pay the registration fee for all Registrable Securities to be registered pursuant to an Automatic Shelf Registration Statement at the time of filing of the Automatic Shelf Registration Statement and shall not elect to pay any portion of the registration fee on a deferred basis. The Company shall use its reasonable best efforts to remain a WKSI (and not to become an ineligible Company (as defined in Rule 405)) during the period during which any Automatic Shelf Registration Statement is effective. If at any time following the filing of an Automatic Shelf Registration Statement when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to post-effectively amend the Automatic Shelf Registration Statement to a Form S-3 Shelf Registration Statement or file a new Form S-3 Shelf Registration Statement or, if such form is not available, a Form S-1 Shelf Registration Statement, have such Shelf Registration Statement declared effective by the SEC and keep such Shelf Registration Statement effective during the period during which such Shelf Registration Statement is required to be kept effective in accordance with Section 3(f)(ii). To the extent that the Company is eligible to file an Automatic Shelf Registration Statement and the Standard General Parties notify the Company that it wishes to engage in a block sale off of such an Automatic Shelf Registration Statement and the Company does not have an Automatic Shelf Registration Statement related to the Registrable Securities, the Company shall use its commercially reasonable efforts to file an Automatic Shelf Registration Statement within three days of such notification by the Standard General Parties.

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(g)          Shelf Take-Downs. At any time that a Shelf Registration Statement covering Registrable Securities is effective, subject to the terms and conditions of this Section 3(g), if any Standard General Party or its Affiliates delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect an Underwritten Offering of all or part of its Registrable Securities included by it on the shelf registration statement (a “Shelf Underwritten Offering”), then the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering (taking into account the inclusion of Registrable Securities by any other Holders pursuant to Section 3(g)(i)). The Standard General Parties and their Affiliates that are Holders of Registrable Securities shall be entitled to request an unlimited number of shelf take-downs to effect a Shelf Underwritten Offering, if available to the Company, with respect to the Registrable Securities held by such Holders and their Affiliates in addition to the other registration rights provided in Section 2 and this Section 3. In connection with any Shelf Underwritten Offering:

(i)           the Company shall also deliver the Take-Down Notice to all other Holders with securities included on such shelf registration statement and permit each such Holder to include its Registrable Securities included on the Shelf Registration Statement in the Shelf Underwritten Offering if such Holder notifies the proposing Holder and the Company within two days after distribution or dissemination (including via e-mail, if available) of the Take-Down Notice to such Holder;

(ii)          in the event that the underwriter advises such requesting Holder and the Company in its reasonable view that the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to adversely affect the success of such offering (including, without limitation, adversely affect the per share offering price), then the underwriter may limit the number of shares which would otherwise be included in such take-down offering in the same manner as described in Section 3(b) with respect to a limitation of shares to be included in a registration; and

(iii)         if at any time or from time to time, the Standard General Parties desire to sell Registrable Securities in an Underwritten Offering pursuant to a Shelf Underwritten Offering, the underwriters, including the managing underwriter, shall be selected by the Standard General Parties, subject to the approval of the Company, not to be unreasonably withheld.

(h)          No Notice in Block Sales. Notwithstanding any other provision of this Agreement, if the requesting Holder wishes to engage in a block sale (including a block sale off of a Shelf Registration Statement or an effective Automatic Shelf Registration Statement, or in connection with the registration of the Standard General Parties’ Registrable Securities under an Automatic Shelf Registration Statement for purposes of effectuating a block sale), then notwithstanding the foregoing or any other provisions hereunder (including without limitation Section 2 of this Agreement), no Holder shall be entitled to receive any notice of or have its Registrable Securities included in such block sale.

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(i)           Registration Statement Form. If any registration requested pursuant to this Section 3 which is proposed by the Company to be effected by the filing of a Registration Statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten public offering, and if the managing underwriter(s) shall advise the Company that, in its good faith opinion, the use of another form of Registration Statement is of material importance to the success of such proposed offering or is otherwise required by applicable law, then such registration shall be effected on such other form.

(j)           Selection of Underwriters. If the Standard General Parties or their Affiliates intend that the Registrable Securities requested to be covered by a Demand Registration requested by such Holder shall be distributed by means of an Underwritten Offering, such demanding Holder shall so advise the Company as a part of the Demand Notice, and the Company shall include such information in the Notice sent by the Company to the other Holders with respect to such Demand Registration. In such event, the lead underwriter to administer the offering shall be chosen by the demanding Holder, subject to the approval of the Company, not to be unreasonably withheld. If the offering is underwritten, the right of any Holder to registration pursuant to this Section 3 will be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise agreed by the demanding Holder) and each such Holder will (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s)), provided that (A) no Holder shall be required to sell more than the number of Registrable Securities that such Holder has requested the Company to include in any registration and (B) if any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter(s) and, in connection with an underwritten registration pursuant to this Section 3, the demanding Holder, provided further that no such Person (other than the Company) shall be required to make any representations or warranties other than those related to title and ownership of, and power and authority to transfer, shares and as to the accuracy and completeness of statements made in a Registration Statement, Prospectus or other document in reliance upon, and in conformity with, written information prepared and furnished to the Company or the managing underwriter(s) by such Person pertaining exclusively to such Holder. Notwithstanding the foregoing, no Holder shall be required to agree to any indemnification obligations on the part of such Holder that are greater than its obligations pursuant to Section 6. If any Shelf Registration Statement is in the form of a Hedging Transaction, the demanding Holder shall select and obtain an investment banking firm of national or regional reputation to act as the Hedging Counterparty of the Hedging Transaction.

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4.           Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 and Section 3, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in all reasonable respects in the sale of such Registrable Securities and shall, as quickly as practicable:

(a)          prepare and file, in each case as promptly as practicable, with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the Holders thereof or by the Company in accordance with the intended method or methods of distribution thereof, make all required filings with FINRA, and, if such Registration Statement is not automatically effective upon filing, use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including free writing prospectuses under Rule 433 (each a “Free Writing Prospectus”)) and, to the extent reasonably practicable, documents that would be incorporated by reference or deemed to be incorporated by reference in a Registration Statement filed pursuant to a Demand Notice (other than a Shelf Registration Statement), the Company shall furnish or otherwise make available to the Holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriter(s), if any, copies of all such documents proposed to be filed (including exhibits thereto), which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company will include comments to any Registration Statement and any amendments or supplements thereto from Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement, or their counsel, or the managing underwriters, if any, as reasonably requested on a timely basis. The Company shall not file any such Registration Statement or Prospectus, or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed incorporated by reference therein and including Free Writing Prospectuses) with respect to a Demand Registration to which the demanding Holder or the Holders of a majority of the Registrable Securities covered by such Registration Statement (or their counsel) or the managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with applicable law;

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(b)          prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection therewith and such Free Writing Prospectuses and Exchange Act reports as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act in each case, until such time as all of such securities have been disposed of in accordance with the intended method or methods of disposition by the seller or sellers thereof set forth in such Registration Statement; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(c)          notify each selling Holder of Registrable Securities, its counsel and the managing underwriter(s), if any, promptly after the Company receives notice thereof (i) when a Prospectus or any Prospectus supplement or post-effective amendment or any Free Writing Prospectus has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 4(n) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of such Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) of the existence of any fact or happening of any event that makes any statement made in such Registration Statement or related Prospectus, Free Writing Prospectus, amendment or supplement thereto, or any document incorporated or deemed to be incorporated therein by reference, as then in effect, untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (which notice shall notify the selling Holders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);

(d)          use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practical;

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(e)          if requested by the managing underwriter(s), if any, a Holder making a Demand Notice with respect to such offering or the Holders of a majority of the then-issued and outstanding Registrable Securities being sold in connection with an Underwritten Offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriter(s), if any, or such Holder or Holders, as the case may be, may reasonably request in order to facilitate the disposition of the Registrable Securities in accordance with the intended method or methods of distribution of such securities set forth in the Registration Statement and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 4(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(f)           deliver to each seller of Registrable Securities, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto (including any Free Writing Prospectus) as such Persons may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities in accordance with the intended method or methods of disposition thereof; and the Company, subject to the last paragraph of this Section 4, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each seller of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(g)          prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the sellers of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such sellers of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction in accordance with the intended method or methods of disposition thereof; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(g), (ii) subject itself to taxation in any jurisdiction wherein it is not so subject or (iii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith);

(h)          cooperate with the sellers of Registrable Securities and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends unless required under applicable law) representing Registrable Securities to be sold, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or sellers may request at least two Business Days prior to any sale of Registrable Securities in a firm commitment public offering, but in any other such sale, within 5 Business Days prior to having to issue the securities;

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(i)           use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary in light of the business or operations of the Company to enable the seller or sellers thereof or the managing underwriter(s), if any, to consummate the disposition of such Registrable Securities, in accordance with the intended method or methods thereof, except as may be required solely as a consequence of the nature of such seller’s business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities in accordance with the intended method or methods thereof;

(j)           upon the occurrence of any event contemplated by Section 4(c)(vi) above, promptly prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(k)          prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for each type of the Registrable Securities;

(l)           provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities from and after the effective date of such Registration Statement. In connection therewith, if required by the Company’s transfer agent, the Company will promptly after the effective date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with such transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by a seller or the underwriter or managing underwriter of an Underwritten Offering of Registrable Securities, if any, of such Registrable Securities under the Registration Statement;

(m)         use its reasonable best efforts to cause all shares of Registrable Securities covered by such Registration Statement to be listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time listed on such exchange, prior to the effectiveness of such Registration Statement;

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(n)          enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other customary actions reasonably requested by a Holder submitting a Demand Notice with respect to such offering or the Holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriter(s), if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its Subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in Underwritten Offerings, and, if true, confirm the same if and when reasonably requested, (ii) use its reasonable best efforts to furnish to the sellers of such Registrable Securities opinions of outside counsel (and/or internal counsel if acceptable to the managing underwriter(s)) to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s), if any, and counsels to the sellers of the Registrable Securities), addressed to each seller of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such counsel and underwriters, (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof from an independent registered public accounting firm with respect to the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each selling Holder of Registrable Securities (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters as the managing underwriter reasonably requests, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures that are customary for underwriting agreements in connection with Underwritten Offerings except as otherwise agreed by the parties thereto and (v) deliver such documents and certificates as may be reasonably requested by a Holder making a Demand Notice with respect to such offering, the Holders of a majority of the Registrable Securities being sold pursuant to such Registration Statement, its or their counsel, as the case may be, or the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to Section 4(n)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

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(o)          upon reasonable notice, make available for inspection by a representative of the selling Holders of Registrable Securities, the underwriters participating in any such disposition of Registrable Securities, if any, and any attorneys or accountants retained by such selling Holders or underwriter (collectively, the “Inspectors”) at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any information and Records that are not generally publicly available at the time of delivery of such information shall be kept confidential by the Inspectors unless (i) disclosure of such information or Records is required by court or administrative order, (ii) disclosure of such information or Records, in the opinion of counsel to such Inspector, is required by law or applicable legal process, (iii) such information or Records become generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector, (iv) such information or Records becomes available to such Inspector on a non-confidential basis from a source other than the Company or (v) such information or Records is independently developed by such Inspector. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Inspector shall be required to give the Company written notice of the proposed disclosure prior to such disclosure and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure;

(p)          cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, participation in such number of “road shows” as the underwriter(s) reasonably request);

(q)          cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA;

(r)           otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but no more than fifteen months), an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

(s)          take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make such prohibition inapplicable.

The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish to the Company in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request and the Company may exclude from such registration the Registrable Securities of any Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

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The Company agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the Prospectus or any Free Writing Prospectus used in connection therewith, that refers to any Holder covered thereby by name, or otherwise identifies such Holder as the holder of any securities of the Company, without the consent of such Holder, such consent not to be unreasonably withheld or delayed, unless and to the extent such disclosure is required by law, rule or regulation, in which case the Company shall provide prompt written notice to such Holders prior to the filing of such amendment to any Registration Statement or amendment of or supplement to the Prospectus or any Free Writing Prospectus.

If the Company files any Shelf Registration Statement for the benefit of the holders of any of its securities other than the Holders, the Company agrees that it shall use its reasonable best efforts to include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment.

Each Holder of Registrable Securities agrees if such Holder has Registrable Securities covered by such Registration Statement that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iii), 4(c)(iv), 4(c)(v) and 4(c)(vi) hereof, such Holder will promptly discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(j) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Section 3 with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the Holder is required to discontinue disposition of such securities.

5.           Hedging Transactions.

(a)          In any Shelf Registration, the demanding Holder may elect to engage in a Hedging Transaction. The Company agrees that, in connection with any proposed Hedging Transaction, if, in the reasonable judgment of counsel to the demanding Holder, it is necessary or desirable to register under the Securities Act such Hedging Transaction or sales or transfers (whether short or long) of Registrable Securities in connection therewith, then the Company shall use commercially reasonable efforts to take such actions (which may include, among other things, the filing of a prospectus supplement or post-effective amendment to a Registration Statement to include additional or changed information that is material or is otherwise required to be disclosed, including, without limitation, a description of such Hedging Transaction, the name of the Hedging Counterparty, identification of the Hedging Counterparty or its Affiliates as underwriters or potential underwriters, if applicable, or any change to the plan of distribution) as may reasonably be required to register such Hedging Transaction or sales or transfers of Registrable Securities in connection therewith under the Securities Act in a manner consistent with the rights and obligations of the Company hereunder with respect to the registration of Registrable Securities. Any information regarding the Hedging Transaction included in a Registration Statement, Prospectus or Free Writing Prospectus pursuant to this Section 5(a) shall, for purposes of Section 6 hereof, be deemed to be information provided by the Standard General Party that is party to such Hedging Transaction and is selling Registrable Securities pursuant to such Registration Statement for purposes of Section 6 hereof.

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(b)          If in connection with a Hedging Transaction, a Hedging Counterparty or any Affiliate thereof is (or may be considered) an underwriter or selling stockholder, then it shall be required to provide customary indemnities to the Company regarding the plan of distribution and like matters. The Prospectus shall permit, in connection with a Hedging Transaction, a Hedging Counterparty or any Affiliate thereof to sell shares of the Registrable Securities covered by such Prospectus and the applicable prospectus supplement, including short sales.

6.           Indemnification.

(a)          Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each such Holder and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (each such person being referred to herein as a “Covered Person”), from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Prospectus, offering circular, or other document (including any related Registration Statement, notification, or the like or Free Writing Prospectus or any amendment thereof or supplement thereto or any document incorporated by reference therein) incident to any such registration, qualification, or compliance, (ii) with respect any Registration Statement or any amendment or supplement thereto (including any document incorporated by reference therein), the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) with respect to any Prospectus, offering circular or other document (including any related notification, or the like or Free Writing Prospectus or any amendment thereof or supplement thereto or any document incorporated by reference therein) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (iv) any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company and relating to any action or inaction in connection with the related offering of Registrable Securities, and will reimburse each such Covered Person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss, provided that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Covered Person relating to such Covered Person or its Affiliates (other than the Company or any of its Subsidiaries), but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular, Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein, or other document in reliance upon and in conformity with written information furnished to the Company by such Covered Person with respect to such Covered Person expressly for use therein.

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(b)          Indemnification by Holder of Registrable Securities. As a condition to including any Registrable Securities in any Registration Statement filed in accordance with Section 4 hereof, the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities to indemnify, to the fullest extent permitted by law, severally and not jointly with any other Holders of Registrable Securities, the Company, its directors and officers and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company from and against all Losses arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Prospectus, offering circular, or other document (including any related Registration Statement, notification, or the like or Free Writing Prospectus or any amendment thereof or supplement thereto or any document incorporated by reference therein) incident to any such registration, qualification, or compliance, (ii) with respect any Registration Statement or any amendment or supplement thereto (including any document incorporated by reference therein), the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) with respect to any Prospectus, offering circulate or other document (including any related notification, or the like or Free Writing Prospectus or any amendment thereof or supplement thereto or any document incorporated by reference therein) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, and will reimburse the Company, such directors and controlling persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, Free Writing Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder with respect to such Holder expressly for use in such Registration Statement, Prospectus, offering circular or other document; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of such Holder of Registrable Securities shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such selling Holder from the sale of Registrable Securities to which the Prospectus, Registration Statement, Free Writing Prospectus or such amendment or supplement thereto relates.

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(c)          Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under the applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party. In any such cases, the Indemnified Party shall have the right to employ counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed). The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement (without the consent of such Indemnified Party) that (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder or (y) involves the imposition of equitable remedies or the imposition of any obligations on the Indemnified Party or adversely affects such Indemnified Party other than as a result of financial obligations for which such Indemnified Party would be entitled to indemnification hereunder. Notwithstanding the foregoing, if at any time an Indemnified Party shall have requested the Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by this Section 6, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without the Indemnifying Party’s written consent if (i) such settlement is entered into more than 30 Business Days after receipt by the Indemnifying Party of the aforesaid request and (ii) the Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request or contested the reasonableness of such fees and expenses prior to the date of such settlement.

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(d)          Contribution. If the indemnification provided for in this Section 6 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Sections 6(a), 6(b) and 6(c) hereof, any reasonable and documented out-of-pocket legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided, that the total amount to be contributed by any Holder shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Holder in the offering.

The Parties agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), an Indemnifying Party that is a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the amount that such Indemnifying Party has otherwise been, or would otherwise be, required to pay pursuant to Section 6(b) by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are more favorable to the Holders than the foregoing provisions, the provisions in the underwriting agreement shall control.

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(e)          Deemed Underwriter. To the extent that any of the Holders is, or would be expected to be, deemed to be an underwriter of Registrable Securities pursuant to any SEC comments or policies or any court of law or otherwise, the Company agrees that (i) the indemnification and contribution provisions contained in this Section 6 shall be applicable to the benefit of such Holder in its role as deemed underwriter in addition to its capacity as a Holder (so long as the amount for which any other Holder is or becomes responsible does not exceed the amount for which such Holder would be responsible if the Holder were not deemed to be an underwriter of Registrable Securities) and (ii) such Holder and its representatives shall be entitled to conduct the due diligence which would normally be conducted in connection with an offering of securities registered under the Securities Act, including receipt of customary opinions and comfort letters.

(f)           Other Indemnification. Indemnification similar to that specified in the preceding provisions of this Section 6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

(g)          Non-Exclusivity. The obligations of the Parties under this Section 6 shall be in addition to any liability which any party may otherwise have to any other party.

(h)          Primacy of Indemnification.  The Company hereby acknowledges that certain of the Standard General Parties have certain rights to indemnification, advancement of expenses and/or insurance provided by certain of its affiliates (collectively, the “Indemnitors”).  The Company hereby agrees that (i) it is the indemnitor of first resort (i.e., its obligations to the Standard General Parties are primary and any obligation of the Indemnitors to advance expenses or to provide indemnification for the same Losses incurred by any of the Standard General Parties are secondary to any such obligation of the Company), (ii) that it shall be liable for the full amount of all Losses to the extent legally permitted and as required by the terms of this Agreement and the articles and other organizational documents of the Company (or any other agreement between the Company and the Standard General Parties), without regard to any rights the Standard General Parties may have against the Indemnitors, and (iii) it irrevocably waives, relinquishes and releases the Indemnitors from any and all claims (x) against the Indemnitors for contribution, indemnification, subrogation or any other recovery of any kind in respect thereof and (y) that the Standard General Parties must seek indemnification from any Indemnitor before the Company must perform its indemnification obligations under this Agreement.  No advancement or payment by the Indemnitors on behalf of the Standard General Parties with respect to any claim for which the Standard General Parties has sought indemnification from the Company hereunder shall affect the foregoing.  The Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery which the Standard General Parties would have had against the Company if the Indemnitors had not advanced or paid any amount to or on behalf of the Standard General Parties.  The Company and the Standard General Parties agree that the Indemnitors are express third party beneficiaries of this Section 6.

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7.           Registration Expenses. All reasonable fees and expenses incurred in the performance of or compliance with this Agreement by the Company including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses with respect to (A) filings required to be made with the SEC, all applicable securities exchanges and/or FINRA and (B) compliance with securities or blue sky laws, including, without limitation, any fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities pursuant to Section 4(g)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter(s), if any, or by a Holder making a Demand Notice with respect to such offering or the Holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) expenses of the Company incurred in connection with any road show, (vi) fees and disbursements of all independent registered public accounting firms referred to in Section 4(n) hereof (including, without limitation, the expenses of any “cold comfort” letters required by this Agreement) and any other persons, including special experts retained by the Company and (vii) fees and disbursements of separate counsel (but not more than one firm of counsel that shall serve as corporate counsel for the Standard General Parties, in addition to one firm of counsel for each Standard General Party participating in such offering that shall serve as local counsel for such Standard General Party, as may be required in such offering) for the Standard General Parties and their Affiliates if any of them is participating in the offering (which counsel shall be selected by such participating Holders) and, if none of them is participating in the offering, one counsel for the Holders of Registrable Securities whose shares are included in a Registration Statement (which counsel shall be selected by the Holders of a majority of the Registrable Securities included in such Registration Statement) shall be borne by the Company whether or not any Registration Statement is filed or becomes effective. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

The Company shall not be required to pay (i) fees and disbursements of any counsel retained by any Holder of Registrable Securities or by any underwriter (except as set forth above in this Section 7), (ii) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities (other than with respect to Registrable Securities sold by the Company) or (iii) any other expenses of the Holders of Registrable Securities not specifically required to be paid by the Company pursuant to the first paragraph of this Section 7.

8.           Rule 144. The Company covenants that it will timely file the Form 8-K in connection with the closing of the Acquisition that includes all Form 10 information (as defined in Rule 144(i)(3)) concerning the Company (including by promptly responding to any comments by the SEC thereto), file the other reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any of any Holder, make publicly available such information so long as necessary to permit sales of Registrable Securities pursuant to Rule 144), and it will take such further action as any Holder of Registrable Securities (or, if the Company is not required to file reports as provided above, any Holder) may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

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9.           Certain Additional Agreements. If any Registration Statement or comparable statement under state blue sky laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (a) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company required by the Securities Act or any similar federal statute or any state blue sky or securities law then in force, the deletion of the reference to such Holder.

10.         Miscellaneous.

(a)          Termination. The provisions of this Agreement shall terminate upon the earliest to occur of (i) its termination by the written agreement of all Parties or their respective successors in interest, (ii) with respect to a Holder, the date on which all Equity Securities held by such Holder have ceased to be Registrable Securities, (iii) with respect to the Company, the date on which all Equity Securities have ceased to be Registrable Securities and (iv) the dissolution, liquidation or winding up of the Company. Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement. The provisions of Sections 6 and 7 shall survive any termination of this Agreement.

(b)          Holdback Agreement. To the extent requested by the underwriter(s) managing any Underwritten Offering, each Holder (other than any Pledgee or Hedging Counterparty) agrees not to effect any public sale or distribution of Registrable Securities, including, but not limited to, any sale pursuant to Rule 144, without the prior written consent of the Company or such underwriters, as the case may be, during the Holdback Period following the effective date of such registration (except as part of such Underwritten Offering).

Unless the Company shall have received the prior written consent of the Holders of a majority of the Registrable Securities, the Company agrees not to (i) effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (other than a registration statement on Form S-4, Form S-8 or any successor forms promulgated for similar purposes), (ii) file any Registration Statements relating to the registration of securities for the Company’s account (other than a registration statement on Form S-4, Form S-8 or any successor forms promulgated for similar purposes), or (iii) make any public announcements related to clause (i) or (ii), in each case, during the period beginning on the effective date of any Registration Statement relating to a registration in which the Standard General Parties are participating and ending on the earlier of (a) the date on which all Registrable Securities registered on such Registration Statement are sold and (b) the Holdback Period after the effective date of such Registration Statement (except as part of such registration).

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(c)          Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if any such amendment, action or omission to act, has received the written consent of the Company, as the case may be, and the Standard General Parties and their Affiliates that are Holders of Registrable Securities, or if no such Holders remain, the Holders of a majority of the Registrable Securities; provided that this Agreement may not be amended in a manner that would, by its terms, adversely affect the rights or obligations of the Standard General Parties or their Affiliates that are Holders of Registrable Securities without the consent of such Holders. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Any Holder may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Holder granting such waiver in any other respect or at any other time.

(d)          Successors, Assigns and Transferees. Each Holder may transfer or pledge Registrable Securities with the associated registration rights under this Agreement (including transfers occurring by operation of law or by reason of intestacy) to a Permitted Transferee or a pledgee (“Pledgee”) only if such Permitted Transferee or Pledgee agrees in writing to be bound as a Holder by the provisions of this Agreement, such agreement being substantially in the form of Exhibit A hereto. Upon any transfer or pledge of Registrable Securities, other than as set forth in this Section 10(d), such securities shall no longer constitute Registrable Securities, except that any Registrable Securities that are pledged or made the subject of a Hedging Transaction, which Registrable Securities are not ultimately disposed of by the Holder pursuant to such pledge or Hedging Transaction shall be deemed to remain “Registrable Securities,” notwithstanding the release of such pledge or the completion of such Hedging Transaction.

(e)          Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and e-mail transmission if confirmed by telephone or return e-mail (including automated return receipt) and shall be given:

If to the Company, to:

Standard Diversified Opportunities Inc.

1521 Concord Pike, Suite 301

Wilmington, DE 19803

Fas No.: 302-504-4780

Attention: Kevin J. Bratton

with a copy (which shall not constitute notice) to:

Young Conway Stargatt & Taylor, LLP

Rodney Square, 1000 North King Street

Wilmington, DE 19801

Fax No.: 302-576-3460

Attention: James P. Hughes, Jr.

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if to any Standard General Party, to:

Standard General L.P.

767 Fifth Avenue, 12th Floor

New York, NY 10153

Fax No.: 212-257-4709

Attention: Gail Steiner, General Counsel

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Fax No.: 212-909-6836

Attention: Jonathan E. Levitsky

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other Parties.

If to any other Holder of Registrable Securities, to the e-mail or physical address of such other Holder as shown in the stock record book of the Company. Each Holder shall provide the Company with an updated e-mail address or physical address if such address changes by notice to the Company pursuant to this Section 10(e). The e-mail address or physical address shown on the stock record books of the Company shall be presumed to be current for purposes of giving any notice under this Agreement.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:30 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

(f)           Further Assurances. At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

(g)          Other Registration Rights. The Company hereby represents and warrants that, as of the date hereof, no registration rights have been granted to any other Person other than pursuant to this Agreement. Without the approval of the Standard General Parties and the Holders holding a majority of the Registrable Securities, neither the Company nor any of its Subsidiaries shall (i) enter into any agreement granting registration rights to any Person which rights are prior in right to or inconsistent with the registration rights granted in this Agreement or (ii) enter into any agreement granting registration rights to any Person for such time as the Standard General Parties hold 50% or more of the outstanding Equity Securities; provided that this Section 10(g) shall not apply to the extension of customary registration rights in connection with the sale of debt securities or convertible debt securities.

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(h)          Entire Agreement; No Third Party Beneficiaries. This Agreement (i) constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede any prior discussions, correspondence, negotiation, proposed term sheet, agreement, understanding or agreement and there are no agreements, understandings, representations or warranties between the Parties other than those set forth or referred to in this Agreement and (ii) except as provided in Section 6 with respect to an Indemnified Party, is not intended to confer in or on behalf of any Person not a party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof.

(i)           Governing Law; Jurisdiction and Forum; Waiver of Jury Trial.

(i)           This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed wholly within such State and without reference to the choice-of-law principles that would result in the application of the laws of a different jurisdiction.

(ii)          Each party to this Agreement irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in such district any suit, action or other proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such suit, action or proceeding may be heard and determined in such court. Each party to this Agreement hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such suit, action or other proceeding. The Parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any suit, action or other proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

(iii)         EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(j)           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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(k)          Enforcement. Each Party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

(l)           Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

(m)         No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Holder (other than the Standard General Parties) covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, shareholder, general or limited partner or member of the Standard General Parties or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, shareholder, general or limited partner or member of the Standard General Parties or of any Affiliate or assignee thereof, as such for any obligation of the Standard General Parties under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(n)          Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts (including via facsimile and electronic transmission), each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

[Remainder of page left intentionally blank]

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be duly executed on its behalf as of the date first written above.

STANDARD DIVERSIFIED OPPORTUNITIES INC.

By:
Name:
Title:

STANDARD GENERAL MASTER FUND, L.P.

By:	Standard General L.P., its investment manager

By:
Name:
Title:

P STANDARD GENERAL LTD.

By:	Standard General L.P., its investment manager

By:
Name:
Title:

STANDARD GENERAL FOCUS FUND

By:	Standard General L.P., its investment manager

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Exhibit A

JOINDER AGREEMENT

Reference is made to the Registration Rights Agreement, dated as of [●], 2017 (as amended from time to time, the “Registration Rights Agreement”), by and among Standard Diversified Opportunities Inc. (the “Company”), and the other parties thereto. The undersigned agrees, by execution hereof, to become a party to, and to be subject to the rights and obligations under the Registration Rights Agreement.

[NAME]

By:
Name:
Title:

Date:

Address:

Acknowledged by:

STANDARD DIVERSIFIED OPPORTUNITIES INC.

By:
Name:
Title

A-1